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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Venoco, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share
	(2)	Aggregate number of securities to which transaction applies: 31,662,027 shares of common stock
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In accordance with Exchange Act Rule 0-11(c), the filing fee of $45,355.85 was determined by multiplying .00011460 by the aggregate merger consideration of $395,775,337.50. The aggregate merger consideration was calculated by multiplying the 31,662,027 outstanding shares of common stock to be acquired pursuant to the merger and the merger consideration of $12.50 per share.
	(4)	Proposed maximum aggregate value of transaction: $395,775,337.50
	(5)	Total fee paid: $45,355.85
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY COPY—SUBJECT TO COMPLETION

370 17th Street, Suite 3900
Denver, Colorado 80202-1370
Telephone: (303) 626-8300

               [    ], 2012

Dear Venoco Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of Venoco, Inc., a Delaware corporation ("Venoco", the "Company", "we", "our" or "us") which we will hold at [                        ], on [                        ], 2012, at 10:00 a.m. local time.

        At the special meeting, holders of our common stock, par value $0.01 per share (the "Common Stock"), will be asked to consider and vote upon a proposal to adopt and approve an Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated as of January 16, 2012, by and among the Company, Denver Parent Corporation, a Delaware corporation ("Parent"), Denver Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and, solely to the extent specified therein, Timothy M. Marquez ("Mr. Marquez"), our Chairman and Chief Executive Officer. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company and each share of Common Stock outstanding at the effective time of the merger (other than shares owned by the Company, Parent, Merger Sub and Mr. Marquez and holders who have properly demanded and not withdrawn a demand for appraisal rights) will be canceled and converted into the right to receive $12.50, in cash, without interest. Parent is owned by Mr. Marquez, who, together with his wife and an affiliated trust and foundation, beneficially owns approximately 50.3% of the outstanding shares of Common Stock.

        To assist in evaluating the fairness of the merger to our stockholders, our board of directors (the "Board") formed a special committee of independent directors to consider and negotiate the terms and conditions of the merger and to make a recommendation to the Board.

        The Board, after receiving the recommendation of the special committee, has adopted and approved the Merger Agreement and determined that the merger is fair, advisable, and in the best interest of the Company and its stockholders (other than Mr. Marquez and his affiliates). The Board unanimously (other than Mr. Marquez) recommends that the stockholders of the Company vote "FOR" the proposal to adopt and approve the Merger Agreement. Mr. Marquez abstained from the vote of the Board.

        The enclosed proxy statement describes the Merger Agreement, the merger and related agreements and provides specific information concerning the special meeting. In addition, you may obtain information about us from documents filed with the Securities and Exchange Commission. We urge you to, and you should, read the entire proxy statement carefully, including the appendices, as it sets forth the details of the Merger Agreement and other important information related to the merger.

        Your vote is very important. The merger cannot be completed unless holders of a majority of the (i) outstanding shares of Common Stock and (ii) outstanding shares of Common Stock shares, excluding shares owned by Mr. Marquez, Parent, Merger Sub and their respective affiliates and by any director, officer or other employee of the Company or any of its subsidiaries, vote in favor of the adoption and approval of the Merger Agreement. If you fail to vote on the Merger Agreement, the effect will be the same as a vote against the adoption and approval of the Merger Agreement.

        While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the special meeting. Accordingly, we have enclosed a proxy that will enable your shares to be voted on the matters to be considered at the special meeting even if you are unable to attend. If you desire your shares to be voted in accordance with the Board's recommendation, you need only sign, date and return the proxy in the enclosed postage-paid envelope. Otherwise, please mark the proxy to indicate your voting instructions; date and sign the proxy; and return it in the enclosed postage-paid envelope. You also may submit a proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services.

        Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Sincerely,
Timothy M. Marquez Chairman of the Board and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated [                        ], 2012
and is first being mailed to stockholders on or about [                        ], 2012.

370 17th Street, Suite 3900
Denver, Colorado 80202-1370
Telephone: (303) 626-8300

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Venoco, Inc.:

        NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Venoco, Inc. will be held at [                        ], at 10:00 a.m., Mountain Time on [                        ], 2012, for the following purposes:

  1.
  to consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated as of January 16, 2012, by and among the Company, Denver Parent Corporation, a Delaware corporation, Denver Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of Parent, and, solely to the extent specified therein, Timothy M. Marquez;

  2.
  to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the Merger Agreement; and

  3.
  to act upon other business as may properly come before the special meeting (provided the Company does not know, at a reasonable time before the special meeting, that such matters are to be presented at the meeting) or any adjournment or postponement thereof.

        The holders of record of our common stock, par value $0.01 per share ("Common Stock"), at the close of business on [                        ], 2012, are entitled to notice of and to vote at the special meeting or at any adjournment thereof. All stockholders of record are cordially invited to attend the special meeting in person. A list of our stockholders will be available at our headquarters located at 370 17th St.—Suite 3900, Denver, Colorado 80202 during ordinary business hours for ten days prior to the special meeting.

        Your vote is important, regardless of the number of shares of Common Stock you own. The adoption and approval of the Merger Agreement by the affirmative vote of holders of a majority of the (i) outstanding shares of Common Stock and (ii) outstanding shares of Common Stock, excluding shares owned by Mr. Marquez, Parent, Merger Sub and their respective affiliates and by any director, officer or other employee of the Company or any of its subsidiaries, is a condition to the consummation of the merger. The proposal to adjourn the special meeting to solicit additional proxies, if necessary, requires the affirmative vote of holders of a majority of the voting power present and entitled to vote thereon. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the special meeting if you are unable to attend.

        You also may submit a proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services.

        If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval and adoption of the Merger Agreement and the proposal to adjourn the special meeting to solicit additional proxies, if necessary. If you fail to vote or submit your proxy, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption and approval of the Merger Agreement, but will not affect the vote regarding the adjournment of the special meeting to solicit additional proxies, if necessary.

        Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement. If you are a stockholder of record, attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Terry L. Anderson General Counsel and Secretary

Dated [                        ], 2012
Denver, Colorado

        Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders To be Held on [                        ], 2012

        This Notice of Special Meeting of Stockholders and the accompanying Proxy Statement may be viewed, printed and downloaded from the Internet at [www.edocumentview.com/VQ].

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SUMMARY TERM SHEET

        This Summary Term Sheet discusses the material information contained in this proxy statement including, with respect to the Merger Agreement, as defined below, and the merger. We encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this Summary Term Sheet may not contain all of the information that may be important to you. The items in this Summary Term Sheet include page references directing you to a more complete description of that topic in this proxy statement.

The Parties to the Merger Agreement

Venoco, Inc.
370 17th St.—Suite 3900
Denver, Colorado 80202
Tel: (303) 626-8300

        Venoco, Inc., referred to as "Venoco", the "Company", "we", "our", or "us", is a Delaware corporation. Venoco is an independent energy company primarily engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties primarily in California. Venoco operates three offshore platforms in the Santa Barbara Channel, has non-operated interests in three other platforms, operates three onshore properties in Southern California, and has extensive operations in Northern California's Sacramento Basin. See "Important Information Concerning Venoco—Company Background" beginning on page 78.

        Additional information about Venoco is contained in its public filings, which are incorporated by reference herein. See "Where You Can Find Additional Information" beginning on page 91.

Denver Parent Corporation
c/o Venoco, Inc.
370 17th St.—Suite 3900
Denver, Colorado 80202
Tel: (303) 626-8300

        Denver Parent Corporation, referred to as "Parent", is a Delaware corporation. The capital stock of Parent is 100% owned by Timothy M. Marquez. Parent has not engaged in any business other than in connection with the merger and other related transactions. See "The Parties to the Merger—Parent" beginning on page 53.

Denver Merger Sub Corporation
c/o Venoco, Inc.
370 17th St.—Suite 3900
Denver, Colorado 80202
Tel: (303) 626-8300

        Denver Merger Sub Corporation, referred to as "Merger Sub", is a Delaware corporation. Merger Sub is a wholly owned subsidiary of Parent and was formed solely for the purpose of engaging in the merger and other related transactions. Merger Sub has not engaged in any business other than in connection with the merger and other related transactions. See "The Parties to the Merger—Merger Sub" beginning on page 53.

Timothy M. Marquez
c/o Venoco, Inc.
370 17th St.—Suite 3900
Denver, Colorado 80202
Tel: (303) 626-8300

        Mr. Marquez is the current Chief Executive Officer and Chairman of the Board of Directors of the Company. Mr. Marquez, together with his wife and an affiliated trust and foundation, holds 50.3% of the Company's common stock. See "The Parties to the Merger—Timothy M. Marquez" beginning on page 53.

The Merger Proposal

        You will be asked to consider and vote upon the proposal to adopt and approve the Agreement and Plan of Merger, dated as of January 16, 2012, by and among the Company, Parent, Merger Sub and, solely to the extent specified therein, Mr. Marquez, which, as it may be amended from time to time, is referred to as the "Merger Agreement". The Merger Agreement provides that Merger Sub will be merged with and into the Company, and each outstanding share of common stock, par value $0.01 per share, of the Company, referred to as the "Common Stock", other than shares owned by the Company, Parent, Merger Sub and the Marquez Affiliated Entities (as described below) and holders who have properly demanded and not withdrawn a demand for appraisal rights, will be converted into the right to receive $12.50 in cash, without interest and less any required withholding taxes.

The Special Meeting (Page 54)

        The special meeting will be held at [                        ], on [                        ], 2012, at 10:00 a.m. local time.

Record Date and Quorum (Page 54)

        The holders of record of the Common Stock as of the close of business on [                        ], 2012, the record date for determination of stockholders entitled to notice of and to vote at the special meeting, are entitled to receive notice of and to vote at the special meeting.

        The presence at the special meeting, in person or by proxy, of the holders of a majority of shares of Common Stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting.

Required Vote (Page 54)

        For the Company to complete the merger, under Delaware law, stockholders holding at least a majority in voting power of the Common Stock outstanding at the close of business on the record date must vote "FOR" the approval and adoption of the Merger Agreement. In addition, it is a condition to the consummation of the merger that stockholders holding at least a majority in voting power of the Common Stock outstanding at the close of business on the record date, excluding shares owned by Mr. Marquez, Parent, Merger Sub and their respective affiliates and by any director, officer or other employee of the Company or any of its subsidiaries, must vote "FOR" the approval and adoption of the Merger Agreement. A failure to vote your shares of Common Stock or an abstention from voting will have the same effect as a vote against the merger. Mr. Marquez, Parent, Merger Sub, and their respective affiliates and the directors, officers and other employees of the Company and its subsidiaries, are referred to as "excluded stockholders", and the stockholders of the Company other than the excluded stockholders are referred to as "unaffiliated stockholders".

        As of the record date, there were 61,597,405 shares of Common Stock outstanding, of which Mr. Marquez may be deemed to beneficially own 31,005,873 shares (consisting of 1,070,495 shares of restricted stock held by Mr. Marquez, 28,311,192 shares of Common Stock held by the Marquez Trust, referred to as the "Marquez Trust", under that certain Trust Agreement dated February 26, 2002, as amended, for which Mr. Marquez and his wife, Bernadette Marquez serve as the trustees, and 1,624,186 shares of Common Stock held by the Timothy and Bernadette Marquez Foundation, referred to as the "Marquez Foundation", of which Mr. Marquez and Bernadette Marquez comprise a majority of the directors. These shares represent, in the aggregate, approximately 50.33% of the outstanding shares of Common Stock as of the record date. The Marquez Trust and the Marquez Foundation are collectively referred to as the "Marquez Affiliated Entities". Mr. Marquez, the Marquez Affiliated Entities, Parent and Merger Sub are collectively referred to as the "Marquez Investors".

        The Marquez Affiliated Entities have agreed to vote all shares of Common Stock they beneficially own in favor of approving and adopting the Merger Agreement pursuant to an agreement referred to as the "Voting Agreement". See "Agreements Involving Common Stock; Transactions Between Marquez Investors and the Company—Agreements Involving Common Stock—Voting Agreement" beginning on page 76.

        Because the excluded stockholders may be deemed to beneficially own approximately 32,195,136 shares of outstanding Common Stock (consisting of 31,005,873 shares held by the Mr. Marquez and the Marquez Affiliated Entities and approximately 1,189,263 shares held by the other directors, officers and employees of the Company and its subsidiaries), an additional approximately 14,701,135 shares of Common Stock (representing a majority of the outstanding shares of Common Stock held by the unaffiliated stockholders), or approximately 23.87% of the outstanding shares of Common Stock, must vote in favor of the Merger Agreement to satisfy the required vote under the Merger Agreement.

        Except in their capacities as members of the board of directors of the Company, referred to as the "Board", as applicable, no officer or director of the Company, nor any Marquez Investor, has made any recommendation either in support of or in opposition to the merger or the Merger Agreement.

Conditions to the Merger (Page 70)

        Each party's obligation to complete the merger is subject to the satisfaction of the following conditions:

  •
  the Merger Agreement must have been approved by the affirmative vote of holders of a majority of the (i) outstanding shares of Common Stock and (ii) outstanding shares of Common Stock excluding the shares owned by the excluded stockholders, which is a non-waivable condition;

  •
  no restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger and/or the other transactions contemplated by the Merger Agreement shall be in effect; and

  •
  any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, referred to as the "Hart-Scott-Rodino Act", must have expired or been terminated.

        The obligation of the Company to complete the merger is subject to the satisfaction or waiver of the following conditions, any of which may be waived:

  •
  the representations and warranties of Parent and Merger Sub in the Merger Agreement must be true and correct both when made and as of the closing date of the merger (except with respect to certain representations and warranties made as of a specified date and except with respect to certain representations and warranties for which the failure to be true and correct would not result in a material adverse effect) in the manner described in "The Merger Agreement—Conditions to the Merger" beginning on page 70;

  •
  Parent must have performed in all material respects all obligations that they are required to perform under the Merger Agreement prior to the closing date of the merger; and

  •
  Parent must have delivered to the Company an officer's certificate stating that the conditions set forth above have been satisfied.

        The respective obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following conditions, any of which may be waived:

  •
  the representations and warranties of the Company in the Merger Agreement must be true and correct both when made and as of the closing date of the merger (except with respect to certain representations and warranties made as of a specified date and except with respect to certain representations and warranties for which the failure to be true and correct would not result in a material adverse effect) in the manner described in "The Merger Agreement—Conditions to the Merger" beginning on page 70;

  •
  the Company must have performed in all material respects all obligations that it is required to perform under the Merger Agreement prior to the closing date of the merger;

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  the Company must have delivered to Parent an officer's certificate stating that the conditions set forth above have been satisfied;

  •
  since the date of the Merger Agreement, there must not have occurred any material adverse effect relating to the Company; and

  •
  the Company, Parent and Merger Sub must have received proceeds from debt financing on terms reasonably acceptable to Parent, in an amount that will be sufficient, together with cash on hand, to permit Parent and Merger Sub to satisfy all of their respective obligations under the Merger Agreement as described in "The Merger Agreement—Conditions to the Merger" beginning on page 70.

When the Merger Will be Completed

        We anticipate completing the merger during the [            ] quarter of 2012 subject to approval of the Merger Agreement by the Company's stockholders and the satisfaction of the other closing conditions.

Reasons for the Merger; Recommendation of the Special Committee and of the Board of Directors; Fairness of the Merger (Page 23)

        The Board, after receiving the recommendation of the special committee of independent directors of the Board formed to consider Mr. Marquez's proposal to acquire the Company, referred to as the "Special Committee", unanimously (other than Mr. Marquez) recommends that the stockholders of the Company vote "FOR" the proposal to adopt and approve the merger agreement. For a description of the reasons considered by the Special Committee and the Board, see "Special Factors—Reasons for the Merger; Recommendation of the Committee and of the Board of Directors; Fairness of the Merger" beginning on page 23.

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (Page 28 and Annex B)

        In connection with the merger, the Special Committee's financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, referred to as "BofA Merrill Lynch," delivered a written opinion, dated January 16, 2012, to the Special Committee as to the fairness, from a financial point of view and as of the date of the opinion, of the $12.50 per share consideration to be received in the merger by holders of the Common Stock (other than holders who enter into rollover or other arrangements in connection with the merger, Parent, Merger Sub, and their respective affiliates). The full text of BofA Merrill Lynch's written opinion, dated January 16, 2012, to the Special Committee, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached to this proxy statement as Annex B. BofA Merrill Lynch delivered its opinion to the Special Committee for the benefit and use of the Special Committee (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch's opinion did not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger (including the decision to enter into the Merger Agreement without committed financing). BofA Merrill Lynch also expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any related matter.

 Purpose and Reasons for the Merger (Page 39)

        The purpose of the merger for the Company is to enable its stockholders, other than Mr. Marquez and the Marquez Affiliated Entities, to realize the value of their investment in the Company through their receipt of the per share merger consideration of $12.50 in cash, representing a premium of approximately 63% to the closing market price of the Company's common stock on January 13, 2012, the last trading day before the public announcement of the signing of the Merger Agreement, as well as a premium of approximately 75% to the volume-weighted one-month moving average as of that date.

Certain Effects of the Merger (Page 41)

        If the conditions to the closing of the merger are either satisfied or, to the extent permitted, waived, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Delaware law as the surviving corporation in the merger, with all of its rights, privileges, immunities, powers and franchises continuing unaffected by the merger. Upon completion of the merger, shares of Common Stock, other than shares owned by the Company, Parent, Merger Sub, the Marquez Affiliated Entities, holders of restricted shares and holders who have properly demanded and not withdrawn a demand for appraisal rights, will be converted into the right to receive $12.50 per share, without interest and less any required withholding taxes. Following the completion of the merger, the Common Stock will no longer be publicly traded, and you will cease to have any ownership interest in the Company.

Interests of the Company's Directors and Executive Officers in the Merger (Page 44)

        In considering the recommendation of the Special Committee and the Board with respect to the Merger Agreement, you should be aware that some of the Company's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of the Company's stockholders generally. Common stock beneficially owned by Mr. Marquez, a director and executive officer of the Company, and certain of his affiliates will not be cancelled in the merger, and he and his affiliates, will acquire the remaining capital stock of the Company, as discussed in the section entitled "Special Factors—Certain Effects of the Merger" beginning on page 41. Other interests of officers and directors that may be different from or in addition to the interests of the Company's stockholders include the treatment of equity compensation, possibility of employment with the Company following the effective time of the merger and indemnification and insurance arrangements with officers and directors following the effective time of the merger, as well as the other interests discussed in the section entitled "Special Factors—Interests of Venoco's Directors and Executive Officers in the Merger" beginning on page 44. The Special Committee and the Board were aware of the different or additional interests set forth herein and considered such interests along with other matters in approving the Merger Agreement and the transactions contemplated thereby, including the merger.

Financing (Page 43)

        The Company and Parent estimate that the total amount of funds required to complete the merger and related transactions and pay related fees and expenses will be approximately $[    •    ] million. See "Special Factors—Financing" beginning on page 43. Parent expects this amount to be provided from the following sources:

  •
  approximately [    •    ] million from one or more debt financings of Parent; and

  •
  approximately [    •    ] million from one or more debt financings of the Company and cash on hand of the Company.

        Neither Parent nor the Company has received any commitment with respect to any financing. The structure and terms of the financing have not been established, and providers of the financing have not been identified. Parent is working with its financial advisors to identify potential financing alternatives.

        Although Parent believes that it will be able to obtain the requisite financing to complete the merger, neither Parent nor the Company can assure you that it will be able to do so. The consummation of the merger is conditioned upon Parent receiving the proceeds of the financing for the transaction.

Material United States Federal Income Tax Considerations (Page 49)

        If you are a U.S. holder, the receipt of cash in the merger will generally be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of Common Stock will generally cause you to recognize a gain or loss in an amount equal to the difference, if any, between the cash you receive in the merger and your adjusted basis in your shares. If you are a non-U.S. holder, you generally will not be subject to United States federal income tax unless you have certain connections to the United States. You should consult your tax advisor for a full understanding of the tax consequences of the merger in your particular circumstances.

Anticipated Accounting Treatment of the Merger (page 50)

        Venoco, as the surviving corporation, will account for the merger as a business combination using the purchase method of accounting for financial accounting purposes, whereby the estimated purchase price will be allocated to the assets and liabilities of Venoco based on their relative fair values following FASB Accounting Standards Codification Topic 805, Business Combinations.

Litigation (Page 51)

        Following the announcement on August 29, 2011 by the Company of its receipt of Mr. Marquez's proposal to acquire the outstanding shares of the Common Stock not owned by him, four lawsuits were filed in the Delaware Court of Chancery against the Company and each of its directors by stockholders alleging that the Company and the directors had breached their fiduciary duties to the stockholders in connection with Mr. Marquez's proposal. A fifth lawsuit was filed in September 2011, also in the Delaware Court of Chancery, naming only Mr. Marquez as a defendant. A sixth lawsuit was filed in January 2012 in the United States District Court for the District of Colorado against the Company and each of its directors. Five additional lawsuits were filed in January 2012, three in the Delaware Court of Chancery and two in the United States District Court for the District of Colorado, naming the Company, each of the Company's directors, Parent and Merger Sub as defendants. Each action seeks certification as a class action. In the complaints, the plaintiffs challenge the proposal and allege, among other things, that the consideration to be paid pursuant to such proposal is inadequate. The complaints seek, among other relief, to enjoin defendants from consummating the merger and to direct defendants to exercise their fiduciary duties to obtain a transaction that is in the best interests of the stockholders.

        The Company and Mr. Marquez believe that the claims in the complaints are entirely without merit and intend to defend these actions vigorously.

Rights of Appraisal (Page 87 and Annex C)

        Under Delaware law, holders of Common Stock who do not vote in favor of the adoption and approval of the Merger Agreement, who properly demand appraisal of their shares of Common Stock and who otherwise comply with the requirements of Section 262 of the General Corporation Law of the State of Delaware, referred to as the DGCL, will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, their shares of Common Stock in lieu of receiving the merger consideration if the merger is completed, but only if they comply with all applicable requirements of Delaware law. This value could be more than, the same as, or less than the merger consideration. Any holder of Common Stock intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to us prior to the vote on the proposal to adopt and approve the Merger Agreement and must not vote in favor of adoption and approval of the Merger Agreement and must otherwise strictly comply with all of the procedures required by Delaware law. The relevant provisions of the DGCL are included as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions will result in loss of the right of appraisal.

No Solicitation (Page 64)

        Pursuant to the Merger Agreement, neither the Company nor its subsidiaries, officers, directors, employees, agents or representatives will:

  •
  initiate, solicit, knowingly encourage (including by providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, an "alternative proposal" as described in the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation" beginning on page 64;

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  engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its subsidiaries in connection with, or have any discussions with, any person relating to an actual or proposed alternative proposal, or otherwise knowingly encourage or knowingly facilitate any effort or attempt to make or implement an alternative proposal;

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  approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any alternative proposal;

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  approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any alternative proposal;

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  amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement; or

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  resolve to propose or agree to do any of the foregoing.

        If the Company receives a bona fide written alternative proposal prior to the approval of the Merger Agreement by our stockholders at the special meeting and the Board has determined in good faith (i) that the alternative proposal is or could reasonably be expected to result in a "superior proposal", as described in the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation" beginning on page 64, and (ii) after consultation with outside legal counsel, that failure to take action concerning such alternative proposal would be reasonably likely to result in a breach of the fiduciary duties of the Board under applicable laws, then the Company may:

  •
  furnish information with respect to the Company and its subsidiaries to the person making such alternative proposal and its representatives pursuant to a confidentiality agreement with a standstill provision; and

  •
  participate in discussions or negotiations with such person and its representatives regarding the alternative proposal.

        However, the Company must simultaneously provide to Parent any non-public information concerning the Company or any of its subsidiaries that is provided to the person making the alternative proposal or its representatives which was not previously provided or made available to Parent.

        Neither the Board nor any committee thereof is permitted to:

  •
  withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub or fail to publicly reaffirm upon Parent's reasonable request, its recommendation of the Merger Agreement;

  •
  approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any alternative proposal; or

  •
  approve or recommend, or publicly propose to approve, endorse or recommend, any alternative proposal.

        Notwithstanding the foregoing, with respect to (i) an event, fact, circumstance, development or occurrence that affects the business, assets or operations of the Company that is unknown to the Board or any committee of the Board as of the date of the Merger Agreement becomes known to the Board or any committee of the Board, referred to as an "intervening event", or (ii) an alternative proposal, the Board (acting through the Special Committee, if then in existence) may at any time prior to receipt of the required vote of the stockholders, make a recommendation change and/or terminate the Merger Agreement if (and only if):

  •
  in the case of an alternative proposal, (a) an alternative proposal is made to the Company by a third party, and the alternative proposal is not withdrawn; (b) the Board (acting through the Special Committee, if then in existence) determines in good faith after consultation with its financial advisors and outside legal counsel that the alternative proposal constitutes a superior proposal; and (c) the Board (acting through the Special Committee, if then in existence) determines to terminate the Merger Agreement;

  •
  in the case of an intervening event, following consultation with outside legal counsel, the Board (acting through the Special Committee, if then in existence) determines that the failure to make a recommendation change would be reasonably likely to constitute a breach by the Board (acting through the Special Committee, if then in existence) of its fiduciary duties under applicable law; or

  •
  in the case of either an alternative proposal or an intervening event, (x) the Company provides Parent three business days' prior written notice of its intention to take such action, which notice shall include the information with respect to the intervening event or superior proposal, as the case may be, (y) after providing the notice and prior to making the recommendation change in connection with an intervening event or a superior proposal or taking any action with respect to a superior proposal, the Company negotiates in good faith with Parent during the three business day period (to the extent that Parent desires to negotiate) to make such revisions to the terms of the Merger Agreement as would permit the Board and the Special Committee not to effect a recommendation change in connection with an intervening event or a superior proposal or to take such action in response to a superior proposal, and (z) the Board and the Special Committee considers in good faith any changes to the Merger Agreement offered in writing by Parent and determines in good faith, after consultation with its outside legal counsel and financial advisors, that the event continues to constitute an intervening event or that the superior proposal would continue to constitute a superior proposal, in each case if the changes offered in writing by Parent were to be given effect.

Termination (Page 71)

        The Company and Parent may terminate the Merger Agreement by mutual written consent at any time before the completion of the merger. In addition, either the Company or Parent may terminate the Merger Agreement if:

  •
  the merger has not been completed by October 16, 2012, referred to as the "End Date", and the party seeking to terminate the Merger Agreement has not breached its obligations under the Merger Agreement in any manner that has proximately caused the failure to consummate the merger on or before that date;

  •
  any final nonappealable injunction, order, decree, judgment or ruling, permanently enjoins or otherwise prohibits the merger; or

  •
  the Merger Agreement has been submitted to our stockholders for approval and the required vote has not been obtained.

        Parent may terminate the Merger Agreement:

  •
  if there is a breach of any representation, warranty, covenant or agreement on the part of the Company such that (if such breach occurred or was continuing as of the closing date) the conditions relating to the Company's representations, warranties, covenants and agreements would be incapable of fulfillment and which breach is incapable of being cured, or is not cured, by the earlier of the End Date and thirty days following receipt of written notice of the breach, provided that Parent is not then in material breach its representations, warranties, covenants or agreements contained in the Merger Agreement;

  •
  if prior to the approval of the Merger Agreement by our stockholders, the Board or the Special Committee issues a recommendation against the merger or the Merger Agreement, or publicly proposes to approve or recommend, any alternative proposal; or

  •
  if prior to the approval of the Merger Agreement by our stockholders, the Company materially breaches (i) its no solicitation obligations as described in "The Merger Agreement—Other Covenants and Agreements—No Solicitation" beginning on page 64 or (ii) its filing obligations as described in "The Merger Agreement—Other Covenants and Agreements—Filings and Other Actions" beginning on page 67.

        The Company may terminate the Merger Agreement:

  •
  if there is a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub such that (if such breach occurred or was continuing as of the closing date) the conditions relating to Parent's and Merger Sub's representations, warranties, covenants and agreements would be incapable of fulfillment and which breach is incapable of being cured, or is not cured, by the End Date provided that (i) the Company provides Parent with at least thirty days notice of its intent to terminate and (ii) the Company is not then in material breach of its representations, warranties, covenants or agreements contained in the Merger Agreement;

  •
  prior to the approval of the Merger Agreement by our stockholders, in order to enter into a definitive agreement with respect to a superior proposal, but only if the Company has complied in all material respects with its obligations described in "The Merger Agreement—Other Covenants and Agreements—No Solicitation" beginning on page 64; or

  •
  if Parent has not delivered to the Company written debt commitment letter(s), reasonably acceptable to the Company on or prior to the financing date as described in "The Merger Agreement—Other Covenants and Agreements—Financing" beginning on page 69.

        The Company will be required to pay to Parent an amount equal to the sum of Parent's and Merger Sub's expenses up to $10 million to Parent (less certain expenses of Parent otherwise paid by the Company):

  •
  if (i) an alternative proposal has been made known to the Company or has been made directly to the stockholders generally or any person has publicly announced an intention to make an alternative proposal and thereafter, (ii) the Merger Agreement is terminated by the Company or Parent because (A) the merger has not been consummated by the End Date, (B) the Merger Agreement has been submitted to our stockholders for approval and the required vote has not been obtained, or (C) of a breach by the Company of certain of its representations and warranties, and (iii) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any alternative proposal within twelve (12) months of the date the Merger Agreement is terminated;

  •
  if, prior to the approval of the Merger Agreement by our stockholders, the Company terminates the Merger Agreement in order to enter into a definitive agreement with respect to a superior proposal;

  •
  if prior to the approval of the Merger Agreement by our stockholders, Parent terminates the Merger Agreement in response to the Board or the Special Committee issuing a recommendation against the merger or the Merger Agreement, or publicly proposing to approve or recommend any alternative proposal; or

  •
  if prior to the approval of the Merger Agreement by our stockholders, Parent terminates the Merger Agreement in response to the Company materially breaching (i) its no solicitation obligations as described in "The Merger Agreement—Other Covenants and Agreements—No Solicitation" beginning on page 64 or (ii) its filing obligations as described in "The Merger Agreement—Other Covenants and Agreements—Filings and Other Actions" beginning on page 67, or announcing that it intends to take an action contemplated by the provisions of the Merger Agreement governing when the Board can change its recommendation or terminate the Merger Agreement in connection with a superior proposal.

        However, the Company will not be obligated to pay the specified expenses if (i) 10% or more of the aggregate shares of Common Stock then owned by the stockholders party to the Rollover Commitment (as described in "Agreements Involving Common Stock; Transactions Between Marquez Investors and the Company—Agreements Involving Common Stock—Rollover Commitment" beginning on page 76) are voted in favor of the superior proposal that triggered the right of the Company to terminate the Merger Agreement or (ii) Mr. Marquez, in his capacity as a member of the Board, votes in favor of the superior proposal that triggered the right of the Company to terminate the Merger Agreement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting, the Merger Agreement and the merger. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

  Q:
  What is the proposed transaction?

  A:
  The proposed transaction is the merger of Merger Sub with and into the Company pursuant to the Merger Agreement. Following the effective time of the merger, the Company would be privately held by the Marquez Investors.

  Q:
  What will I receive in the merger?

  A:
  If the merger is completed, you will be entitled to receive $12.50 in cash, without interest and less any required withholding taxes, for each share of Common Stock that you own. For example, if you own 100 shares of Common Stock, you will be entitled to receive $1,250 in cash in exchange for your shares of Common Stock, less any required withholding taxes. You will not be entitled to receive shares in the surviving corporation.

  Q:
  Where and when is the special meeting?

  A:
  The special meeting will take place on [                        ], 2012, starting at 10:00 a.m. local time at [                        ].

  Q:
  What matters will be voted on at the special meeting?

  A:
  You will be asked to consider and vote on the following proposals:

  •
  to approve and adopt the Merger Agreement;

  •
  to approve the adjournment of the special meeting to solicit additional proxies, if necessary, if there are insufficient votes at the time of the special meeting to approve the Merger Agreement (referred to as the "adjournment proposal"); and

  •
  to act upon other business that may properly come before the special meeting (provided the Company does not know, at a reasonable time before the special meeting, that such matters are to be presented at the meeting) or any adjournment or postponement thereof.

  Q:
  What vote of our stockholders is required to approve and adopt the Merger Agreement?

  A:
  For the Company to complete the merger, under Delaware law, stockholders holding at least a majority of the voting power of the Common Stock outstanding at the close of business on the record date for the determination of stockholders entitled to vote at the meeting must vote "FOR" the adoption and approval of the Merger Agreement. In addition, it is a condition to the consummation of the merger that stockholders holding at least a majority of outstanding shares of Common Stock, excluding shares owned by the excluded stockholders, must vote "FOR" the approval and adoption of the Merger Agreement. A failure to vote your shares of Common Stock or an abstention from voting will have the same effect as a vote against the adoption and approval of the Merger Agreement.

    As of the record date, there were 61,597,405 shares of Common Stock outstanding, of which Mr. Marquez may be deemed to beneficially own 31,005,873 shares (consisting of 1,070,495 shares of restricted stock held by Mr. Marquez, 28,311,192 shares of Common Stock held by the

    Marquez Trust, and 1,624,186 shares of Common Stock held by the Marquez Foundation), representing in the aggregate approximately 50.33% of the outstanding shares of Common Stock as of the record date. Except in their capacities as members of the Board, as applicable, no officer or director of the Company, nor any Marquez Investor, has made any recommendation either in support of or in opposition to the merger or the Merger Agreement.

    The directors and current officers of the Company have informed the Company that as of the date of this proxy statement, they intend to vote in favor of the adoption and approval of the Merger Agreement.

  Q:
  What vote of our stockholders is required to approve the adjournment proposal?

  A:
  Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the Common Stock present or represented by proxy and entitled to vote at the special meeting and entitled to vote thereon.

  Q:
  How does the Board recommend that I vote?

  A:
  The Board (other than Mr. Marquez), acting upon the unanimous recommendation of the Special Committee, unanimously recommends that our stockholders vote "FOR" the approval and adoption of the Merger Agreement. You should read "Special Factors—Reasons for the Merger; Recommendation of the Special Committee and of the Board of Directors; Fairness of the Merger" beginning on page 23 for a discussion of the factors that the Board considered in deciding to recommend the approval and adoption of the Merger Agreement. See also "Special Factors—Interests of Venoco's Directors and Executive Officers in the Merger" beginning on page 44.

  Q:
  What effects will the merger have on Venoco?

  A:
  The Common Stock is currently registered under the Securities Exchange Act of 1934, as amended, referred to as the "Exchange Act", and is quoted on the New York Stock Exchange, referred to as the "NYSE", under the symbol "VQ". As a result of the merger, the Company will cease to be a publicly traded company and will be wholly owned by Parent. Following the consummation of the merger, the registration of the Common Stock and our reporting obligations under the Exchange Act will be terminated upon application to the SEC. In addition, upon the consummation of the merger, the Common Stock will no longer be listed on any stock exchange or quotation system, including the NYSE.

  Q:
  What happens if the merger is not consummated?

  A:
  If the Merger Agreement is not approved by the Company's stockholders or if the merger is not consummated for any other reason, the Company's stockholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain a public company and shares of Common Stock will continue to be listed and traded on NYSE. Under specified circumstances, the Company may be required to reimburse Parent and Merger Sub for their costs and expenses up to $10,000,000 (with certain further limitations on such amount depending on the circumstance of termination). See "The Merger Agreement—Termination" beginning on page 71.

  Q:
  What do I need to do now?

  A:
  We urge you to read this proxy statement carefully, including its annexes and the documents referred to as incorporated by reference in this proxy statement, and to consider how the merger affects you. If you are a stockholder of record, you can ensure that your shares are voted at the special meeting by submitting your proxy via:

    •
    telephone, using the toll-free number listed on each proxy card;

    •
    the Internet, at the address provided on each proxy card; or

    •
    mail, by completing, signing, dating and mailing each proxy card and returning it in the envelope provided.

    If you hold your shares in "street name" through a broker, bank or other nominee you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the adoption and approval of the Merger Agreement.

  Q:
  Should I send in my stock certificates or other evidence of ownership now?

  A:
  No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Common Stock for the merger consideration. If your shares of Common Stock are held in "street name" by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your "street name" shares in exchange for the merger consideration. Do not send in your certificates now.

  Q:
  Can I revoke my voting instructions?

  A:
  Yes, you can revoke your voting instructions at any time before your proxy is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company's Corporate Secretary in writing at Venoco, Inc., Attn: Secretary, 370 17th Street, Suite 3900, Denver, Colorado 80202-1370, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the special meeting and voting in person (simply attending the special meeting will not cause your proxy to be revoked). Please note that if you hold your shares in "street name" and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to revoke your voting instructions.

  Q:
  What does it mean if I get more than one proxy card or voting instruction card?

  A:
  If your shares are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

  Q:
  Who will count the votes?

  A:
  A representative of our transfer agent, Computershare Trust Company, Inc., will count the votes and act as an inspector of election.

  Q:
  Who can help answer my other questions?

  A:
  If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact [                        ]. If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

SPECIAL FACTORS

Background of the Merger

        In May 2011, the Board began a review of the Company's potential strategic alternatives, including, among others, a possible sale or merger of the Company. As part of this process, the Company engaged BofA Merrill Lynch as its financial advisor and considered a range of transaction alternatives, among which were a negotiated sale process with a targeted buyer, a private third-party solicitation process, and a broad public auction process. The Board ultimately elected to conduct a private third-party solicitation process in which a small number of companies would be contacted and, if it was determined that there was mutual interest in pursuing further discussions, invited to participate in a preliminary due diligence phase.

        On June 14, 2011, the Board authorized the Company's financial advisor to contact five strategic companies. In connection with this process and in accordance with the Board's directives, from mid-June through late August 2011, the Company's financial advisor held various discussions with the five strategic parties; however, certain parties indicated that they were not interested in a transaction with the Company. Subsequently, the Board authorized the Company's financial advisor to contact additional parties, and a total of 11 potential strategic bidders were contacted, of which four requested a form of confidentiality agreement and additional information on the Company. The Company negotiated and entered into confidentiality agreements with two of the four potential bidders, referred to as Company A and Company B; the other two parties indicated that they were not interested in participating in the Company's strategic alternatives process and did not execute a confidentiality agreement.

        On July 19, 2011, at the direction of the Board, representatives of the Company's management met with a representative from Company A for a presentation regarding the Company and its assets. Representatives of the Company's financial advisor also attended the meeting. After the meeting, Company A was active in the due diligence process and made several inquiries of management. On August 1, 2011, Company A had a follow-up meeting with representatives of the Company's management to discuss in more detail the Company's Monterey shale position. Representatives of the Company's financial advisor also attended the meeting. Subsequently, on August 23, 2011, after conducting its review, Company A indicated that it was no longer interested in participating in the Company's strategic alternatives process.

        On July 28, 2011, at the direction of the Board, representatives of the Company's management met with a representative from Company B for a presentation regarding the Company and its assets. Representatives of the Company's financial advisor also attended the meeting. On August 22, 2011, Company B indicated that it was no longer interested in participating in the Company's strategic alternatives process.

        In early August 2011, Company C expressed interest in learning more about the Company in general and its Monterey acreage holdings in particular. On August 11, 2011, the executive management team of Company C met with representatives of the Company's management, as well as representatives of the Company's financial advisor, to receive a general overview of the Company and to broadly discuss potential transaction alternatives, including a possible joint venture involving the Company's Monterey acreage position. Company C requested additional time to examine the Company's Monterey leasehold position before agreeing to enter into a confidentiality agreement with the Company.

        On August 26, 2011, Venoco's Chairman and CEO, Timothy M. Marquez, sent to each of the independent members of the Board a letter containing a non-binding proposal to acquire all of the outstanding shares of the Company common stock for $12.50 per share in cash. In response, all of the

Company's independent directors held a telephonic meeting on August 26, 2011 to determine how to respond to Mr. Marquez's proposal.

        A telephonic meeting of the Company's independent directors was conducted on August 27, 2011, at which the independent Board members invited Squire Sanders (US) LLP to participate as its independent legal counsel. With the assistance of counsel, the directors reviewed and discussed the obligations of a board of directors when receiving a proposal such as the one submitted by Mr. Marquez, the advisability of forming a special committee of independent directors to consider that proposal as well as alternatives, and the nature and scope of the authority that should be included in such a special committee's charter. The members of the Board also reviewed and discussed the relationships of the various independent Board members with the Company and with Mr. Marquez and determined that each of them was independent for purposes of serving on such a special committee.

        Following the August 27, 2011 meeting, the Board adopted a resolution formally appointing Rick Walker, J.C. "Mac" McFarland, Dr. M.W. Scoggins, Joel L. Reed, Mark A. Snell and Donna Lucas as members of the Special Committee to evaluate the proposal and advise the Board as to whether the proposal is in the best interests of the Company and the public stockholders, to negotiate and revise the terms and structure of the proposal, including the negotiation of any agreements and other documents to be entered in connection therewith, to actively seek and consider alternatives and to evaluate the course of action that would be in the best interests of the public stockholders, including continuing to operate the Company as an independent public company. The Special Committee was specifically empowered to reject any offer or proposal it deemed to be inadequate or not in the best interests of the Company's stockholders, with the Board bound to uphold any such decision. In addition, no part of the Special Committee's compensation would be contingent upon the consummation of a transaction, whether with Mr. Marquez or otherwise. Rick Walker was appointed Chairman of the Special Committee and the Special Committee adopted a charter that would permit it to retain outside legal and financial advisors. The Special Committee also appointed Squire Sanders (US) LLP as its independent legal counsel and discussed requesting proposals from several potential financial advisors. Also following the August 27, 2011 meeting, Mr. Walker contacted Mr. Marquez by telephone to discuss the functions of the Special Committee, the role of the Special Committee's advisors and general expectations with respect to principal terms of the merger agreement.

        During the period from the formation of the Special Committee until the announcement of the execution of the Merger Agreement, the Special Committee met 32 times, always with the participation of the Special Committee's legal counsel, nearly always with the participation of the Special Committee's financial advisors, and at times with the participation of the Special Committee's Delaware counsel. Following the public announcement of Mr. Marquez's proposed acquisition of the Company and with the assistance of its financial advisors, the Special Committee contacted approximately 46 strategic parties which were believed might be interested in a strategic transaction with Venoco. During the period from June 2011 to December 2011, the Company prepared and made available a data room with due diligence information for review by parties interested in evaluating a potential transaction with the Company, and five interested parties, each of which the Special Committee believed was an established company with ample financial resources to effect a transaction with the Company and had executed a confidentiality agreement, conducted due diligence with respect to the Company and met with the Company's management and representatives of the Special Committee's financial advisors.

        On August 29, 2011, the Company announced that the Board had received a non-binding proposal from Mr. Marquez and that the Board was in the process of forming a special committee of independent directors to consider the proposal. Also on August 29, 2011, Mr. Marquez and certain affiliates of Mr. Marquez filed an amendment to their joint Schedule 13D to disclose the making of the proposal to the Board.

        On August 31, 2011, the Special Committee conducted interviews with four potential financial advisors followed by a telephonic meeting for the purpose of making a decision regarding the retention of a financial advisor. The Special Committee considered the credentials and terms of engagement of each of the firms. The Special Committee gave particular consideration to the experience and reputation of BofA Merrill Lynch and Strategic Energy Advisors in transactions of this type and the fact that BofA Merrill Lynch and Strategic Energy Advisors already had an understanding of the Company's business and its asset portfolio as a result of the strategic review conducted earlier in the year, and also considered the potential fees for each of the prospective financial advisors, including the additional costs that would be incurred if one of the other potential financial advisors was selected. At this meeting, the Special Committee authorized its Chairman and legal counsel to engage BofA Merrill Lynch and Strategic Energy Advisors to act as independent financial advisors to the Special Committee. Also at this meeting, legal counsel suggested that the Special Committee consider retaining legal counsel in Delaware and following interviews on September 6, 2011 of two qualified firms, the Special Committee authorized the retention of the firm of Richards, Layton & Finger, P.A. on September 8, 2011.

        On September 8, 2011, the Special Committee held a telephonic meeting, together with its legal and financial advisors. The Special Committee discussed, among other things, certain research analysts' views on Mr. Marquez's proposal, financing considerations for Mr. Marquez's proposal, including the need for the Special Committee and its advisors to fully understand Mr. Marquez's financing plan, execution risks associated with such financing, and a process outline of next steps. Later that evening, Timothy A. Ficker, the Chief Financial Officer of the Company, provided to the Special Committee an updated business plan forecast.

        On September 15, 2011, the Special Committee held a telephonic meeting, together with its legal and financial advisors. At this meeting, the Special Committee reviewed the business plan prepared by the Company's management in June 2011 and the updated business plan received in September 2011. At the conclusion of the meeting, it was agreed that the Chairman of the Special Committee and the Special Committee's financial advisors would schedule a meeting with the Company's management to review the updated business plan. On September 20, 2011, Mr. Walker, together with representatives of the Special Committee's financial advisors, met with representatives of the Company's management to discuss the updated business plan.

        On September 22, 2011, the Special Committee held a telephonic meeting, together with its legal and financial advisors, to discuss the companies contacted during the previous strategic alternatives review process conducted between June and August 2011 and to consider contacting other companies that were not part of the prior process. After consideration, the Special Committee authorized the financial advisors to re-contact the companies that were contacted in the prior third-party solicitation process to gauge their interest in a potential transaction with the Company in light of the transaction proposal received from Mr. Marquez. The Special Committee also instructed the financial advisors to contact other third parties, both in the United States and internationally, that may have an interest in participating in the sale process. The Special Committee did not place a restriction on the number of credible parties that could be contacted, especially in light of its belief that the publication of Mr. Marquez's proposal resulted in broad awareness that an opportunity existed to consider a transaction with the Company. The Special Committee also determined to continue to monitor and evaluate, with the assistance of its financial advisors, potential alternative transactions including, but not limited to, (i) an onshore Monterey shale joint venture or sale, (ii) a sale of assets in the Sacramento Basin, (iii) a sale of assets in the Hastings area, and (iv) other alternative transactions that could enhance value for stockholders.

        On September 26, 2011, the Company issued a press release announcing that the Special Committee had retained BofA Merrill Lynch and Strategic Energy Advisors as financial advisors and Squire Sanders (US) LLP to advise the Special Committee on legal matters.

        On September 29, 2011, the Special Committee held a telephonic meeting, together with its legal and financial advisors. At this meeting, the Special Committee reviewed materials, including certain publicly available information relating to the Company and the Company's confidential information memorandum, to be distributed to third parties that may participate in the solicitation process and discussed with its financial advisors the Company management's updated business plan for the Company and a comparison of that plan with prior business plans prepared by management.

        On October 3, 2011, in accordance with the Special Committee's directives, the financial advisors contacted Company D, which had expressed interest in meeting with Company management and commencing its due diligence process. Company D and the Company entered into a confidentiality agreement on October 7, 2011. On October 10, 2011, Company D met with the Company management for a presentation regarding the Company and its assets. Representatives of the Special Committee's financial advisors also attended this meeting. On October 13, 2011, representatives of Company D and the Special Committee's financial advisors corresponded regarding Company D's follow-up questions relating to the management presentation. On October 23, 2011, Company D indicated that it would not continue pursuing a transaction with the Company.

        On October 7, 2011, the Special Committee held a meeting, together with its legal and financial advisors. At this meeting, the Special Committee reviewed with its financial advisors, among other things, the then current state of the financial and credit markets generally, commodities pricing, the Company's historical stock price and trading performance, historical trading multiples for the Company and selected oil and gas companies, and research analysts' views on the Company. The Special Committee also reviewed with its financial advisors certain financial matters relating to the Company, including preliminary financial analyses of the Company based on the Company's financial projections prepared by the Company's management, reserve reports prepared by the Company's management and independent engineering firms and publicly available information. The preliminary financial analyses reviewed included a discounted cash flow analysis based on the life of field of the Company's reserves, analyses of selected precedent transactions involving selected oil and gas properties and selected oil and gas companies, an analysis of selected public companies in the oil and gas development and production industry and a discounted cash flow analysis based on the Company's five-year projections. These preliminary financial analyses were generally performed as described below under the caption "Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated," except that the preliminary financial analyses were based on projections relating to the Company, market data, commodities pricing and other public information available as of September 30, 2011. At the end of this meeting, the Special Committee concluded that it was in the best interests of the minority stockholders to continue the third-party solicitation process as previously decided.

        On October 10, 2011, Mr. Marquez and Messrs. Walker and Snell discussed Mr. Marquez's proposed financing and Mr. Marquez informed Mr. Walker that he was meeting with potential financing sources and expected to obtain highly confident letters.

        On October 12, 2011, in accordance with the Special Committee's directives, the financial advisors contacted Company C to check the status of Company C's potential interest in a transaction with the Company. On November 1, 2011, the Company and Company C entered into a confidentiality agreement covering the Monterey shale acreage. On November 22, 2011, Company C met with the Company management to discuss, among other things, a potential joint venture with the Company in the Monterey shale acreage. During a telephonic meeting held on December 1, 2011, the Special Committee authorized the financial advisors to contact Company C to further discuss a corporate transaction involving the entire Company. On December 7, 2011, at the direction of the Special Committee and at Company C's request, the Special Committee's financial advisors provided additional information to Company C regarding the Company.

        On October 13, 2011, the Company and Company E entered into a confidentiality agreement. Company E had been contacted previously as part of the strategic alternatives process conducted between June and August 2011. Company E expressed interest in meeting with the Company's management and commencing its evaluation and due diligence process. On October 25, 2011, Company E met with the Company management and Mr. Walker for a presentation regarding the Company and its assets. Representatives of the Special Committee's financial advisor also attended this meeting. Subsequent to this meeting, Company E reviewed data room information and conducted due diligence on the Company as part of its evaluation process.

        Also on October 13, 2011, Mr. Marquez called Mr. Walker to inform him that Mr. Marquez had been considering a potential modification of his proposal to include both cash and non-cash components, which Mr. Marquez believed would result in a value of greater than $12.50 per share. Mr. Marquez indicated that this structural alternative was influenced by the then lower trading range of the Company shares. Mr. Walker indicated he would share this potential structure with the Special Committee.

        On October 14, 2011, Mr. Walker along with Mr. Reed had a conversation with Mr. Marquez indicating that the Special Committee strongly preferred an all cash offer. It was indicated to Mr. Marquez that the Special Committee might consider a non-cash element to an offer, but only if such non-cash element was an enhancement to a cash offer in an acceptable range greater than $12.50 per share. Mr. Walker and Mr. Reed further indicated that the Special Committee's view of the Company's valuation was based primarily on fundamentals rather than the more volatile recent stock market pricing.

        On October 26, 2011, following a regularly scheduled meeting of the Company's Board, Mr. Marquez had a conversation with Mr. Walker in which Mr. Marquez restated his concept of a structured offer with a non-cash component. Mr. Walker reiterated the Special Committee's preference for an all cash structure or a non-cash component in addition to cash in excess of $12.50 per share. Mr. Walker reported to the Special Committee that Mr. Marquez had indicated that he would not be a likely seller except at a price that was higher than his offer price (which Mr. Walker reported to the Special Committee to be in the $15-16 range). While the Special Committee noted this, it did not elect to change its course in seeking alternative offers from other potential bidders.

        On November 17, 2011, Mr. Marquez and Mr. Walker discussed logistical matters relating to the pending meeting with Company C. During the conversation, Mr. Marquez indicated that he had received a draft letter from a credible financial institution expressing confidence regarding the feasibility of obtaining financing. Mr. Marquez did not specify all of the assumptions underlying the letter and indicated that he did not intend to share this letter with the Special Committee until there was further clarity with respect to Company E's interest in a transaction with the Company.

        On November 29, 2011, Company E indicated that it had completed its review of the Company and that its valuation of the Company was well below the price per share offered in Mr. Marquez's proposal. As a result, Company E discontinued its evaluation of a potential transaction with the Company.

        On November 30, 2011, Mr. Marquez had a conversation with Mr. Walker during which Mr. Marquez explained that, as a result of market and other developments, he was of the view that a per share purchase price lower than $12.50 was more appropriate. Mr. Marquez sent Mr. Walker a presentation summarizing a market analysis that served as background to his discussions with Mr. Walker. Mr. Marquez indicated that, as a result of market and other developments, including a decrease in natural gas prices, he was considering revising his proposal to be a cash offer in the $11.50-$11.75 per share range, although no formal offer was made during Messrs. Walker's and Marquez's conversation. At a telephonic meeting held on December 1, 2011, the Special Committee requested that the financial advisors update the preliminary financial analysis relating to the Company previously reviewed with the Special Committee on October 7, 2011.

        On December 6, 2011, Mr. Ficker sent an updated business plan forecast to the Special Committee, which also was provided to the Special Committee's financial advisors.

        On December 9, 2011, in accordance with the Special Committee's directives, the Special Committee's financial advisors discussed with Company C a potential corporate transaction involving the entire Company rather than a joint venture relating to the onshore Monterey shale acreage, which had been the principal focus of Company C prior to such date. On December 11, 2011, Company C received materials describing potential pro forma effects for Company C of pursuing a corporate transaction with the Company and was invited to an in-person management presentation regarding the Company and its assets. Company C agreed to discuss this option internally and provide a response during the week of December 12, 2011.

        On December 11, 2011, the Special Committee held a meeting, together with its legal and financial advisors, to discuss the status of the third-party solicitation process and Mr. Marquez's recent discussions with Mr. Walker and certain financial and other matters that had been reviewed at the October 7, 2011 Special Committee meeting. At this meeting, the financial advisors reviewed with the Special Committee preliminary financial analyses of the Company, which analyses had been updated as requested by the Special Committee. These preliminary financial analyses were generally performed as described below under the caption "Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated," except that the preliminary financial analyses were based on projections relating to the Company, market data, commodities pricing and other public information available as of December 8, 2011.

        On December 12, 2011, Mr. Walker, together with representatives of the Special Committee's financial advisors and the Special Committee's legal counsel, Frank Placenti of Squire Sanders (US) LLP, met with Mr. Marquez and his advisors to discuss Mr. Marquez's proposal, including a possible reduction of his proposed purchase price to $11.50-$11.75 per share. During that meeting, Mr. Walker indicated that the Special Committee was prepared to support a cash transaction with Mr. Marquez that provided appropriate minority stockholder protections at a price in the range of $15.00 per share. Mr. Marquez responded that the difference between his proposal and the Special Committee's proposed price was significant. The meeting ended without agreement.

        On December 13, 2011, Mr. Walker, together with the Special Committee's financial advisors, had a follow-up conversation with Mr. Marquez to emphasize that the Special Committee did not intend to support any offer below Mr. Marquez's $12.50 per share proposal and reiterated the $15.00 per share price proposed by the Special Committee. Mr. Marquez continued to indicate that a $12.50 per share price would be very challenging given the recent significant declines in natural gas prices and the Company's then current stock price. Mr. Walker responded that the Special Committee's views emphasized intrinsic value, with less reliance on premiums to volatile market trading levels. The discussions ended without agreement.

        On December 14, 2011, Company C requested a meeting with the Company's management to discuss a potential corporate transaction involving the entire Company. On December 19, 2011, a meeting was held between Company C and the Company's management. Mr. Walker and the Special Committee's financial advisors also attended the meeting. At the conclusion of the meeting, Company C indicated that it would respond promptly as to whether it intended to pursue a corporate transaction involving the entire Company, a joint venture involving the Company's Monterey position, or no transaction at all. After the meeting, Mr. Marquez restated to Mr. Walker that he was considering making a revised proposal for a transaction in the $11.50-$11.75 per share price range in light of market developments, among other factors. Mr. Walker stated that the Special Committee believed that a transaction in the $12.50-$15.00 per share price range was appropriate for discussion and that the Special Committee was not prepared to support a lower price range. Mr. Walker informed

Mr. Marquez that the Special Committee would continue to work with both Mr. Marquez and Company C.

        On December 22, 2011, the Special Committee held a telephonic meeting, together with its legal and financial advisors, to review the status of discussions with Mr. Marquez and Company C. After discussion, the Special Committee authorized Mr. Walker to inform Mr. Marquez that the Special Committee did not intend to support a transaction with Mr. Marquez or a third party that did not reflect an improvement to Mr. Marquez's proposal of $12.50 per share and that the Special Committee would consider terminating the ongoing strategic alternatives review process. The Special Committee further determined that Mr. Snell should also contact Mr. Marquez to underscore the Special Committee's position. Messrs. Walker and Snell agreed to contact Mr. Marquez.

        On December 23, 2011, during a telephonic meeting, Mr. Walker reported to the Special Committee and its legal and financial advisors that he and Mr. Snell separately contacted Mr. Marquez on December 22, 2011 to relay the Special Committee's decision. Mr. Walker further reported that Mr. Marquez stated that he was willing to offer $12.50 per share in cash to the public stockholders, but no higher. The Special Committee determined that it was not prepared to support a $12.50 per share transaction price while discussions with Company C were pending. The Special Committee also had preliminary discussions regarding possible contingent value right structures that might be used to enhance the value that could be realized by the public stockholders in a transaction with Mr. Marquez.

        On January 2, 2012, the Special Committee held a telephonic meeting, together with its legal and financial advisors. The Special Committee determined that, in light of Company C's ongoing evaluation of an alternative transaction with the Company and Mr. Marquez's position, it would reaffirm its position that it would not support a $12.50 per share transaction price, but that it would be willing to consider using contingent value rights as a means to enhance Mr. Marquez's proposal. The Special Committee emphasized that the use of contingent value rights would need to be incremental to Mr. Marquez's $12.50 per share proposal and that it would not support any revised proposal that reduced the cash portion to accommodate a contingent value right. The Special Committee instructed its financial advisors to communicate to Mr. Marquez the Special Committee's decision and to request that Mr. Marquez propose possible contingent value right structures for the Special Committee's consideration. Later that day, in accordance with the Special Committee's directives, representatives of the Special Committee's financial advisors contacted Mr. Marquez and conveyed the Special Committee's message that it would consider supporting either (a) a cash offer in excess of $12.50 per share or (b) a cash offer of $12.50 per share coupled with a contingent value right structure as a means to enhance the cash consideration. On that call, Mr. Marquez did not change his position regarding an all-cash offer of $12.50 per share and would not consider a contingent value right structure unless the cash consideration was reduced below $12.50 per share.

        On January 3, 2012, the Special Committee held a telephonic meeting, together with its legal and financial advisors, to discuss further Mr. Marquez's proposal and recent discussions with the Special Committee's financial advisors. The Special Committee discussed possible alternative counterproposals, including a minimum price per share, majority of the minority voting requirement, reimbursement of Mr. Marquez's out-of-pocket transactional expenses, and the Special Committee's right to evaluate superior proposals from third parties. Following such discussion, the Special Committee determined that the appropriate course of action in its negotiations with Mr. Marquez would be for representatives of its legal advisor to contact Mr. Marquez's legal counsel to suggest that the Special Committee might support a cash offer of $13.00 per share, subject to agreement on other material terms, and to request a response from Mr. Marquez in advance of the Special Committee's next meeting to be held on January 5, 2012. During this meeting, the financial advisors also reported that Company C had not yet provided an update regarding its ongoing evaluation of a corporate transaction with the Company.

        On January 4, 2012, the legal advisor to the Special Committee had a conversation with Mr. Marquez's legal counsel to discuss aspects of Mr. Marquez proposal, including the Special Committee's insistence upon a "majority of the minority" voting provision.

        On January 5, 2012, Mr. Marquez telephoned Mr. Walker to state that Mr. Marquez's best and final offer was $12.50 per share in cash and that he rejected the inclusion of a "majority of the minority" voting requirement. Mr. Walker informed Mr. Marquez that the inclusion of a "majority of the minority" voting requirement was non-negotiable from the Special Committee's perspective. Later that day, the Special Committee held a telephonic meeting, together with its legal and financial advisors. The Special Committee's financial advisors informed the Special Committee that Company C had not yet provided an update regarding its ongoing evaluation of a corporate transaction with the Company and that Company C did not appear to be actively evaluating a transaction based on the fact that Company C had not contacted the Special Committee's financial advisors to discuss a potential transaction or related matters. The Special Committee then determined that, if Mr. Marquez agreed to the inclusion of a "majority of the minority" provision (in particular one that was measured against a majority of the minority of outstanding shares, and which could not be waived) in the merger documentation, then the Special Committee would be willing to accept Mr. Marquez's cash offer of $12.50 per share, subject to satisfactory negotiation of the remaining terms of a merger agreement. The Special Committee also discussed the inclusion of a financing condition to closing in the merger agreement and possible ways, including through a reverse break-up fee or other remedies in the agreement, to mitigate the potential risk to the Company that Mr. Marquez might not be able to obtain financing. Mr. Walker communicated the Special Committee's views in a phone call to Mr. Marquez on January 5, 2012.

        On January 6, 2012, counsel to the Special Committee received an initial draft of the Merger Agreement from counsel to Mr. Marquez.

        Also on January 6, 2012, Company C informed the Special Committee's financial advisors that Company C would not be submitting a bid for an alternative transaction involving the Company at that time but rather would wait to see whether a transaction was consummated with Mr. Marquez.

        On January 7, 2012, Mr. Walker, together with the legal and financial advisors to the Special Committee, participated in a conference call with Mr. Marquez and his legal counsel, during which the group discussed the status of Mr. Marquez's financing arrangements for his proposed transaction. Mr. Marquez indicated that he did not have an effective "highly confident" letter and did not intend to seek one at that time.

        Later on January 7, 2012, the Special Committee held a telephonic meeting, together with its legal and financial advisors, to discuss Mr. Marquez's recent conversations with Mr. Walker and the Special Committee's advisors. The Special Committee discussed with its advisors certain considerations with respect to entering into a transaction with Mr. Marquez without committed financing. The Special Committee determined that, in light of the lack of committed financing, the Special Committee should insist upon a shorter time frame for an outside date in the merger agreement than the 12-month period proposed by Mr. Marquez. The Special Committee also determined that the proposed merger agreement should include financial consequences for Mr. Marquez in the event he was unable to obtain financing, such as a reverse break-up fee, which was not included in the draft provided by Mr. Marquez's counsel.

        Also on January 7, 2012, Mr. Walker and the legal advisors to the Special Committee held a conference call with Mr. Marquez and his legal counsel. During this conference call, Mr. Walker and the legal advisors to the Special Committee proposed, contingent upon the Special Committee's comfort with Mr. Marquez's proposed financing plan, that the Company issue a press release and execute a letter of intent as expeditiously as possible to publicly confirm that the Special Committee and Mr. Marquez had agreed upon a framework for a transaction that included a $12.50 per share price, a "majority of the minority" voting requirement to be included in a definitive merger agreement, if executed, and a 90-day exclusivity period for Mr. Marquez to finalize his financing arrangements. If Mr. Marquez was not amenable to this proposal, then the Special Committee would seek to include in the merger agreement a reverse break-up fee and expense reimbursement to be paid to the Company by Mr. Marquez in the event that he was unable to obtain the requisite financing and consummate the merger. Mr. Marquez rejected the Special Committee's letter of intent proposal and instead proposed various revisions to the proposed merger agreement originally prepared by his counsel.

        On January 9, 2012, Mr. Walker, together with the Special Committee's legal and financial advisors, discussed with Mr. Marquez and his potential financing sources the proposed terms and structure of his financing. During these conversations, Mr. Marquez's financing sources indicated that obtaining a portion of the contemplated financing might be more successful after receipt of stockholder approval. Later that day, the Special Committee met telephonically, together with its legal and financial advisors, to discuss Mr. Marquez's financing plan. The Special Committee's financial advisors discussed with the Special Committee potential challenges of consummating the financing contemplated by Mr. Marquez, noting for the Special Committee that entering into a merger agreement without committed financing was atypical and that there was a risk that Mr. Marquez would not be able to obtain the financing he proposed and consummate the transaction at the agreed upon purchase price.

        On January 12, 2012, counsel to Mr. Marquez sent a draft of the Voting Agreement and rollover commitment letter to counsel for the Special Committee.

        During the period from January 7 through January 15, 2012, the parties and their legal counsel continued to negotiate various terms of the merger agreement and Voting Agreement focusing in particular on remedies and expense reimbursement in the event of termination and the elimination of a break-up fee in the event the Special Committee withdrew its recommendation of the transaction to accept a superior proposal from a third party, as well as covenants relating to Mr. Marquez's and Parent's obtaining the requisite financing for the proposed merger. Such negotiations generally included Mr. Walker, Mr. Marquez, the parties' respective legal counsels and the Special Committee's financial advisors.

        On January 16, 2012 the Special Committee held a telephonic meeting together with its legal and financial advisors, to review the proposed transaction. The Special Committee's legal advisors reviewed the terms of the draft merger agreement and status of the negotiations. BofA Merrill Lynch reviewed with the Special Committee its financial analysis of the $12.50 per share consideration and delivered to the Special Committee an oral opinion, confirmed by delivery of a written opinion dated January 16, 2012, to the effect that, as of such date and based on and subject to various assumptions and limitations described in its opinion, the $12.50 per share consideration to be received in the merger by holders of the Common Stock (other than holders who enter into rollover or other arrangements in connection with the merger, Parent, Merger Sub, and their respective affiliates) was fair, from a financial point of view, to such holders. The Special Committee's legal advisors made a detailed presentation regarding the legal duties and standards applicable to the decisions and actions being considered by the Special Committee. After discussion, the Special Committee unanimously adopted resolutions declaring the merger agreement and the transactions contemplated by the merger agreement, including the merger, advisable, fair to and in the best interests of the unaffiliated stockholders of the Company and recommended that the Board approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, as well as the Voting Agreement.

        Also on January 16, 2012, the Board met with the Special Committee and its legal counsel to review the terms of the draft merger agreement. After convening the Board meeting, Mr. Marquez recused himself from the discussion and vote that followed. Following discussion, the Board, with Mr. Marquez having recused himself and abstaining, unanimously adopted resolutions declaring the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, advisable, fair to and in the best interests of the unaffiliated stockholders of the Company; adopting and approving the Merger Agreement and Voting Agreement; and authorizing certain the Company officers to take necessary actions to effect the transactions contemplated by the merger agreement, including the preparation of this proxy statement, solicitation of stockholder approval of the Merger Agreement, holding a special meeting of stockholders for such purpose, and preparing and filing documents required by the DGCL and Hart-Scott-Rodino Act, among others.

        Following the meeting of the Special Committee and the Board on January 16, 2012, the parties executed the definitive transaction documents. During the evening of January 16, 2012, the Company issued a press release announcing the transaction.

Reasons for the Merger; Recommendation of the Special Committee and of the Board of Directors; Fairness of the Merger

  The Special Committee

        The Special Committee evaluated, with the assistance of its legal and financial advisors, the Merger Agreement and the merger and, on January 16, 2012, unanimously determined that the Merger Agreement, the merger and the other transactions contemplated thereby, were fair, advisable and in the best interests of the Company and the unaffiliated stockholders. The Special Committee also unanimously recommended to the Board that the Board:

  •
  approve and declare advisable the Merger Agreement, declare that the Merger Agreement is in the best interests of the unaffiliated stockholders, and authorize the Merger Agreement and the consummation of the merger and the other transactions contemplated thereby;

  •
  take all actions so that the restrictions on business combinations set forth in Section 203 of the General Corporation Law of the State of Delaware, which we refer to in this proxy statement as "Section 203", are not applicable to the transactions contemplated by the Merger Agreement;

  •
  authorize the related Voting Agreement requiring the Marquez Affiliated Entities to vote their shares in favor of the adoption and approval of the Merger Agreement; and

  •
  submit the Merger Agreement to the Company's stockholders and recommend to the Company's stockholders that they vote in favor of adoption of the Merger Agreement.

        In the course of reaching the determinations and decisions, and making the recommendation, described above, the Special Committee considered the following positive factors relating to the Merger Agreement, the merger and the other transactions contemplated thereby, each of which the Special Committee believed supported its decision:

  •
  That the Special Committee believed the merger consideration of $12.50 per share was more favorable to the Company's stockholders (other than the Marquez Affiliated Entities) than the potential value that might result from other alternatives reasonably available to the Company, including the alternative of remaining a stand-alone public company, and other strategic or recapitalization strategies that might be undertaken as a stand-alone public company, in light of a number of factors, including the risks and uncertainty associated with those alternatives.

  •
  The current and historical market prices of the Common Stock, including the market performance of the Common Stock relative to those of other participants in the Company's industry and general market indices, and the fact that the merger consideration of $12.50 per share represented a premium of approximately 63% to the closing price of the Common Stock on January 13, 2012, the last trading day before the Merger Agreement was executed, and a premium of approximately 75.5% to the volume-weighted one-month moving average preceding that date.

  •
  That, subsequent to the Company's announcement on August 29, 2011 of its receipt of Mr. Marquez's initial proposal to acquire the Company, no third party approached the Company regarding a potential transaction and, although the Special Committee's financial advisors contacted at the Special Committee's direction approximately 46 parties to solicit interest in an alternative transaction, no party proposed a specific transaction with the Company.

  •
  The Special Committee's understanding of the Company's business, assets, financial condition and results of operations, its competitive position and historical and projected financial performance, and the nature of the industry and regulatory environment in which the Company competes.

  •
  That the proposed merger consideration is all cash, so that the transaction allows the Company's stockholders (other than the Marquez Affiliated Entities) to realize a fair value, in cash, for their investment and provides such stockholders certainty of value for their shares, especially when viewed against the risks inherent in the Company's business, including the following:

  •
  that the Company's business plan is based, in part, on projections for a number of variables, including economic growth, oil and gas prices, interest rates, the Company's hydrocarbon production levels and overall business performance that are difficult to project and are subject to a high level of uncertainty;

  •
  the fact that the Company has higher leverage than most of its peers, and the impact of that leverage and the related debt covenants on the Company's ability to pursue future growth through oil and gas exploration and acquisitions;

  •
  that the Company's business is vulnerable to changes in oil and gas production and oil and gas prices with specific consideration given to the fact that the Company's near-term cash flow will be reduced by low prevailing natural gas prices, which may also reduce the amount of drilling conducted on the Company's natural gas properties;

  •
  that the Company's expansion projects may suffer cost overruns and delays, especially with respect to the onshore Monterey shale project;

  •
  the drilling results in the Company's onshore Monterey shale to date and the fact that future drilling results in the onshore Monterey shale are uncertain and the costs associated with continuing exploration there could be relatively high;

  •
  the lack of prospects to grow the Company through acquisitions, especially given restrictions in the Company's loan covenants and the dilution that would be imposed on existing stockholders if a substantial amount of stock were issued;

  •
  that the Company's ability to pursue growth through oil and gas exploration may be impacted by any decrease in its operating cash flow, given that a significant portion of Venoco's capital expenditures for its oil and gas exploration activities is funded by cash flow from its operations;

  •
  that significant growth in the Company's reserves and production will require it to make substantial capital expenditures, and that there is no assurance that funding for those expenditures will be available on acceptable terms when needed; and

  •
  that the business is subject to a variety of regulatory and operating risks.

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  That the Special Committee believed the merger consideration was fair in light of the Company's business, operations, financial condition, strategy and prospects, as well as the Company's historical and projected financial performance.

  •
  The absence of material regulatory approvals or third party consents required to consummate the merger (provided, however, that third party consents may, in certain circumstances, be required in connection with Mr. Marquez's proposed financing plan).

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  The Special Committee's consideration of alternative types of transactions, including dispositions of certain assets, which the Special Committee concluded were unlikely to provide a superior alternative to the merger given the inherent uncertainty associated with selling material parts of the Company, the viability of the remaining Company after such sale and the substantial risks and the potential long time frames associated with certain of the alternative transactions.

  •
  The opinion and financial presentation of BofA Merrill Lynch, dated January 16, 2012, to the Special Committee as to the fairness, from a financial point of view and as of such date, of the $12.50 per share consideration to be received in the merger by holders of the Common Stock (other than holders who enter into rollover or other arrangements in connection with the merger, Parent, Merger Sub, and their respective affiliates), which opinion was based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken as more fully described in the section entitled "Special Factors—Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated" beginning on page 28;

  •
  The efforts made by the Special Committee and its advisors to negotiate and execute a Merger Agreement favorable to Venoco and its unaffiliated stockholders under the circumstances and the fact that extensive negotiations regarding the Merger Agreement were held between the Special Committee and its independent advisors and Mr. Marquez and his advisors over the course of nearly five months.

  •
  The terms and conditions of the Merger Agreement, including:

  •
  the non-waivable requirement that the Merger Agreement be adopted by the holders of a majority of the outstanding shares of Common Stock excluding shares owned by the excluded stockholders;

  •
  the provision of the Merger Agreement allowing the Board (acting through the Special Committee, if then in existence) to withdraw or change its recommendation of the Merger Agreement, and to terminate the Merger Agreement, in certain circumstances relating to the presence of a superior proposal, subject, in certain cases, to a reimbursement by the Company to Parent of up to $10 million of certain of Parent's expenses; and

  •
  that the Company would be able to terminate the Merger Agreement and be reimbursed for up to $4 million of certain of its expenses if Parent is unable to secure committed financing within the time period specified in the Merger Agreement.

  •
  The availability of appraisal rights under Delaware law to holders of shares of the Common Stock who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides stockholders who comply with all of the required procedures under Delaware law with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement.

  •
  The Special Committee's belief that it was fully informed about the extent to which the interests of Mr. Marquez and other members of management in the merger differed from those of the Company's other stockholders.

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  The fact that, in the absence of the merger, the Company would continue to incur significant expenses by remaining a public company, including the legal, accounting, transfer agent, printing and filing fees and that those expenses could adversely affect the Company's financial performance and the value of the Common Stock.

        In the course of reaching the determinations and decisions, and making the recommendation, described above, the Special Committee also considered the following factors relating to the procedural safeguards that the Special Committee believes were and are present to ensure the fairness of the merger and to permit the Special Committee to represent the Company's unaffiliated stockholders, each of which safeguards the Special Committee believed supported its decision and provided assurance of the fairness of the merger to the Company's unaffiliated stockholders:

  •
  The existence of a "majority of the minority" voting requirement pursuant to which the consummation of the merger requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock excluding shares owned by the excluded stockholders.

  •
  That the Special Committee consists of six independent directors who are not officers or controlling stockholders of the Company, or affiliated with Mr. Marquez or the Marquez Investors.

  •
  That the members of the Special Committee were adequately compensated for their services and that their compensation was in no way contingent on their approving the Merger Agreement and taking the other actions described in this proxy statement.

  •
  That the members of the Special Committee will not personally benefit from the completion of the merger in a manner materially different from the Company's public stockholders.

  •
  That the Special Committee retained and was advised by independent legal counsel and financial advisors.

  •
  That the Special Committee was involved in extensive deliberations over a period of approximately five months regarding Mr. Marquez's proposal to acquire the Company, and was provided with access to the Company's management in connection with its due diligence.

  •
  That the Special Committee had ultimate authority to decide whether or not to proceed with a transaction or any alternative thereto, subject to the Board's approval of the Merger Agreement, as required by Delaware law.

  •
  That the Special Committee was aware that it had no obligation to recommend any transaction, including the proposal put forth by Mr. Marquez.

  •
  That the Company is permitted under certain circumstances to respond to inquiries regarding acquisition proposals and, upon reimbursement of certain of Parent's expenses, to terminate the Merger Agreement in order to enter into any agreement for a superior transaction.

  •
  That under Delaware law, the stockholders of the Company have the right to demand appraisal of their shares.

  •
  That the Special Committee made its evaluation of the Merger Agreement and the merger based upon the factors discussed in this proxy statement, independent of members of management, including Mr. Marquez, and with knowledge of the interests of management in the merger.

        In the course of reaching the determinations and decisions, and making the recommendation, described above, the Special Committee considered the following risks and potentially negative factors relating to the Merger Agreement, the merger and the other transactions contemplated thereby:

  •
  That the Company's stockholders, other than the Marquez Investors, will have no ongoing equity participation in the Company following the merger, and that such stockholders will cease to participate in the Company's future earnings or growth, if any, or to benefit from increases, if any, in the value of the Common Stock, and will not participate in any potential future sale of the Company to a third party.

  •
  The participation in the merger by Mr. Marquez and the fact that his interests in the transaction differ from those of our unaffiliated stockholders.

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  The possibility that Mr. Marquez could, at a later date, engage in unspecified transactions including restructuring efforts, the formation of a master limited partnership or the sale of some or all of Parent or its assets to one or more purchasers that could conceivably produce a higher aggregate value than that available to stockholders in the merger.

  •
  That Parent does not yet have any committed financing arrangements and that there are no assurances that Parent will be able to obtain sufficient financing to consummate the transaction.

  •
  That Mr. Marquez's majority ownership of the Common Stock may have impacted the interest of third parties in making offers that were competitive with Mr. Marquez's.

  •
  The risk of incurring substantial expenses related to the merger, including in connection with any litigation that might result.

  •
  The risk that there can be no assurance that all conditions to the parties' obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if the Merger Agreement is adopted and approved by the Company's stockholders and the majority of the Company's unaffiliated stockholders.

  •
  The Merger Agreement's restrictions on the conduct of the Company's business prior to the completion of the merger, generally requiring the Company to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger.

  •
  The risks and costs to the Company if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships.

  •
  That the receipt of cash in exchange for shares of Common Stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.

  •
  The possibility that, under certain circumstances under the Merger Agreement, the Company may be required to reimburse up to $10 million of certain of Parent's expenses.

        In the course of reaching its decision to recommend to the Board that the Board approve the Merger Agreement, the Special Committee did not consider the liquidation value of the Company because it considered the Company to be a viable going concern and therefore did not consider liquidation value to be a relevant methodology. Further, the Special Committee did not consider net book value, which is an accounting concept, as a factor because it believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. The Company's net book value per share as of September 30, 2011 was approximately $0.65, or approximately 95% lower than the $12.50 per share cash merger consideration.

        The foregoing discussion of the information and factors considered by the Special Committee includes the material factors considered by the Special Committee. In view of the variety of factors considered in connection with its evaluation of the merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Special Committee recommended the Merger Agreement and the merger based upon the totality of the information it considered.

  The Board of Directors

        The Board consists of seven directors, one of whom, Mr. Marquez, has interests in the merger different from the interests of the Company's unaffiliated stockholders generally. The Board established the Special Committee of independent directors and empowered it with exclusive authority to study, review, evaluate, negotiate and, if appropriate, make a recommendation to the Board regarding the proposal from Mr. Marquez or any alternative thereto. On January 16, 2012, on the basis of the Special Committee's recommendation and the other factors described below, the Board unanimously (with Mr. Marquez abstaining from the vote and recusing himself from the discussion):

  •
  determined that the Merger Agreement, and the transactions contemplated thereby, are fair, advisable and in the best interests of the unaffiliated stockholders of the Company;

  •
  took all actions so that the Merger Agreement, the merger and the other transactions contemplated thereby, the Rollover Commitment and the Voting Agreement would not be subject to the restrictions on business combinations set forth in Section 203;

  •
  approved various related agreements; and

  •
  recommended that the Company's stockholders vote to adopt the Merger Agreement.

        In determining that the Merger Agreement is fair, advisable and in the best interests of the unaffiliated stockholders of Venoco, and approving the Merger Agreement, the merger and the other transactions contemplated thereby, and recommending that the Company's stockholders vote for the adoption of the Merger Agreement, the Board, which, with Mr. Marquez abstaining and excusing himself from all discussions concerning the Merger Agreement, the merger and the other transactions contemplated thereby, consisted of all the members of the Special Committee, expressly adopted the analysis of the Special Committee, which is discussed above.

        The foregoing discussion of the information and factors considered by the Board includes the material factors considered by the Board. In view of the variety of factors considered in connection with its evaluation of the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board approved and recommends the Merger Agreement and the merger based upon the totality of the information presented to and considered by it.

        The Board recommends that you vote FOR the adoption of the Merger Agreement.

 Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

        The Special Committee has retained BofA Merrill Lynch to act as the Special Committee's financial advisor in connection with the merger. On January 16, 2012, at a meeting of the Special Committee held to evaluate the merger, BofA Merrill Lynch delivered to the Special Committee an oral opinion, confirmed by delivery of a written opinion dated January 16, 2012, to the effect that, as of such date and based on and subject to various assumptions and limitations described in its opinion, the $12.50 per share consideration to be received in the merger by holders of the Common Stock (other than holders who enter into rollover or other arrangements in connection with the merger, Parent, Merger Sub, and their respective affiliates) was fair, from a financial point of view, to such holders.

        The full text of BofA Merrill Lynch's written opinion, dated January 16, 2012, to the Special Committee, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch's opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Special Committee for the benefit and use of the Special Committee (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch's opinion did not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger (including the decision to enter into the Merger Agreement without committed financing). BofA Merrill Lynch also expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any related matter.

        In connection with its opinion, BofA Merrill Lynch, among other things:

  •
  reviewed certain publicly available business and financial information relating to the Company;

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  reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Merrill Lynch by the Company's management, including certain financial forecasts relating to the Company prepared by the Company's management, such forecasts referred to as the Company forecasts, and certain assumptions reflected therein and sensitivities thereto discussed with the Company's management as to crude oil and natural gas commodity pricing;

  •
  reviewed certain estimates of the Company's oil and gas reserves, including estimates prepared by the Company's management, such estimates referred to as management reserve reports, and estimates of proved, probable and possible reserves prepared by the Company's independent engineering firms as of December 31, 2010, June 30, 2011 and September 30, 2011, such estimates referred to as third party reserve reports and, together with management reserve reports, referred to as reserve reports;

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  discussed the past and current business, operations, financial condition and prospects of the Company with members of the Company's senior management;

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  reviewed the trading history for the Common Stock and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

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  compared certain financial and stock market information of the Company with similar information of other companies BofA Merrill Lynch deemed relevant;

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  compared certain financial terms and other data of the merger to financial terms and other data, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

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  considered the results of BofA Merrill Lynch's efforts on behalf of the Company to solicit during the summer of 2011, at the Company's direction, indications of interest from third parties with respect to a possible acquisition of the Company, the fact that the Company subsequently publicly announced the receipt of an acquisition proposal from Mr. Marquez and that it would explore its strategic alternatives and, following such announcement, the results of BofA Merrill Lynch's efforts on behalf of the Company to further solicit, at the direction of the Special Committee, indications of interest from third parties with respect to a possible acquisition of the Company;

  •
  reviewed the Merger Agreement; and

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  performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

        In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the Company's management that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company forecasts and management reserve reports, BofA Merrill Lynch was advised by the Company, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the Company's management as to the future financial performance of the Company and the other matters covered thereby. With respect to third party reserve reports, BofA Merrill Lynch assumed, with the Special Committee's consent, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the preparers thereof as to the oil and gas reserves of the Company reflected therein. BofA Merrill Lynch relied, at the Special Committee's direction, upon the assessments of the Company's management as to the Company's future oil and natural gas drilling and production, market and cyclical trends and prospects relating to the oil and gas industry, regulatory matters with respect thereto and the potential impact thereof on the Company.

        BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company (other than reserve reports which BofA Merrill Lynch reviewed and relied upon without independent verification for purposes of its opinion), nor did BofA Merrill Lynch make any physical inspection of the properties or assets of the Company. BofA Merrill Lynch is not an expert in the evaluation of oil and gas reserves, drilling or production levels and it expressed no view as to the Company's reserve quantities or the development or production (including, without limitation, as to the feasibility or timing) of any oil or gas properties of the Company (including unevaluated properties). BofA Merrill Lynch also expressed no view as to future crude oil, natural gas and related commodity prices reflected in the financial forecasts and other information and data utilized in its analyses, which prices are subject to significant volatility and which, if different than as assumed, could have a material impact on BofA Merrill Lynch's analyses or opinion. BofA Merrill Lynch did not evaluate the solvency or fair value of the Company, Parent or any of their respective affiliates or other entities under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the Special Committee's direction, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or the merger.

        BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger or any terms, aspects or implications of any rollover or other arrangements, agreements or understandings entered into in connection with the merger or otherwise. BofA Merrill Lynch also expressed no view or opinion as to any potential financing for the merger or the likelihood of consummation thereof. BofA Merrill Lynch's opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by holders of the Common Stock (other than holders who enter into rollover or other arrangements in connection with the merger, Parent, Merger Sub, and their respective affiliates) and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise.

        BofA Merrill Lynch's opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. The credit, financial and stock markets have been experiencing unusual volatility and BofA Merrill Lynch expressed no opinion or view as to any potential effects of such volatility on the Company, Parent, its affiliates or the merger. It should be understood that subsequent developments may affect BofA Merrill Lynch's opinion, and BofA Merrill Lynch does not have any obligation to update, revise, or reaffirm its opinion. The issuance of BofA Merrill Lynch's opinion was approved by BofA Merrill Lynch's Americas Fairness Opinion Review Committee. Except as described in this summary, the Special Committee imposed no other instructions or limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

        The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to the Special Committee in connection with its opinion, dated January 16, 2012. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch. Except as otherwise described below, financial information of the Company reflected NYMEX strip pricing as of January 13, 2012, the last trading day prior to announcement of the merger.

  Discounted Cash Flow Analysis (Life-of-Field Basis)

        BofA Merrill Lynch performed a discounted cash flow analysis based on the life-of-field of the Company's reserves by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that the Company's different reserve categories could generate, including the Company's (a) proved developed producing reserves, (b) proved developed non-producing reserves, (c) proved undeveloped reserves, (d) probable reserves, (e) possible reserves and (f) additional resource potential. In order to evaluate the potential impact that fluctuations in crude oil and natural gas commodity pricing could have on the Company's cash flows, BofA Merrill Lynch considered the following four pricing scenarios: (i) under the first scenario, pricing assumptions were based on average historical pricing from October 1, 2011 to December 31, 2011 for calendar year 2011 and strip pricing for calendar years 2012 through 2015 quoted on NYMEX as of January 13, 2012 (which reflected pricing estimates of $94.03 per barrel and $3.33 per MMBtu for calendar year 2011, $99.55 per barrel and $2.98 per MMBtu for calendar year 2012, $97.69 per barrel and $3.73 per MMBtu for calendar year 2013, $96.43 per barrel and $4.19 per MMBtu for calendar year 2014, $94.43 per barrel and $4.51 per MMBtu for calendar year 2015 and escalating 3% per year thereafter), (ii) under the second scenario, pricing estimates of $80 per barrel and $3.50 per MMBtu were assumed, (iii) under the third scenario, pricing estimates of $90 per barrel and $4.50 per MMBtu were assumed and (iv) under the fourth scenario, pricing estimates of $100 per barrel and $5.50 per MMBtu were assumed. The after-tax free cash flows were then discounted to present value as of September 30, 2011 using various discount rates ranging from 8% to 35% depending on reserve category. BofA Merrill Lynch also calculated the net present value as of September 30, 2011 of the Company's net operating loss and alternative minimum tax carryforwards as of December 31, 2010, the Company's after-tax hedging position based on the four pricing scenarios described above and the Company's general and administrative expenses using discount rates ranging from 8% to 10%. The implied enterprise value reference ranges indicated by this analysis were adjusted for the Company's net working capital and long-term debt set forth on its balance sheet as of September 30, 2011. Financial and operating data of the Company were based on the Company forecasts and reserve reports and the Company's public filings. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges Based on
NYMEX Strip Pricing Scenario	$80 / $3.50 Price Scenario	$90 / $4.50 Price Scenario	$100 / $5.50 Price Scenario	Merger Consideration
$11.59 - $17.99	$4.75 - $9.25	$9.25 - $14.89	$14.34 - $21.27	$12.50

  Selected Precedent Transactions Analyses

        Sum-of-the-Parts Selected Property Precedent Transactions Analysis.    BofA Merrill Lynch performed a sum-of-the-parts selected property precedent transactions analysis in which financial and operating information, to the extent publicly available, was reviewed relating to the following 17 selected transactions involving the sale of oil and gas properties in California with transaction values of $10 million or more, 13 of which were primarily oil producing properties, referred to as the selected oil-weighted transactions, and four of which were primarily gas producing properties, referred to as the selected gas-weighted transactions:

Selected Oil-Weighted Transactions
Announcement Date	Acquiror	Target
• 04/15/10	• Hanwha Group	• Proteus Energy Corporation
• 05/21/08	• Undisclosed	• Pacific Energy Resources Ltd.
• 03/19/07	• Venoco, Inc.	• Berry Petroleum Company
• 08/07/06	• Occidental Petroleum Corporation	• Plains Exploration & Production Company
• 07/24/06	• Linn Energy, LLC	• Blacksand Energy, LLC
• 05/22/06	• Pacific Energy Resources Ltd.	• Cameros Energy, Inc.
• 12/12/05	• Warren Resources, Inc.	• Global Oil Production, LLC; Wilmington Management, LLC
• 03/15/05	• Plains Exploration & Production Company	• Bentley-Simonson, Inc.
• 12/02/04	• Pacific Energy Resources Ltd.	• PetroCal, Inc.
• 11/30/04	• Warren Resources, Inc.	• Magness Petroleum Company
• 09/30/04	• Dos Cuadras Offshore Resources, LLC	• Plains Exploration & Production Company
• 09/13/04	• BreitBurn Energy Partners L.P.	• Undisclosed
• 08/10/04	• E & B Natural Resources Management Corporation	• Hallador Petroleum, LLP

Selected Gas-Weighted Transactions
Announcement Date	Acquiror	Target
• 02/24/11	• Occidental Petroleum Corporation	• Rosetta Resources Inc.
• 02/20/09	• Venoco, Inc.	• Aspen Exploration Corporation
• 04/02/07	• Rosetta Resources Inc.	• Output Exploration, LLC
• 02/14/07	• Venoco, Inc.	• Undisclosed

BofA Merrill Lynch reviewed, among other things, the purchase prices paid for the target properties, normalized to reflect current oil and gas commodity pricing based on NYMEX 12-month strip pricing as of January 13, 2012, referred to as adjusted purchase prices, as multiples of such properties' estimated proved reserves (in $ per barrels of oil equivalent, or Boe) and daily production (in Boe per day) based on the most recently completed quarter for which information was publicly available. BofA Merrill Lynch then applied selected proved reserves and daily production data derived from the selected transactions of $12.50 to $17.50 and $125,000 to $140,000, respectively, to the Company's proved reserves as of September 30, 2011 and daily production for the third quarter of calendar year 2011 in Southern California and $6.00 to $9.00 and $25,000 to $30,000, respectively, to the Company's proved reserves as of September 30, 2011 and daily production for the third quarter of calendar year 2011 in the Sacramento Basin. In calculating a sum-of-the-parts implied enterprise value of the Company, BofA Merrill Lynch then added implied enterprise value reference ranges derived from the life-of-field discounted cash flow analysis for the Company's additional resource potential, net operating loss and alternative minimum tax carryforwards, hedging position and general and administrative expenses as described above under the caption "—Discounted Cash Flow Analysis (Life-of-Field Basis)." The implied enterprise value reference ranges indicated by this analysis were adjusted for the Company's net working capital and long-term debt set forth on its balance sheet as of September 30, 2011. Financial and operating data of the selected transactions were based on publicly available information. Financial and operating data of the Company were based on the Company forecasts and reserve reports and the Company's public filings. This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration
$7.55 - $13.03	$12.50

        Selected Company Precedent Transactions Analysis.    BofA Merrill Lynch reviewed, to the extent publicly available, financial and operating information relating to the following 20 selected transactions involving companies in the oil and gas development and production industry with transaction values of between $750 million and $5 billion and announced from January 1, 2004 to December 31, 2011:

Announcement Date	Acquiror	Target
• 10/17/11	• Statoil ASA	• Brigham Exploration Company
• 11/09/10	• Chevron Corporation	• Atlas Energy, Inc.
• 04/15/10	• Apache Corporation	• Mariner Energy, Inc.
• 04/04/10	• SandRidge Energy, Inc.	• Arena Resources, Inc.
• 11/01/09	• Denbury Resources Inc.	• Encore Acquisition Company
• 04/30/08	• Stone Energy Corporation	• Bois d'Arc Energy, Inc.
• 07/17/07	• Plains Exploration & Production Company	• Pogo Producing Company
• 01/07/07	• Forest Oil Corporation	• The Houston Exploration Company
• 06/23/06	• Anadarko Petroleum Corporation	• Western Gas Resources, Inc.
• 04/21/06	• Petrohawk Energy Corporation	• KCS Energy, Inc.
• 01/23/06	• Helix Energy Solutions Group, Inc.	• Remington Oil and Gas Corporation
• 10/13/05	• Occidental Petroleum Corporation	• Vintage Petroleum, Inc.
• 09/19/05	• Norsk Hydro ASA	• Spinnaker Exploration Company
• 09/12/05	• Mariner Energy, Inc.	• Forest Oil Corporation
• 01/26/05	• Cimarex Energy Co.	• Magnum Hunter Resources Corporation
• 12/16/04	• Noble Energy, Inc.	• Patina Oil & Gas Corporation
• 05/04/04	• Pioneer Natural Resources Company	• Evergreen Resources, Inc.
• 04/15/04	• EnCana Corporation	• Tom Brown, Inc.
• 04/07/04	• Kerr-McGee Corporation	• Westport Resources Corporation
• 02/12/04	• Plains Exploration & Production Company	• Nuevo Energy Company

BofA Merrill Lynch reviewed, among other things, the equity purchase prices paid for the target companies as a multiple of the target companies' then current year and one-year forward estimated discretionary cash flow. BofA Merrill Lynch also reviewed transaction values, calculated as the purchase prices paid for the target companies, plus debt, less cash and other adjustments, as a multiple of the target companies' then current year and one-year forward estimated earnings before interest, taxes, depreciation, amortization and exploration expense, referred to as EBITDA. In addition, BofA Merrill Lynch reviewed the adjusted purchase prices paid for the target companies as multiples of such target companies' estimated proved reserves (in $/Boe) and daily production (in $/Boe per day) based on the most recently completed quarter for which information was publicly available. BofA Merrill Lynch then applied selected current year and one-year forward discretionary cash flow multiples derived from the selected transactions of 6.5x to 7.5x and 5.5x to 6.5x, respectively, to the Company's calendar years 2011 and 2012 estimated discretionary cash flow, selected current year and one-year forward EBITDA multiples derived from the selected transactions of 6.5x to 8.0x and 6.0x to 7.0x, respectively, to the

Company's calendar years 2011 and 2012 estimated EBITDA and selected proved reserves and daily production data derived from the selected transactions of $15.00 to $20.00 and $75,000 to $100,000, respectively, to the Company's proved reserves as of September 30, 2011 and daily production for the third quarter of calendar year 2011. The implied enterprise value reference ranges indicated by this analysis were adjusted for the Company's net working capital and long-term debt set forth on its balance sheet as of September 30, 2011. Financial and operating data of the selected transactions were based on publicly available information. Financial and operating data of the Company were based on the Company forecasts and reserve reports, the Company's public filings and publicly available research analysts' consensus estimates relating to the Company, referred to as Wall Street estimates. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges Based on
Company Forecasts	Wall Street Estimates	Merger Consideration
$11.87 - $18.36	$10.25 - $15.93	$12.50

        No assets, company, business or transaction used in these analyses is identical to the Company, its assets or the merger. Accordingly, an evaluation of the results of these analyses is not entirely mathematical. Rather, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the assets, companies, business segments or transactions to which the Company, its assets and the merger were compared.

Selected Public Companies Analysis

        BofA Merrill Lynch reviewed financial, operating and stock market information of the Company and, to the extent publicly available, the following 20 selected publicly traded companies in the oil and gas development and production industry, four of which have operations primarily in California, eight of which are primarily oil producing companies and eight of which are primarily gas producing companies:

Selected California Oil and Gas Companies
• Berry Petroleum Company	• Plains Exploration & Production Company
• Occidental Petroleum Corporation	• Warren Resources, Inc.

Selected Oil-Weighted Companies
• Approach Resources Inc.	• Denbury Resources Inc.
• Clayton Williams Energy, Inc.	• Kodiak Oil & Gas Corp.
• Concho Resources Inc.	• Oasis Petroleum Inc.
• Continental Resources, Inc.	• Whiting Petroleum Corporation

Selected Gas-Weighted Companies
• Bill Barrett Corporation	• Penn Virginia Corporation
• Comstock Resources, Inc.	• Petroleum Development Corporation
• Forest Oil Corporation	• Rosetta Resources Inc.
• Goodrich Petroleum Corporation	• SM Energy Company

BofA Merrill Lynch reviewed, among other things, market values, based on closing stock prices on January 13, 2012, of the selected companies as a multiple of calendar years 2011 and 2012 estimated discretionary cash flow. BofA Merrill Lynch also reviewed enterprise values of the selected companies, calculated as market values based on closing stock prices on January 13, 2012, plus debt, less cash and other adjustments, as multiples of calendar years 2011 and 2012 estimated EBITDA and daily production and proved reserves as of December 31, 2010. BofA Merrill Lynch then applied selected calendar years 2011 and 2012 discretionary cash flow multiples derived from the selected companies of 4.5x to 5.5x and 3.0x to 4.0x, respectively, selected calendar years 2011 and 2012 EBITDA multiples derived from the selected companies of 5.5x to 7.0x and 4.5x to 5.5x, respectively, and selected calendar years 2011 and 2012 daily production data derived from the selected companies of $80,000 to $95,000 and $75,000 to $90,000, respectively, to corresponding data of the Company and proved reserves data as of December 31, 2010 derived from the selected companies of $16.00 to $20.00 to the Company's proved reserves as of September 30, 2011. The implied enterprise value reference ranges indicated by this analysis were adjusted for the Company's net working capital and long-term debt set forth on its balance sheet as of September 30, 2011. Financial and operating data of the selected companies were based on publicly available research analysts' estimates, public filings and other publicly available information. Financial and operating data of the Company were based on the Company forecasts and reserve reports, the Company's public filings and Wall Street estimates. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges Based on
Company Forecasts	Wall Street Estimates	Merger Consideration
$8.62 - $14.30	$7.00 - $11.87	$12.50

        No company used in this analysis is identical to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.

Discounted Cash Flow Analysis (Five-Year Basis)

        BofA Merrill Lynch performed a discounted cash flow analysis of the Company by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate during the fourth quarter of the fiscal year ended December 31, 2011 through the full fiscal year ending December 31, 2015 based both on the Company forecasts and Wall Street estimates. BofA Merrill Lynch calculated terminal values for the Company by applying to the Company's fiscal year 2015 estimated EBITDA a range of terminal value multiples of 4.0x to 6.0x. The cash flows and terminal values were then discounted to present value as of September 30, 2011 using discount rates ranging from 12% to 15%. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges Based on
Company Forecasts	Wall Street Estimates	Merger Consideration
$12.64 - $27.11	$6.95 - $19.56	$12.50

  Miscellaneous

        As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to the Special Committee in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that the analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses considered or focusing on information presented in tabular format, without considering all analyses or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch's analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

        In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying BofA Merrill Lynch's analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch's analyses. These analyses were prepared solely as part of BofA Merrill Lynch's analysis of the fairness, from a financial point of view, of the merger consideration and were provided to the Special Committee in connection with the delivery of BofA Merrill Lynch's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch's view of the actual value of the Company.

        The type and amount of consideration payable in the merger was determined through negotiations between the Special Committee and Mr. Marquez, rather than by any financial advisor, and was approved by the Special Committee and the Board. The decision to enter into the Merger Agreement was solely that of the Special Committee and the Board. As described above, BofA Merrill Lynch's opinion and analyses were only one of many factors considered by the Special Committee in its evaluation of the merger and should not be viewed as determinative of the views of the Special Committee, the Board or management with respect to the merger or the merger consideration.

        The preliminary financial analyses provided to the Special Committee by its financial advisors on October 7, 2011 and December 11, 2011 did not constitute, in any case, an opinion of, or recommendation by, BofA Merrill Lynch with respect to a possible transaction or otherwise. The types of financial analyses performed in connection with the preliminary presentations were generally similar to those contained in BofA Merrill Lynch's final financial presentation to the Special Committee on January 16, 2012 summarized above. However, BofA Merrill Lynch continued to refine various aspects of its financial analyses and certain data used in, and the results of, the preliminary financial analyses may have differed from those in BofA Merrill Lynch's final financial presentation on January 16, 2012 given, among other factors, the different reference dates used in the presentations for public information and commodity pricing and changes in publicly available information, management-prepared projections relating to the Company and market, economic and other conditions. The preliminary presentations were therefore superseded by BofA Merrill Lynch's final financial presentation to the Special Committee on January 16, 2012.

        BofA Merrill Lynch has acted as financial advisor to the Special Committee in connection with the merger and the Company has agreed to pay BofA Merrill Lynch for such services an aggregate fee currently estimated to be approximately $5.3 million, portions of which were payable during BofA Merrill Lynch's engagement and upon the rendering of its opinion and approximately $3.5 million of which is contingent upon consummation of the merger. In addition, the Company also has agreed to reimburse BofA Merrill Lynch for certain expenses incurred by BofA Merrill Lynch in performing its services and to indemnify BofA Merrill Lynch and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

        BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of its businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Parent and certain of their respective affiliates.

        BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Company and have received or in the future may receive compensation for the rendering of these services, including, during the two-year period prior to the date of its opinion, (i) having acted as financial advisor to the Company in connection with its general review of strategic alternatives and a possible acquisition of the Company during the summer of 2011, (ii) having acted as book-running manager for certain debt and equity offerings of the Company and (iii) having acted or acting as a lender under a revolving credit facility of the Company.

        BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in providing financial advisory services in connection with mergers and acquisitions. The Special Committee selected BofA Merrill Lynch to act as its financial advisor in connection with the merger on the basis of BofA Merrill Lynch's experience in similar transactions, its reputation in the investment community and its familiarity with the Company.

Mr. Marquez's Purpose and Reasons for the Merger

        Mr. Marquez believes that, as a public company in its current form, the price of the Common Stock does not adequately reflect the value of the Company or its potential growth, including as a result of the public market undervaluing the potential rewards in certain of the Company's exploration and development projects. Accordingly, the primary purpose of the merger for Mr. Marquez is to benefit from any future earnings and growth of the Company after the merger, while allowing the Company's current stockholders, other than the Marquez Affiliated Entities, to realize the value of their investment.

        For current stockholders, other than the Marquez Affiliated Entities and the holders of restricted shares, the merger will enable them to realize immediately the value of their investments in the Company through their receipt of the per share merger consideration of $12.50 in cash, representing a premium of approximately 63% to the closing market price of the Common Stock on January 13, 2012, the last trading day before the public announcement of the signing of the Merger Agreement, as well as a premium of approximately 75% to the volume-weighted one-month moving average as of that date. They will realize this premium without needing to bear any of the risks associated with the Company's exploration and development operations, which will be borne solely by the Marquez Investors, who hope to realize the benefits associated with future growth of the Company.

        For the Company, being privately held will afford it greater operating flexibility to invest in and pursue projects with long-term growth potential, with the attendant investment risks and capital expenditure requirements, without being subject to public stockholder pressure. In addition, as a privately-held concern, the Company will be better able to incentivize management employees going forward by allowing them to benefit from any long-term growth of the Company.

 Mr. Marquez's Position as to Fairness of the Merger

        Under the rules governing "going-private" transactions, Mr. Marquez, Parent and Merger Sub are required to express their beliefs as to the substantive and procedural fairness of the merger to our stockholders. Mr. Marquez, Parent and Merger Sub are making the statements included in this subsection and the subsection entitled "—Parent's and Merger Sub's Position as to Fairness of the Merger" solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of Mr. Marquez, Parent and Merger Sub as to the fairness of the proposed merger should not be construed as a recommendation to any of our stockholders as to how such stockholder should vote on the proposal to adopt and approve the Merger Agreement. Given Mr. Marquez's participation in the transaction, Mr. Marquez did not vote or otherwise participate in the deliberations of the Special Committee or the Board when the Special Committee voted to recommend, or the Board voted to approve, the Merger Agreement and did not receive advice from the Company's or the Special Committee's legal or financial advisors. As disclosed under "—Interests of Venoco's Directors and Executive Officers in the Merger" and "—Certain Effects of the Merger", Mr. Marquez has interests in the merger different from, and in addition to, those of the other stockholders of the Company.

        The unaffiliated stockholders of the Company were represented by the Special Committee, which Special Committee negotiated the terms and conditions of the Merger Agreement and retained its own independent legal and financial advisors. Mr. Marquez did not undertake a formal evaluation of the merger or engage a financial advisor for that purpose. Mr. Marquez believes that the Merger Agreement and the merger are substantively and procedurally fair to the unaffiliated stockholders based upon his knowledge of the Company, as well as the factors considered by, and the findings of, the Special Committee and the Board with respect to the fairness of the merger to such unaffiliated stockholders. In particular, Mr. Marquez noted that the per share merger consideration of $12.50 in cash represented a premium of approximately 63% to the closing market price of the Common Stock on January 13, 2012, the last trading day before the public announcement of the signing of the Merger Agreement, as well as a premium of approximately 75% to the volume-weighted one-month moving average as of that date. In addition, Mr. Marquez considered the fact that the Special Committee engaged in an extensive process for alternative proposals after receiving Mr. Marquez's original proposal on August 26, 2011 and the fact that the Special Committee received an opinion from BofA Merrill Lynch, dated January 16, 2012, as to the fairness, from a financial point of view and based upon and subject to the various considerations and assumptions described in the opinion, of the $12.50 per share consideration to be received in the merger by holders of Common Stock (other than holders who enter into rollover or other arrangements in connection with the merger, Parent, Merger Sub, and their respective affiliates) (see "—Reasons for the Merger; Recommendation of the Special Committee and of the Board of Directors; Fairness of the Merger" beginning on page 23 and "—Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated" beginning on page 28). Mr. Marquez also agrees with the determinations and conclusions of the Special Committee and the Board based on the reasonableness of those determinations and conclusions, which he adopts (see "—Reasons for the Merger; Recommendation of the Special Committee and of the Board of Directors; Fairness of the Merger" beginning on page 23).

        In considering the fairness of the merger to the Company's unaffiliated stockholders, Mr. Marquez also considered that, in addition to the vote required under Delaware law, the transaction will be subject to the affirmative approval of a majority of the outstanding shares of Common Stock excluding shares owned by the excluded stockholders.

        While Mr. Marquez is a director of the Company, because of his differing interests in the merger, he neither served on the Special Committee, nor participated in the negotiation of the Merger Agreement on behalf of the Company or the Special Committee's evaluation of the Merger Agreement and the merger. In addition, he recused himself from the Board's discussions on, and abstained from voting on the Board's approval of, the Merger Agreement and the merger. For these reasons, Mr. Marquez does not believe that his interests in the merger influenced the decision of the Special Committee or the Board with respect to the Merger Agreement or the merger.

        The foregoing discussion of the information and factors considered and given weight by Mr. Marquez in connection with the fairness of the Merger Agreement and the merger is not intended to be exhaustive but is believed to include all material factors considered by Mr. Marquez. Mr. Marquez did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching his position as to the fairness of the Merger Agreement and the merger. Mr. Marquez believes that these factors provide a reasonable basis for his belief that the merger is fair to the unaffiliated stockholders.

Parent's and Merger Sub's Position as to Fairness of the Merger

        Parent's and Merger Sub's views as to fairness of the proposed merger should not be construed as a recommendation to any stockholder as to how that stockholder should vote on the proposal to adopt and approve the Merger Agreement.

        Parent and Merger Sub attempted to negotiate the terms of a transaction that would be most favorable to themselves, and not to stockholders of the Company and, accordingly, did not negotiate the Merger Agreement with the goal of obtaining terms that were fair to such stockholders. Neither Parent nor Merger Sub participated in the deliberations of the Board or the Special Committee regarding, or received advice from the Company's or the Special Committee's legal or financial advisors as to, the substantive and procedural fairness of the proposed merger. Neither Parent nor Merger Sub undertook any independent evaluation of the fairness of the proposed merger, nor did they engage a financial advisor for such purposes. Parent and Merger Sub believe, however, that the proposed merger is substantively and procedurally fair to unaffiliated stockholders of the Company based upon the same factors considered by Mr. Marquez with respect to the fairness of the proposed merger to such stockholders. See "Special Factors—Mr. Marquez's Position as to Fairness of the Merger" beginning on page 38. Parent and Merger Sub agree with the determinations and conclusions of Mr. Marquez based on the reasonableness of these determinations and conclusions, which they adopt.

        The foregoing discussion of the information and factors considered and given weight by Parent and Merger Sub in connection with the fairness of the merger is not intended to be exhaustive but is believed to include all material factors considered by Parent and Merger Sub. Neither Parent nor Merger Sub found it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching its conclusion as to the fairness of the proposed merger. Rather, their fairness determination was made after consideration of all of the foregoing factors as a whole.

Purposes and Reasons for, and Plans for the Company after, the Merger

        The purpose of the merger for the Company is to enable its stockholders, other than the Marquez Affiliated Entities, to realize the value of their investment in the Company through their receipt of the per share merger consideration of $12.50 in cash, representing a premium of approximately 63% to the closing market price of the Common Stock on January 13, 2012, the last trading day before the public announcement of the signing of the Merger Agreement. In this respect, the Board believed that the merger was more favorable to those stockholders than the potential value that might result from other alternatives available to the Company, a conclusion partly based on the extensive exploration of strategic alternatives conducted by the Special Committee since Mr. Marquez's initial proposal was made in August 2011. For this reason, and the reasons discussed under "Special Factors—Reasons for the Merger; Recommendation of the Special Committee and of the Board of Directors; Fairness of the Merger", the Board has determined that the Merger Agreement and the merger, upon the terms and conditions set forth in the Merger Agreement, are advisable, fair to and in the best interests of the Company and its unaffiliated stockholders.

        For Mr. Marquez, Parent and Merger Sub, the purpose of the merger is to allow such persons to own the Company and to bear the rewards and risks of such ownership after the Common Stock ceases to be publicly traded.

        Except as described in the immediately following paragraph, it is expected that, upon consummation of the merger, the operations of the Company will be conducted substantially as they currently are being conducted except that the Common Stock will cease to be publicly traded. Following the consummation of the merger, the registration of the Common Stock and the Company's reporting obligations under the Exchange Act with respect to the Common Stock will be terminated upon application to the SEC, although it expects to continue to file reports with the SEC to the extent required by the indentures governing its senior notes. In addition, upon consummation of the merger, the Common Stock will no longer be listed on any exchange or quotation system, including the NYSE, and price quotations will no longer be available. The Company will not be subject to the obligations and constraints, and the related direct and indirect costs, associated with having publicly traded equity securities.

        Mr. Marquez has advised the Company that, following the consummation of the merger, he intends to consider a variety of additional possible corporate transactions, including transferring certain of the Company's oil and gas assets into a newly-formed, publicly-traded master limited partnership or selling certain of the Company's oil and gas assets to third parties. See "Special Factors—Financing" beginning on page 43. Mr. Marquez has not definitively decided whether he will cause the Company to pursue any of such transactions, or which transactions, if any, he would cause the Company to pursue. Such transactions will be subject to significant risk and uncertainty, but if pursued and successfully executed, could substantially increase the value of the Company, which increased value would be realized entirely by Mr. Marquez and/or any future investors in the Company. The Board and the Special Committee were aware of the possibility of such transactions and considered them, among other matters, in reaching their decision to approve the merger agreement and recommend that the Company's stockholders vote in favor of approving and adopting the Merger Agreement. See "Special Factors—Reasons for the Merger; Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger" beginning on page 23. Additionally, following the merger, Mr. Marquez and the other members of the Company's management will continuously evaluate and review the Company's business and operations and may develop new plans and proposals that they consider appropriate to maximize the value of the Company, and may undertake any such actions if they are deemed desirable at any time following the closing of the merger. Mr. Marquez expressly reserves the right to make any changes he deems appropriate in light of such evaluation and review or in light of future developments.

        If the Merger Agreement is not adopted and approved by the Company's stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain an independent public company and the Common Stock will continue to be listed and traded on the NYSE. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that Company stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, those associated with the oil and gas industry, and general industry, economic, regulatory and market conditions. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Common Stock. From time to time, the Board will evaluate and review, among other things, the business operations, properties, dividend policy and capitalization of the Company and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the Merger Agreement is not adopted and approved by the Company's stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered, or that the business, prospects or results of operations of the Company will not be adversely impacted.

        In addition, if the Merger Agreement is terminated, in the limited circumstances described below under "The Merger Agreement—Fees and Expenses" beginning on page 73, the Company will be required to reimburse Parent's out-of-pocket expenses for the transaction of up to $10 million (with certain further limitations on such amount depending on the circumstance of termination).

Certain Effects of the Merger

        If the Merger Agreement is adopted by the Company's stockholders and the other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into the Company with the Company being the surviving corporation.

        Upon the consummation of the merger:

  •
  shares of Common Stock held by the Marquez Affiliated Entities will be contributed to Parent prior to the effectiveness of the merger in exchange for shares of common stock of Parent (see "Agreements Involving Common Stock; Transactions Between Marquez Investors and the Company—Agreements Involving Common Stock—Rollover Commitment" beginning on page 76);

  •
  each share of Common Stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by the Company, Parent, Merger Sub and the Marquez Affiliated Entities, holders of restricted shares and holders who have perfected and not withdrawn a demand for appraisal rights) will immediately be converted into the right to receive $12.50 in cash, without interest and less any applicable withholding taxes;

  •
  each outstanding option to acquire Common Stock (all of which are fully vested) will be converted into the right to receive a cash payment equal to the number of shares of Common Stock underlying such option multiplied by the amount (if any) by which $12.50 exceeds the option's exercise price, without interest and less applicable withholding taxes; and

  •
  each restricted share of Common Stock will be converted into the right to receive a cash payment of $12.50, without interest and less any applicable withholding taxes, at the time such share is scheduled to vest under its terms (with any performance-based vesting conditions applicable to such restricted share deemed to be attained at target levels).

        Furthermore, as soon as practicable following the date of the Merger Agreement, the Company will take such actions as may be required to provide that no "offering period" under the employee stock purchase plan, or the "ESPP", will be commenced after the date of the Merger Agreement. If the closing of the merger occurs during a current offering period, the closing date will be the last day of such offering period and the "purchase date" under the ESPP, with each ESPP participant's option for such offering period being exercised as of such purchase date in accordance with the terms of the ESPP. All payroll deductions under the ESPP will cease as of such purchase date and all shares of Common Stock acquired under the ESPP on such purchase date will receive the merger consideration.

        Following the merger, the entire equity in the surviving corporation will ultimately be owned by the Marquez Investors. If the merger is completed, the Marquez Investors and any other investors that roll over their Common Stock into Parent will be the sole beneficiaries of our future earnings and growth, if any, and will be entitled to vote on corporate matters affecting the Company following the merger. Similarly, the Marquez Investors and any other investors that roll over their Common Stock into Parent will also bear the risks of ongoing operations, including the risks of any decrease in our value after the merger and the operational and other risks related to the incurrence by the surviving corporation of significant additional debt as described below under "Special Factors—Financing".

        If the merger is completed, the Company's unaffiliated stockholders will have no interest in the Company's net book value or net earnings. The table below sets forth the direct and indirect interests in the Company's net book value and net earnings of the Marquez Investors prior to and immediately after the merger, based upon the net book value of the Company at September 30, 2011 and December 31, 2010, and the net income of the Company for the year ended December 31, 2010.

Ownership Prior to the Merger
	Net Book Value				Earnings
	December 31, 2010		September 30, 2011		December 31, 2010
Name	%	$(000's)%		$(000's)%		$(000's)
Timothy M. Marquez(1)	50	$(42,119)	50	$19,887	50	$33,760

Ownership After the Merger
	Net Book Value				Earnings
	December 31, 2010		September 30, 2011		December 31, 2010
Name	%	$(000's)%		$(000's)%		$(000's)
Timothy M. Marquez(1)(2)	100	$(84,237)	100	$39,774	100	$67,520

(1)
Includes interests held by the Marquez Trust and the Marquez Foundation.

(2)
Following the consummation of the merger, Mr. Marquez will have an indirect interest in our net book value and earnings as a result of his beneficial ownership of all the equity interests in Parent.

        A primary benefit of the merger to our stockholders (other than the Marquez Affiliated Entities) will be the right of such stockholders to receive a cash payment of $12.50, without interest, for each share of Common Stock held by such stockholders as described above, representing a premium of approximately 63% to the closing market price of the Common Stock on January 13, 2012, the last trading day before the public announcement of the signing of the Merger Agreement, as well as a premium of approximately 75% to the volume-weighted one-month moving average as of that date. Additionally, such stockholders will avoid the risk of any possible decrease in our future earnings, growth or value, and the risks related to our additional leverage.

        The primary detriments of the merger to such stockholders include the lack of interest of such stockholders in our potential future earnings, growth or value. Additionally, the receipt of cash in exchange for shares of Common Stock pursuant to the merger will generally be a taxable sale transaction for U.S. federal income tax purposes to our stockholders who surrender shares of our Common Stock in the merger.

        In connection with the merger, the Marquez Investors will receive benefits and be subject to obligations that are different from, or in addition to, the benefits received by our stockholders generally. The primary benefits of the merger to the Marquez Investors, based on their ownership of all the equity interests in Parent, include their interest in our potential future earnings and growth which, if they successfully execute their business strategies, could be substantial. Additionally, following the merger, we will be a private company, and as such will be relieved of the burdens imposed on companies with publicly traded equity, including the requirements and restrictions on trading that our directors, officers and beneficial owners of more than 10% of the shares of our Common Stock face as a result of the provisions of Section 16 of the Exchange Act. Additionally, following the merger, Mr. Marquez will retain his position as Chairman and Chief Executive Officer of the surviving corporation. Additional anticipated benefits to Mr. Marquez include receiving tax-free treatment with respect to the contribution of shares of the Common Stock in the transaction pursuant to the Rollover Commitment discussed under "Agreements Involving Common Stock; Transactions Between Marquez Investors and the Company—Agreements Involving Common Stock—Rollover Commitment" beginning on page 76.

        The primary detriments of the merger to the Marquez Investors include the fact that all of the risk of any possible decrease in our earnings, growth or value, and all of the risks related to our additional leverage, following the merger will be borne by Parent. Additionally, the investment by the Marquez Affiliated Entities in Parent and us will not be liquid, with no public trading market for such securities, and the equity securities of Parent and us may be subject to contractual restrictions on transfer, including, in the case of our securities, liens to the extent provided under the terms of our debt financing.

        In connection with the merger, certain members of the Company's management will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of the Company's stockholders generally, as described in more detail under "Special Factors—Interests of Venoco's Directors and Executive Officers in the Merger". Such incremental benefits are expected to include, among others, certain executive officers continuing as executive officers of the surviving corporation and the potential for certain executive officers and other management participants to make an equity investment in Parent on terms that have not yet been finalized. A detriment to such members of management is that their investment in Parent would be relatively illiquid because Parent's shares will not be listed on a securities exchange immediately after the merger and there is not expected to be an active trading market for such securities. Such shares would also be subject to a stockholders agreement restricting the ability of such holders to sell their shares.

        The Common Stock is currently registered under the Exchange Act and is quoted on the NYSE under the symbol "VQ". As a result of the merger, the Company will be a privately held corporation and there will be no public market for its Common Stock. After the merger, the Common Stock will cease to be quoted on the NYSE and price quotations with respect to sales of Common Stock in the public market will no longer be available. In addition, registration of the Common Stock under the Exchange Act will be terminated.

        The Company's certificate of incorporation will become the certificate of incorporation of the surviving entity, until amended, and the Company's bylaws will be amended in their entirety to be the same as the bylaws of Merger Sub immediately prior to the effective time of the merger.

Financing

        The Merger Agreement requires Parent to use its commercially reasonable efforts to obtain debt financing, on terms reasonably acceptable to Parent, in an amount sufficient, together with cash on hand, to permit Parent and Merger Sub to satisfy their obligations under the Merger Agreement, including the payment of the merger consideration, payments due to holders of our options, vested restricted stock and related expenses, assuming that the number of shares contemplated to be rolled over pursuant to the Rollover Commitment to be entered into pursuant to the Merger Agreement are contributed to Parent or one of its subsidiaries prior to the effective time of the merger. The obligation of Parent and Merger Sub to effect the merger is subject to the condition that the Company, Parent and Merger Sub have received the proceeds of such debt financing.

        The Company and Parent estimate that the total amount of funds required to complete the merger and related transactions and pay related fees and expenses will be approximately $[    •    ] million. Parent expects this amount to be provided from the following sources:

  •
  approximately [    •    ] million from one or more debt financings of Parent; and

  •
  approximately [    •    ] million from one or more debt financings of the Company and cash on hand of the Company.

        Neither Parent nor the Company has received any commitment with respect to any financing. The structure and terms of the financing have not been established, and providers of the financing have not been identified. Parent is working with its financial advisors to identify potential financing alternatives.

Parent believes that the debt financing of Parent could take the form of a private placement of debt securities that could be convertible or exchangeable into preferred equity, common equity or equity-like securities related to certain oil and gas assets, including, but not limited to master limited partnership, royalty trust or other structures, and/or loans from banks or other institutional lenders that could be in the form of a bridge loan that would be refinanced or restructured following the completion of the merger. Parent and the Company believe that the debt financing of the Company could take the form of an amendment and restatement of the Company's existing revolving credit facility, a new revolving credit facility and/or other loans from banks or other institutional lenders, which in each case may be secured by assets of the Company and its subsidiaries. Prior to the execution of the merger agreement, Mr. Marquez considered a variety of financing options, including the issuance of preferred equity or the issuance by Parent of a debt instrument which would, upon consummation of an initial public offering for a master limited partnership into which the Company would transfer certain of its oil and gas assets following the completion of the merger, convert into equity interests in such publicly-listed master limited partnership. As Parent's evaluation of financing alternatives is ongoing, there can be no assurances that the Company and the Parent will seek any of these forms of financing or that such financing, if sought, would be successful.

        Parent may pursue alternative financing arrangements, including equity financing of Parent, in the event that debt financings of the sort described above are not available on terms reasonably acceptable to Parent or if Parent determines that such other alternatives would be more favorable. The Merger Agreement provides that Parent may not unreasonably reject debt financing that it is pursuing.

        Although Parent believes that it will be able to obtain the requisite financing to complete the merger, neither Parent nor the Company can assure you that it will be able to do so. The failure of Parent to obtain sufficient financing is likely to result in the failure of the merger to be completed. As described above, the obligation of Parent and Merger Sub to effect the merger is subject to receipt of sufficient debt financing proceeds. Additionally, the Merger Agreement provides that the agreement may be terminated by the Company if (i) by the date that is 120 days after the earlier of filing of this proxy statement or 30 days after the date of the Merger Agreement, which date may be extended upon request by the Parent and consent of the Company (not to be unreasonably withheld, conditioned or delayed) Parent has not delivered to the Company written debt commitment letters containing conditions to the drawdown of the financing that, in the aggregate, are reasonably acceptable to the Company or definitive documentation that would be executable if all conditions to the merger were then satisfied and (ii) all of the conditions precedent to Parent's and Merger Sub's obligations as described under "The Merger Agreement—Conditions to the Merger" (other than approval by the Company's stockholders (including satisfaction of the majority of the minority voting requirement) and receipt of proceeds of the financing) have been satisfied. If the deadline for providing financing has been extended as described in the preceding sentence, Parent will not unreasonably reject financing that it is then pursuing. If the Merger Agreement is terminated by the Company pursuant to the provision described in this paragraph, Mr. Marquez will be required to pay the Company an amount equal to certain of the Company's out of pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement, not to exceed $4 million in the aggregate.

Interests of Venoco's Directors and Executive Officers in the Merger

        When considering the recommendation of the Board, you should be aware that the members of the Board and our executive officers have interests in the merger other than their interests as stockholders generally, including those described below. These interests may be different from, or in conflict with, your interests as a stockholder of the Company. The members of the Board and Special Committee were aware of these additional interests, and considered them, when they approved the Merger Agreement.

  Mr. Marquez's Interest

        If the merger is completed, the Common Stock will be 100% beneficially owned by Mr. Marquez, an executive officer and director of the Company, and any other investors that roll over their Common Stock into Parent. For a description of the treatment of the Common Stock beneficially owned by Mr. Marquez in the merger and a discussion of Mr. Marquez's continuing interest in the Company, see "Special Factors—Certain Effects of the Merger" beginning on page 41.

  Directors of the Surviving Corporation

        At the effective time of the merger, Mr. Marquez (who is also our current Chief Executive Officer), is expected to be the sole director of Merger Sub immediately prior to the effective time of the merger and will be the sole director of the surviving corporation.

  Employment with the Surviving Corporation Post Merger

        It is expected that, immediately following the effective time of the merger, the executive officers of the Company immediately prior to the effective time of the merger will remain executive officers of the surviving corporation. As of the date of this proxy statement, none of our executive officers has entered into any new employment agreements with us or our subsidiaries in anticipation of the merger, nor has any executive officer entered into any new agreement, arrangement or understanding with Parent regarding employment with, or any agreement, arrangement or understanding granting a right to purchase or participate in the equity of, the surviving corporation. On January 16, 2012, we promoted Ed O'Donnell to Chief Operating Officer of the Company, and we announced a formalized plan of succession whereby Mr. Marquez, our current Chief Executive Officer, is expected to resign as Chief Executive Officer in the third quarter of 2012 and become Executive Chairman of the Board. Mr. O'Donnell is expected to assume the role of Chief Executive Officer of the Company at that time.

  Equity Compensation

        Except as otherwise agreed in writing by Parent and the applicable holder, each option to purchase shares of Common Stock of the Company granted under the Company's 2000 Stock Incentive Plan and its Amended and Restated 2005 Stock Incentive Plan that is outstanding immediately prior to the close of the merger will, as of the close of the merger, be converted into the right to receive at the close of the merger an amount equal to the product of (i) the total number of shares of Common Stock subject to such option and (ii) the excess, if any, of $12.50 over the exercise price per share of Common Stock subject to such option, with the aggregate amount of such payment rounded to the nearest cent less such amounts as are required to be withheld or deducted under applicable tax laws.

        Except as otherwise agreed in writing by Parent and the applicable holder, immediately prior to the close of the merger, each restricted share of Common Stock, collectively referred to as the "restricted shares", will be converted into an obligation of Parent to pay (or cause to be paid) and a right of the holder thereof to receive with respect to each restricted share, in full satisfaction of any rights in respect thereof, $12.50 in cash at the time or times such restricted share would otherwise vest according to its terms in effect as of immediately prior to the close of the merger (and, in the case of an award subject to one or more performance-based vesting conditions, at the first time following the closing of the merger that the applicable restricted share would first become eligible to vest according to its terms, with the applicable performance-based vesting conditions at such time assumed to be satisfied at the target level of attainment), with the same terms and conditions as were applicable to such award as of immediately prior to the close of the merger otherwise generally continuing to apply to such award, except that any provision that would accelerate vesting upon any termination of employment following a change of control event will be modified, effective as of immediately after the effective time of the merger, to provide for acceleration upon consummation of a change of control event (with the merger not being considered a change of control event).

  Compensation of the Special Committee

        On August 31, 2011 the compensation committee of the Board considered what recommendation the committee would make to the Board with respect to compensation for the Special Committee. The Special Committee consists of six disinterested and independent directors, Rick Walker, J.C. "Mac" McFarland, Dr. M.W. Scoggins, Joel L. Reed, Mark A. Snell and Donna Lucas. The compensation committee recommended to the Board, and the Board adopted, the following compensation package for the Special Committee:

  •
  Special Committee members (other than the Chairman) would be paid $10,000 per month.

  •
  The Chairman of the Special Committee, in recognition of his additional responsibilities, would be paid $20,000 per month.

        In recommending and approving the compensation package, the compensation committee and the Board considered, among other things, the size of the proposed transaction, the complexities added to the transaction by the involvement of Mr. Marquez and by the strategic alternative process conducted by the Special Committee, the time expected to be required by the Special Committee members and Chairman, the need for the Special Committee to evaluate matters in addition to Mr. Marquez's proposal, the litigation already pending in response to the proposal and the publicly-reported compensation of the special committees of the boards of other companies.

  Indemnification of Directors and Officers

        For a description of the indemnification of directors and officers by the Company following the merger, see "The Merger Agreement—Other Covenants and Agreements—Indemnification of Directors and Officers; Insurance" beginning on page 68.

Projected Financial Information

        As part of its annual financial planning process, the Company prepares a budget for its upcoming fiscal year and a projection of operating and financial results for the four-year period beginning with that upcoming fiscal year, which the Company then updates from time to time. The Company does not, as a matter of course, publicly disclose that projected financial information. In connection with its consideration of Mr. Marquez's proposal, the Special Committee was provided on September 8, 2011 with the Company's then-current 2011 budget and four-year (2012-2015) projections, referred to as the "2011 plan." Updates to these projections were provided to the Special Committee from time to time. The last update to the 2011 plan included the proposed budget for 2012 and was provided to the Special Committee on December 6, 2011, which is referred to as the "2012 plan." These projections also were provided to the Special Committee's financial advisors.

        We have included these projections solely for the purpose of giving our stockholders access to certain nonpublic information considered by the Special Committee in evaluating the merger. The projections are, in general, prepared solely for internal use in assessing strategic direction, related capital and resource needs and allocations and other management decisions and to provide performance targets for management (including for purposes of performance-based compensation). Projections of this type are based on estimates and assumptions which, in many cases, reflect subjective judgment, and which are subject to significant uncertainties and contingencies, including industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition and results of operations of the Company. These factors, which may cause the financial projections or underlying assumptions to not be realized, are difficult to predict, and many of them are beyond the Company's control. Therefore, the projections are forward-looking statements and should be read with caution. See "Cautionary Statement Concerning Forward-Looking Information," beginning on page 52.

        Since the projections cover multiple years, such information by its nature becomes less predictive with each successive year. Consequently, there can be no assurance that the underlying assumptions will prove to be accurate, that the projected results will be realized or that actual results will not be significantly different than projected. These projections were prepared solely for internal use and not for publication or with a view toward complying with the published guidelines of the SEC regarding projections or with guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Our independent registered public accounting firm has not examined, compiled or otherwise applied procedures to the financial projections presented herein and, accordingly, has not, and does not, express an opinion or any other form of assurance with respect to them. The Merger Agreement includes no representations by the Company or its management as to this projected financial information. In light of the uncertainties inherent in projections of this type, neither the Company nor any other person has expressed any opinion or assurance to stockholders on this information or its achievability, and the inclusion of this information should not be regarded as an indication that the Company, the Special Committee, the Marquez Investors, any of their representatives or anyone who received this information then considered, or now considers, it to be necessarily predictive of actual future events.

        The projections do not reflect any impact of the merger, nor do they take into account the effect of any failure of the merger to occur. None of the Company, the Special Committee, the Marquez Investors or any of their representatives intends to update or revise the summary projected financial information set forth below to reflect circumstances existing after the date when made, except as may be required by applicable securities laws.

Summary Projected Financial Data—2011 Plan
(Provided September 8, 2011)

	Years ended December 31,
	2011	2012	2013	2014	2015
	Budget	Projections
Daily Average Production Volume:
Oil (Bbls/d)	7,365	8,435	10,852	12,377	13,288
Natural gas (MMcf/d)	66,844	67,106	66,078	66,129	66,661
BOE/d	18,506	19,619	21,865	23,399	24,398
Revenues	$370,651	$420,387	$551,934	$636,116	$676,202
Adjusted EBITDA	$230,906	$284,006	$403,467	$477,603	$513,200
Capital expenditures	$245,146	$259,311	$232,577	$201,052	$179,579
Discretionary cash flow	$131,012	$216,524	$329,272	$399,638	$433,765
Debt	$676,584	$645,007	$645,939	$646,871	$647,802
Debt-to-Adjusted EBITDA	2.92x	2.27x	1.60x	1.35x	1.26x

 Summary Projected Financial Data—2012 Plan
(Provided December 6, 2011)

	Years ended December 31,
	2011	2012	2013	2014	2015
	Budget	Budget	Projections
Daily Average Production Volume:
Oil (Bbls/d)	6,656	7,891	10,901	17,008	19,150
Natural gas (MMcf/d)	65,066	62,789	59,564	63,409	64,388
BOE/d	17,500	18,356	20,828	27,576	29,881
Revenues	$344,967	$416,365	$519,583	$726,899	$804,558
Adjusted EBITDA	$202,760	$268,848	$363,875	$496,717	$554,420
Capital expenditures	$247,968	$253,783	$279,559	$315,094	$338,459
Discretionary cash flow	$100,913	$200,238	$289,690	$417,680	$474,014
Debt	$697,923	$768,744	$760,845	$670,203	$647,741
Debt-to-Adjusted EBITDA	3.44x	2.86x	2.09x	1.35x	1.17x

        The 2011 plan and the 2012 plan are subject to a number of important assumptions, certain of which are summarized below:

  Commodity Pricing

        Oil and natural gas revenues included in the financial projections for the 2011 plan were based on NYMEX Strip prices for oil and natural gas over the course of the forecast period and for the 2012 plan were based on a NYMEX WTI oil price of $90.00 per barrel and a NYMEX Henry Hub natural gas price of $4.00 per MMBtu (million British thermal unit), each held constant throughout the forecast period.

  Oil and Natural Gas Production

        Increases in oil and natural gas production reflected in the financial projections are primarily the result of management's expectations as to successful drilling activities at the Company's California oil and natural gas assets and success of a third party CO2 flood at the Hastings field in Texas.

        Southern California Legacy Assets.    Drilling activities in the Company's Southern California legacy assets included in the financial projections reflect the drilling of proved undeveloped locations as well as unproved probable locations in the Company's largest three Southern California fields.

        Southern California Onshore Monterey Assets.    Drilling activities in the Company's Southern California onshore Monterey assets included in the financial projections reflect the drilling of unproved locations primarily in the Company's Sevier field located in the San Joaquin basin. The number of wells management assumed would be drilled increases from 16 wells in 2012 to 50 wells in 2015.

        Sacramento Basin Assets.    Drilling activities in the Company's Sacramento Basin assets included in the financial projections reflect management's drilling schedule that increases from 20 wells in 2012 to 100 wells in 2015, and the performance of 200 recompletions and 20 hydraulic fracs each year.

        Hastings Asset.    Production for the Company's Hastings asset included in the financial projections reflects management's expectations as to successful completion of a third party CO2 operation and that the Company will be entitled to begin receiving production in late 2013. The Hastings production schedule reflects results that are more optimistic than those currently disclosed by the third party operator.

 Material United States Federal Income Tax Considerations

        The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Common Stock whose shares are converted into the right to receive the merger consideration. This discussion does not address U.S. federal income tax consequences with respect to non-U.S. holders. We base this summary on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This discussion is not binding on the Internal Revenue Service or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the Internal Revenue Service with respect to the merger.

        For purposes of this discussion, we use the term "U.S. holder" to mean a beneficial owner of Common Stock that is:

  •
  a citizen or individual resident of the U.S. for U.S. federal income tax purposes;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any state or the District of Columbia;

  •
  a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        This discussion assumes that a U.S. holder holds the shares of Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to a U.S. holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, U.S. holders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, mutual funds, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. holders who hold shares of Common Stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders who will hold, directly, indirectly or constructively, an equity interest in the surviving corporation or U.S. holders who acquired their shares of Common Stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 (which is generally effective for taxable years beginning after December 31, 2012), nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to U.S. holders. U.S. holders are urged to consult their own tax advisors to determine the tax consequences in their particular circumstances, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for Common Stock pursuant to the merger.

        If a partnership holds Common Stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding Common Stock, you should consult your tax advisor.

        The receipt of cash in the merger by U.S. holders of Common Stock will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of Common Stock will recognize gain or loss in an amount equal to the difference between:

  •
  the amount of cash received in exchange for the Common Stock; and

  •
  the U.S. holder's adjusted tax basis in the Common Stock.

        If the holding period in Common Stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Long term capital gains of non-corporate holders, including individuals, are eligible for reduced rates of taxation. The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. holder acquired different blocks of Common Stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of Common Stock.

        Under the Code, a U.S. holder of Common Stock may be subject, under certain circumstances, to information reporting on the cash received in the merger unless such U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 28%) with respect to the amount of cash received, unless a U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder's U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Regulatory Approvals

        The Company does not believe that the filing of notification and report forms under the Hart-Scott-Redino Act will be necessary to complete the merger. However, at any time before or after the merger, the Antitrust Division, the FTC, a state attorney general, or a foreign competition authority could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of the Company or Merger Sub or their subsidiaries. Private parties may also bring legal actions under the antitrust laws under certain circumstances. Notwithstanding the expiration of the waiting period, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result of such challenge.

Anticipated Accounting Treatment of the Merger

        Venoco, as surviving corporation, will account for the merger as a business combination using the purchase method of accounting for financial accounting purposes, whereby the estimated purchase price would be allocated to the assets and liabilities of Venoco based on their relative fair values following FASB Accounting Standards Codification Topic 805, Business Combinations.

 Fees and Expenses

        The estimated fees and expenses incurred or expected to be incurred in connection with the merger are as follows:

Description	Amount
Financial advisory fees	$	[•]
Legal fees and expenses	$	[•]
Proxy solicitation expenses	$	[•]
SEC filing fees		$45,355.85
Printing and mailing costs	$	[•]
Paying agent fees	$	[•]

Total	$	[•]

        In addition, it is expected that Parent will incur approximately $[    •    ] million of expenses, including financing costs, and legal and other advisory fees.

        Except as described in "The Merger Agreement—Fees and Expenses", all costs and expenses incurred in connection with the merger, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring or required to incur such expenses.

Litigation

        Following the announcement on August 29, 2011 by the Company of its receipt of Mr. Marquez's proposal to acquire the outstanding shares of the Common Stock not owned by him for cash, four lawsuits were filed in the Delaware Court of Chancery against the Company and each of its directors by stockholders alleging that the Company and the directors had breached their fiduciary duties to the stockholders in connection with Mr. Marquez's proposal. A fifth lawsuit was filed in September 2011, also in the Delaware Court of Chancery, naming only Mr. Marquez as a defendant. A sixth lawsuit was filed in January 2012 in the United States District Court for the District of Colorado against the Company and each of its directors. Five additional lawsuits were filed in January 2012, three in the Delaware Court of Chancery and two in United States District Court for the District of Colorado, naming the Company, each of the Company's directors, Parent and Merger Sub as defendants. Each action seeks certification as a class action. In the complaints, the plaintiffs challenge the proposal and allege, among other things, that the consideration to be paid pursuant to such proposal is inadequate. The complaints seek, among other relief, to enjoin defendants from consummating the merger and to direct defendants to exercise their fiduciary duties to obtain a transaction that is in the best interests of the stockholders.

        The Company and Mr. Marquez believe that the claims in the complaints are entirely without merit and intend to defend these actions vigorously.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents incorporated by reference in this proxy statement, include "forward-looking statements" that reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the merger and other information relating to the merger. These statements can be identified by the fact that they do not relate strictly to historical or current facts. There are forward-looking statements throughout this proxy statement, including, among others, under the headings "Summary Term Sheet", "Questions and Answers About the Special Meeting", "Special Meeting", "Special Factors", and "Important Information Concerning Venoco", and in statements containing the words "aim", "anticipate", "are confident", "estimate", "expect", "will be", "will continue", "will likely result", "project", "intend", "plan", "believe" and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance or other future events. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

  •
  the outcome of any legal proceedings that have been or may be instituted against the Company and others relating to the Merger Agreement;

  •
  the inability to complete the merger due to the failure to obtain stockholder approval (including the approval of holders of a majority of the unaffiliated shares) or the failure to satisfy other conditions to consummation of the merger;

  •
  the failure of the merger to close for any other reason;

  •
  the risk that the pendency of the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the merger;

  •
  the fact that directors and officers of the Company have interests in the merger that are different from, or in addition to, the interests of the Company's stockholders generally in recommending that the Company's stockholders vote to approve and adopt the Merger Agreement;

  •
  the effect of the announcement of the merger on our business relationships, operating results and business generally;

  •
  the amount of the costs, fees, expenses and charges related to the merger;

and other risks detailed in our filings with the SEC, including our most recent filings on Forms 10-Q and 10-K. See "Where You Can Find Additional Information" beginning on page 91. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements.

 THE PARTIES TO THE MERGER

        The parties to the Merger Agreement are the Company, Parent, Merger Sub, and, solely for purposes of certain sections of the agreement, Mr. Marquez.

Venoco

        For information regarding Venoco, see "Important Information Concerning Venoco—Company Background" beginning on page 78.

Parent

        Denver Parent Corporation is a newly formed Delaware corporation. Parent was formed solely for the purpose of engaging in the merger and other related transactions. The capital stock of Parent is 100% owned by Mr. Marquez, who is the sole director of Parent. The officers of Parent are Mr. Marquez, Timothy A. Ficker, Edward O'Donnell, and Terry L. Anderson. Parent has not engaged in any business other than in connection with the merger and other related transactions.

Merger Sub

        Denver Merger Sub Corporation is a newly formed Delaware corporation. Merger Sub is a wholly owned subsidiary of Parent and was formed solely for the purpose of engaging in the merger and other related transactions. Mr. Marquez is the sole director of Merger Sub. The officers of Merger Sub are Mr. Marquez, Timothy A. Ficker, Edward O'Donnell, and Terry L. Anderson. Merger Sub has not engaged in any business other than in connection with the merger and other related transactions.

Timothy M. Marquez

        Mr. Marquez co-founded Venoco in September 1992 and served as the Company's Chief Executive Officer and as a director from our formation until June 2002. He founded Marquez Energy, a privately held exploration and production company, in 2002, and served as its Chief Executive Officer until we acquired it in March 2005. Mr. Marquez returned as our Chairman, Chief Executive Officer and President in June 2004. Mr. Marquez has a B.S. in petroleum engineering from the Colorado School of Mines. Mr. Marquez began his career with Unocal Corporation, where he worked for 13 years managing assets offshore in California and in the North Sea and performing other managerial and engineering functions.

        Mr. Marquez may be deemed to beneficially own 31,005,873 shares of Common Stock (consisting of 1,070,495 shares of restricted stock held by Mr. Marquez, 28,311,192 shares of Common Stock held by the Marquez Trust, for which Mr. Marquez and his wife, Bernadette Marquez, serve as trustees, and 1,624,186 shares of Common Stock held by the Marquez Foundation, of which are Mr. Marquez and Bernadette Marquez comprise a majority of the directors), representing in the aggregate approximately 50.33% of the outstanding shares of Common Stock as of the record date.

 THE SPECIAL MEETING

Date, Time and Place

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on [                        ], 2012, starting at 10:00 a.m. local time at [                        ], or at any adjournment or postponement thereof.

        The purpose of the special meeting is for our stockholders to consider and vote upon the approval and adoption of the Merger Agreement. Our stockholders must approve and adopt the Merger Agreement for the merger to occur. If our stockholders fail to approve and adopt the Merger Agreement, the merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [                        ], 2012.

Record Date and Quorum

        The holders of record of Common Stock as of the close of business on [                        ], 2012, the record date for the determination of stockholders entitled to notice of and to vote at the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, 61,597,405 shares of Common Stock were outstanding.

        The presence at the special meeting, in person or by proxy, of the holders of a majority of shares of Common Stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting. Any shares of Common Stock held in treasury by the Company or by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting. Broker non-votes, as described in "The Special Meeting—Voting; Proxies; Revocation—Providing Voting Instructions by Proxy," beginning on page 55, will not be considered to be present.

Required Vote

        For the Company to complete the merger, under Delaware law, stockholders holding at least a majority in voting power of the Common Stock outstanding at the close of business on the record date must vote "FOR" the approval and adoption of the Merger Agreement. In addition, it is a condition to the consummation of the merger that stockholders holding at least a majority in voting power of the Common Stock outstanding at the close of business on the record date, excluding shares owned by Mr. Marquez, Parent, Merger Sub and their respective affiliates and by any director, officer or other employee of the Company or any of its subsidiaries, must vote "FOR" the approval and adoption of the Merger Agreement. A failure to vote your shares of Common Stock or an abstention from voting will have the same effect as a vote against the merger. Parent, Merger Sub, Mr. Marquez, and the directors, officers and other employees of the Company and of its subsidiaries, are referred to as "excluded stockholders", and the stockholders of the Company other than the excluded stockholders are referred to as "unaffiliated stockholders".

        As of the record date, there were 61,597,405 shares of Common Stock outstanding, of which Mr. Marquez may be deemed to beneficially own 31,005,873 shares (consisting of 1,070,495 shares of restricted stock held by Mr. Marquez, 28,311,192 shares of Common Stock held by the Marquez Trust, under that certain Trust Agreement dated February 26, 2002, as amended, for which Mr. Marquez and his wife, Bernadette Marquez, serve as trustees, and 1,624,186 shares of Common Stock held by the

Marquez Foundation, of which Mr. Marquez and Bernadette Marquez comprise a majority of the directors), representing in the aggregate approximately 50.33% of the outstanding shares of Common Stock as of the record date. The Marquez Trust and the Marquez Foundation are collectively referred to as the "Marquez Affiliated Entities". Mr. Marquez, the Marquez Affiliated Entities, Parent and Merger Sub are collectively referred to as the "Marquez Investors".

        The Marquez Affiliated Entities have agreed to vote all shares of Common Stock they beneficially own in favor of approving and adopting the Merger Agreement. See "Agreements Involving Common Stock; Transactions Between Marquez Investors and the Company—Agreements Involving Common Stock—Voting Agreement" beginning on page 76.

        Because the excluded stockholders may be deemed to beneficially own approximately 32,195,136 shares of outstanding Common Stock (consisting of 31,005,873 shares held by the Mr. Marquez and the Marquez Affiliated Entities and approximately 1,189,263 shares held by the other directors, officers and employees of the Company and its subsidiaries), an additional approximately 14,701,135 shares of Common Stock (representing a majority of the outstanding shares of Common Stock held by the unaffiliated stockholders), or approximately 23.87% of the outstanding shares of Common Stock, must vote in favor of the Merger Agreement to satisfy the required vote under the Merger Agreement.

        Except in their capacities as members of the Board, as applicable, no officer or director of the Company, nor any Marquez Filing Person, has made any recommendation either in support of or in opposition to the merger or the Merger Agreement. The directors and current executive officers of the Company have informed the Company that as of date of this proxy statement, they intend to vote in favor of the adoption of the Merger Agreement.

Voting; Proxies; Revocation

  Attendance

        All holders of shares of Common Stock as of the close of business on [                        ], 2012, the record date for voting at the special meeting, including stockholders of record and beneficial owners of Common Stock registered in the "street name" of a bank, broker or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver's license. If you hold your shares in "street name", you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification.

  Voting in Person

        Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares in "street name" through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the special meeting.

  Providing Voting Instructions by Proxy

        To ensure that your shares are represented at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

        If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

        Submit a Proxy by Telephone or via the Internet.    This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

        Submit a Proxy Card.    If you complete, sign, date and return the enclosed proxy card by mail so that it is received before the special meeting, your shares will be voted in the manner directed by you on your proxy card.

        If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval and adoption of the Merger Agreement and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting (unless you are a record holder as of the record date and attend the special meeting in person) and will have the same effect as a vote against the approval and adoption of the Merger Agreement, but will not affect the vote regarding the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

        If your shares are held by a bank, broker or other nominee on your behalf in "street name", your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card.

        In accordance with the rules of the NYSE, banks, brokers and other nominees who hold shares of Common Stock in "street name" for their customers do not have discretionary authority to vote the shares with respect to the approval and adoption of the Merger Agreement. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares they may not vote such shares with respect to the approval and adoption of the Merger Agreement. Under such circumstance, a "broker non-vote" would arise. Broker non-votes, if any, will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote "AGAINST" the approval and adoption of the Merger Agreement, but will have no effect on the adjournment proposal. For shares of Common Stock held in "street name", only shares of Common Stock affirmatively voted "FOR" approval and adoption of the Merger Agreement will be counted as a favorable vote for such proposal.

  Revocation of Proxies

        Your proxy is revocable. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

  •
  submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;

  •
  attending the special meeting and voting in person; or

  •
  sending written notice of revocation to the Corporate Secretary of Venoco at Venoco, Inc., Attn: Secretary, 370 17th Street, Suite 3900, Denver, Colorado 80202-1370.

        Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the day of the special meeting.

        If you hold your shares in "street name" through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.

Abstentions

        Abstentions will be included in the calculation of the number of shares of Common Stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote "AGAINST" the proposal to approve and adopt the Merger Agreement and "AGAINST" the adjournment proposal.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the stockholders of the Company necessary to approve and adopt the Merger Agreement, the Company does not anticipate that it will adjourn or postpone the special meeting unless it is advised by counsel that failure to do so could reasonably be expected to result in a violation of applicable law. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

        We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, e-mail, telephone, or via the Internet. [The Company has retained [                        ], a proxy solicitation firm, to assist it in the solicitation of proxies for the special meeting and will pay [                        ] a customary fee, plus reimbursement of out-of-pocket expenses.]

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, and which we incorporate by reference into this proxy statement. This summary may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

        The following summary of the Merger Agreement, and the copy of the Merger Agreement attached hereto as Annex A to this proxy statement, is intended to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Merger Agreement contains representations and warranties by the Company, Parent and Merger Sub which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures. Moreover, the description of the Merger Agreement below does not purport to describe all of the terms of such agreement, and are qualified in their entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

        Additional information about the Company may be found elsewhere in this proxy statement and the Company's other public filings. See "Where You Can Find Additional Information" beginning on page 91.

Structure of the Merger

        At the closing of the merger, Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub will cease. The Company will be the surviving corporation in the merger and will, unless merged into Parent or a subsidiary of Parent after the merger, continue to be a Delaware corporation after the merger. The amended and restated certificate of incorporation of the Company, as in effect immediately prior to the effective time of the merger, will be the certificate of incorporation of the surviving corporation until it is amended in accordance with the provisions of that certificate of incorporation, the Merger Agreement and applicable law. The bylaws of Merger Sub, as in effect at the effective time of the merger, will be the bylaws of the surviving corporation until they are amended in accordance with the provisions of those bylaws, the Merger Agreement, and applicable law. Subject to applicable law, the directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of the Company immediately prior to the date of the closing of the merger will be the initial officers of the surviving corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

 When the Merger Becomes Effective

        The closing of the merger will take place on a date to be specified by the parties, which will be no later than the fifth business day after the satisfaction or waiver of the closing conditions stated in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions) or at such other time as the parties may agree in writing. The merger will become effective at the time, which we refer to as the effective time of the merger, when the Company files a certificate of merger with the Secretary of State of the State of Delaware or at such later date or time as Parent and the Company agree in writing and specify in the certificate of merger.

Effect of the Merger on the Common Stock

        At the effective time of the merger, each issued and outstanding share of the Common Stock outstanding immediately prior to the effective time of the merger, other than any shares held by any direct or indirect wholly owned subsidiary of the Company, which shares will remain outstanding except that the number of such shares will be appropriately adjusted in the merger (such shares are referred to as the "remaining shares"), any "cancelled shares", any "rolled shares" (as those terms are described below), and any dissenting shares will be converted automatically into and will represent the right to receive $12.50 in cash.

        Each share that is owned, directly or indirectly, by Parent immediately prior to the effective time of the merger will remain outstanding, except that the number of such shares will be appropriately adjusted, directly or indirectly, by Parent immediately prior to the effective time of the merger (such shares are referred to as the "rolled shares"). Each share that is held by the Company or Merger Sub immediately prior to the effective time of the merger (such shares are referred to as the "cancelled shares") will, by virtue of the merger and without any action on the part of the holder of such shares, be cancelled and will cease to exist, and no consideration will be delivered in exchange for such cancellation.

        At the effective time of the merger, each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the surviving corporation and will, with the remaining shares and the rolled shares, constitute the only outstanding shares of capital stock of the surviving corporation.

Treatment of Stock Options and Other Stock Based Awards

        Except as otherwise agreed in writing by Parent and the holder thereof, each Company stock option granted under the Company's stock plans (excluding the ESPP) that is outstanding immediately prior to the effective time of the merger will, as of the effective time, be converted into the right to receive an amount equal to the product of (a) the total number of shares of Common Stock subject to such option and (b) the excess, if any, of the merger consideration over the exercise price per share of Common Stock subject to such option (or if there is not any such excess, zero) less such amounts as are required to be withheld or deducted under applicable tax provisions (the aggregate amount of such cash referred to as the "option consideration").

        Immediately prior to the effective time of the merger, each award of restricted shares will, except as otherwise agreed in writing by Parent and the holder thereof, be converted into an obligation of Parent to pay (or cause to be paid) and a right of the holder of restricted shares to receive with respect to each restricted share the merger consideration at the time or times such restricted share would otherwise vest according to its terms in effect as of immediately prior to the effective time of the merger (and, in the case of an award subject to one or more performance-based vesting conditions, at the first time following the closing date that the applicable restricted share would first become eligible to vest according to its terms, with the applicable performance-based vesting conditions at such time assumed to be satisfied at the target level of attainment (i.e., the level of attainment at which 100% of such restricted shares first eligible to vest at such time would vest)), with the same terms and conditions as were applicable to such award as of immediately prior to the effective time of the merger otherwise continuing to apply to such award immediately after the effective time of the merger, except that any provision that would accelerate vesting upon any termination of employment following a change of control event will be modified, effective as of immediately after the effective time of the merger, to provide for acceleration upon consummation of a change of control event (with the merger not being considered a change of control event).

        With respect to the ESPP, the Merger Agreement requires the Company to provide that no "offering period" under the ESPP will be commenced after the date of the Merger Agreement. If the closing date occurs during the current offering period, the closing date will be the last day of such offering period and the "purchase date" under the ESPP, with each ESPP participant's option for such offering period being exercised as of such purchase date in accordance with the terms of the ESPP. All payroll deductions under the ESPP will cease as of such purchase date and each share of Common Stock acquired under the ESPP on such purchase date will be entitled to receive the merger consideration. The ESPP will, effective and contingent upon closing, be terminated as of the closing date.

        All amounts payable with respect to the Company's stock options and other stock-based awards will be paid without interest and reduced by all applicable withholding taxes required to be deducted and withheld from such payments under applicable law.

Payment for the Common Stock in the Merger

        At or prior to the effective time of the merger, Parent will deposit, or cause to be deposited, with a U.S. bank or trust company that will be appointed by Parent (and reasonably acceptable to the Company), as paying agent, in trust for the benefit of the holders of the Common Stock, and the holders of options and other stock-based awards described above (other than restricted shares), sufficient cash to pay to the holders of the Common Stock the merger consideration of $12.50 per share and to make the payments described above with respect to stock options and other stock-based awards (other than restricted shares). Within five business days following the effective time of the merger, the paying agent is required to mail to each record holder of shares of Common Stock that were converted into the merger consideration a letter of transmittal and instructions for use in effecting the surrender of certificates that formerly represented shares of the Common Stock or non-certificated shares represented by book-entry in exchange for the merger consideration.

Representations and Warranties

        The Merger Agreement contains representations and warranties of each of the Company and of Parent and Merger Sub as to, among other things:

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  corporate organization, existence and good standing, including, as to the Company, with respect to its subsidiaries;

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  corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

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  required regulatory filings and authorizations, consents or approvals of governmental entities;

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  the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of the transactions contemplated by, the Merger Agreement;

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  matters relating to information to be included in required filings with the SEC in connection with the merger; and

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  the absence of any fees owed to investment bankers or brokers in connection with the merger, other than those specified in the Merger Agreement.

        The Merger Agreement also contains representations and warranties of the Company as to, among other things:

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  the capitalization of the Company and the absence of certain rights to purchase or acquire equity securities of the Company of any of its subsidiaries, the absence of any bonds or other obligations allowing holders the right to vote with stockholders of the Company and the absence of stockholder agreements or voting trusts to which the Company or any of its subsidiaries is a party;

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  the Company's subsidiaries;

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  the accuracy of the Company's and its subsidiaries' filings with the SEC and of financial statements included in the SEC filings;

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  the absence of certain undisclosed liabilities for the Company and its subsidiaries;

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  compliance with laws and possession of necessary permits and authorizations by the Company and its subsidiaries;

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  environmental matters and compliance with environmental laws by the Company and its subsidiaries;

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  the Company's employee benefit plans and other agreements with its employees;

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  the absence of certain changes since December 31, 2010;

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  the absence of certain litigation, orders and judgments and governmental proceedings and investigations related to the Company and its subsidiaries;

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  the payment of taxes, the filing of tax returns and other tax matters related to the Company and its subsidiaries;

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  labor matters related to the Company and its subsidiaries;

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  property owned or leased (including working interests derived from oil, gas and mineral leases or interests) and certain rights-of-way sufficient for the conduct of the Company's and its subsidiaries' businesses;

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  insurance policies of the Company and its subsidiaries;

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  the receipt by the Special Committee of an opinion of BofA Merrill Lynch;

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  the vote of stockholders required to approve and adopt the merger;

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  material contracts of the Company and its subsidiaries;

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  state takeover statutes and charter provisions; and

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  the limitation of the Company's representations and warranties to those set forth in the Merger Agreement.

        The Merger Agreement also contains representations and warranties of Parent and Merger Sub as to, among other things:

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  the contents, validity of and absence of any breach regarding the Rollover Commitment;

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  Parent's ownership of Merger Sub and the absence of any previous conduct of business by Merger Sub other than in connection with the transactions contemplated by the Merger Agreement and their related financing;

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  the absence of Parent's actual knowledge of any material inaccuracy of the Company's representations and warranties; and

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  the limitation of Parent's and Merger Sub's representations and warranties to those set forth in the Merger Agreement.

        Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a "material adverse effect" clause. For purposes of the Merger Agreement, a "material adverse effect" means, with respect to the Company, any fact, circumstance, event, change, effect or occurrence that (a) has had or is reasonably likely to have a material adverse effect on the assets, properties, liabilities, business, results of operation or financial condition of the Company and its subsidiaries, taken as a whole, but will not include facts, circumstances, events, changes, effects or occurrences to the extent (i) generally affecting the industries in which the Company and its subsidiaries operate (including, but not limited, to any fluctuations in oil and gas prices), (ii) generally affecting the economy or the financial or securities markets in the United States, (iii) generally affecting regulatory and political conditions or developments, except, in the case of each of (i), (ii) and (iii), to the extent any fact, circumstance, event, change, effect or occurrence disproportionately impacts the assets, properties, business, results of operation or financial condition of the Company and its subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its subsidiaries operate, (iv) resulting from the announcement of the Merger Agreement and the transactions contemplated thereby, including, but not limited to, the loss of any employees, customers, suppliers or any other third party with whom the Company has a material relationship, (v) resulting from any action taken at the written request of Parent, (vi) resulting from any change in the market price or trading volume of securities of the Company in and of itself; except that a fact, circumstance, event, change, effect or occurrence causing or contributing to the change in market price or volume will not be disregarded from the determination of whether a material adverse effect has occurred, or (vii) the fact of any failure to meet revenue or earnings projections, forecasts, estimates or guidance for any period, whether relating to financial performance or business metrics, including, without limitation, revenues, net incomes, cash flows or cash positions, except that a fact, circumstance, event, change, effect or occurrence causing or contributing to such failure will not be disregarded from the determination of whether a material adverse effect has occurred or (b) that would be reasonably likely to prevent or materially delay or materially impair the ability of the Company or Parent to perform its obligations under the Merger Agreement or to consummate the transactions contemplated in the Merger Agreement.

        For the purpose of the Merger Agreement, a "material adverse effect", with respect to Parent or Merger Sub, means circumstances that would, individually or in the aggregate, prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the merger and the other transactions contemplated by the Merger Agreement.

Conduct of Business Pending the Merger

        The Merger Agreement provides that, subject to certain exceptions or as consented to in writing by Parent, during the period from the signing of the Merger Agreement to the effective time of the merger, the Company, among other things, will, and will cause its subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice, use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and to retain the services of its key officers and key employees, and take no action which would adversely affect or delay the ability of any of the parties to the Merger Agreement from obtaining any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the Merger Agreement, or otherwise materially delay or prohibit consummation of the merger or other transactions contemplated by the Merger Agreement, and will not, and will not permit any of its subsidiaries to (subject, in some cases, to certain exceptions):

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  adjust, split, combine or reclassify any capital stock or otherwise amend the terms of its capital stock;

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  make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or convertible or exchangeable securities;

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  grant any person any right to acquire any shares of its capital stock;

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  issue any additional shares of capital stock except pursuant to the exercise of stock options issued under equity plans and outstanding as of the date of the Merger Agreement and in accordance with the terms of those plans;

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  except as is both in the ordinary course of business consistent with past practice and as would not reasonably be expected to delay, adversely affect or impede Parent's ability to obtain its financing in any material respect, purchase, sell, transfer, mortgage, encumber or otherwise dispose of any properties or assets having a value in excess of $25 million in the aggregate;

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  incur, assume, guarantee, prepay, or become obligated with respect to any indebtedness for borrowed money or offer, place or arrange any issue of debt securities, other than any of the foregoing that is both in the ordinary course of business consistent with past practice and would not reasonably be expected to delay, adversely affect or impede Parent's ability to obtain its financing in any material respect;

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  except as is both in the ordinary course of business consistent with past practice and as would not reasonably be expected to delay, adversely affect or impede Parent's ability to obtain its financing in any material respect, make any investment in excess of $25 million in the aggregate, whether by purchase of stock or securities, contributions to capital, property transfers to, or purchase of any property or assets of any other person;

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  make any acquisition of another entity or business in excess of $25 million in the aggregate, whether by purchase of stock or securities, contributions to capital, or property transfers;

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  except in the ordinary course of business consistent with past practice, enter into, renew, extend, amend or terminate certain material agreements or any agreements not in the ordinary course involving the commitment or transfer of value in excess of $5 million in the aggregate in any year or $25 million over the term of such agreement;

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  except to the extent required by law or any Company benefit plan in effect as of the date of the Merger Agreement, increase in any manner the compensation or benefits of any employees, directors, consultants, independent contractors or other service providers of the Company or any of its subsidiaries, except in the ordinary course of business consistent with past practice (including, for this purpose, the normal employee salary, bonus and equity compensation review process conducted each year); pay any pension, severance or retirement benefits to any employees, directors, consultants, independent contractors or other service providers; accelerate the vesting of, or the lapsing of forfeiture restrictions or conditions with respect to, any stock options or other stock-based or other incentive compensation or establish or cause the funding of any rabbi trust or similar arrangement; establish, adopt, amend or terminate any Company benefit plan; or enter into, amend, alter, adopt, implement or otherwise make any commitment to do any of the foregoing;

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  waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $10 million in the aggregate;

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  amend or waive any provision of its certificate of incorporation or its bylaws or other equivalent organizational documents;

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  take any action that is intended or would reasonably be expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect (or in any respect in the case of representations and warranties qualified by Company material adverse effect) at any time prior to the effective time of the merger, or in any of the conditions to the merger not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of the Merger Agreement;

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  enter into any "non-compete" or similar agreement that would materially restrict the businesses of the surviving corporation or its subsidiaries following the effective time of the merger or that would in any way restrict the businesses of Parent or its affiliates (excluding the surviving corporation and its subsidiaries) or take any action that may impose new or additional regulatory requirements on any affiliate of Parent (excluding the surviving corporation and its subsidiaries);

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  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity;

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  implement or adopt any change in its tax or financial accounting principles, practices or methods, other than as consistent with or as may be required by U.S. generally accepted accounted principles, applicable law or regulatory guidelines;

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  make, change or revoke any material tax election; change any material method of reporting for tax purposes; settle or compromise any material tax claim, audit or dispute; or make or surrender any claim for a material refund of taxes;

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  enter into any new, or materially amend or otherwise materially alter any current, agreement or obligations with any affiliate of the Company; or

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  agree to take, make any commitment to take, or adopt any resolutions of the Board in support of, any of the actions prohibited by the provisions of the Merger Agreement described in the foregoing bullet points.

Other Covenants and Agreements

  Access and Information

        The Company must afford to Parent reasonable access during normal business hours, during the period prior to the effective time of the merger, to the offices, properties, books and records of the Company and its subsidiaries, and must provide to Parent such financial data and other information as Parent may reasonably request.

  No Solicitation

        The Company and its subsidiaries are prohibited from, and are required to use their reasonable best efforts to cause their officers, directors, employees, agents, and representatives to refrain from, directly or indirectly:

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  initiating, soliciting, knowingly encouraging (including by providing information) or knowingly facilitating any inquiries, proposals or offers with respect to, or the making or completion of, an alternative proposal (as defined below);

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  engaging or participating in any negotiations concerning, or providing or causing to be provided any non-public information or data relating to the Company or any of its subsidiaries in connection with, or having any discussions with any person relating to, an actual or proposed alternative proposal, or otherwise knowingly encouraging or knowingly facilitating any effort or attempt to make or implement an alternative proposal;

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  approving, endorsing or recommending, or proposing publicly to approve, endorse or recommend, any alternative proposal;

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  approving, endorsing or recommending, or proposing to approve, endorse or recommend, or executing or entering into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any alternative proposal;

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  amending, terminating, waiving or failing to enforce, or granting any consent under, any confidentiality, standstill or similar agreement (except that the Company may allow the counterparty thereto to make an alternative proposal and otherwise amend, waive, fail to enforce (or grant a consent under) the provisions thereof in connection with these permitted negotiations and discussions); or

  •
  resolving to propose or agree to do any of the foregoing.

        The Company was required to discontinue any existing solicitation, discussion or negotiation with any person that has made or indicated an intention to make an alternative proposal.

        Notwithstanding the foregoing, if following the date of the Merger Agreement and prior to obtaining the required vote of the stockholders, the Company receives an unsolicited alternative proposal, the Company has not breached the no solicitation covenant described above in any material respect and if the Board (acting through the Special Committee, if then in existence) determines, in good faith, after consultation with its outside counsel and financial advisors, that such alternative proposal constitutes or is reasonably expected to result in a superior proposal (as defined below), and the Board (acting through the Special Committee, if then in existence) determines in good faith that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties, then the Company may:

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  furnish non-public information to the person making the alternative proposal pursuant to a confidentiality agreement with a standstill provision; and

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  participate in discussions or negotiations with such person regarding the alternative proposal.

        In this case, the Company must simultaneously provide to Parent any non-public information that is provided to the person making the alternative proposal which was not previously provided or made available to Parent.

        Neither the Board nor any committee thereof will:

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  withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub or fail to publicly reaffirm upon Parent's reasonable request, its recommendation of the Merger Agreement;

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  approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any alternative proposal; or

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  approve or recommend, or publicly propose to approve, endorse or recommend, any alternative proposal.

        Notwithstanding the foregoing, with respect to (i) an event, fact, circumstance, development or occurrence that affects the business, assets or operations of the Company that is unknown to the Board or any committee thereof as of the date of the Merger Agreement becomes known to the Board or any committee thereof, referred to as an "intervening event", or (ii) an alternative proposal, the Board (acting through the Special Committee, if then in existence) may at any time prior to receipt of the required vote of the stockholders, make a recommendation change and/or terminate the Merger Agreement if (and only if):

  •
  in the case of an alternative proposal, (a) the alternative proposal (that did not result from a breach of the Company's no solicitation obligation) is made to the Company by a third party, and such alternative proposal is not withdrawn; (b) the Board (acting through the Special Committee, if then in existence) determines in good faith after consultation with its financial advisors and outside legal counsel that such alternative proposal constitutes a superior proposal; and (c) the Board (acting through the Special Committee, if then in existence) determines to terminate the Merger Agreement;

  •
  in the case of an intervening event, following consultation with outside legal counsel, the Board (acting through the Special Committee, if then in existence) determines that the failure to make a recommendation change would be reasonably likely to constitute a breach by the Board (acting through the Special Committee, if then in existence) of its fiduciary duties under applicable law;

  •
  in the case of either an alternative proposal or an intervening event, (x) the Company provides Parent three business days' prior written notice of its intention to take such action, which notice will include certain information with respect to such intervening event or superior proposal, as the case may be, (y) after providing such notice and prior to making such recommendation change in connection with an intervening event or a superior proposal or taking any action with respect to a superior proposal, the Company negotiates in good faith with Parent during such three business day period (to the extent that Parent desires to negotiate) to make such revisions to the terms of the Merger Agreement as would permit the Board and the Special Committee not to effect a recommendation change in connection with an intervening event or a superior proposal or to take such action in response to a superior proposal, and (z) the Board and the Special Committee considers in good faith any changes to the Merger Agreement offered in writing by Parent and determines in good faith, after consultation with its outside legal counsel and financial advisors, that the event continues to constitute an intervening event or that the superior proposal would continue to constitute a superior proposal, in each case if such changes offered in writing by Parent were to be given effect. Neither the Board nor any committee thereof will effect a recommendation change in connection with an intervening event or a superior proposal or take any action with respect to a superior proposal prior to the time that is three business days after it has provided the written notice described above. If the alternative proposal is thereafter modified by the party making such alternative proposal, the Company is required to provide written notice of such modified alternative proposal and again comply with the provisions described above.

        The Company has agreed to advise Parent promptly, and in any event within 48 hours, orally and in writing of:

  •
  any alternative proposal or inquiry with respect to or that would reasonably be expected to lead to any alternative proposal; and

  •
  any inquiry or request for discussion or negotiation regarding an alternative proposal, including in each case the identity of the person making the alternative proposal or inquiry and the material terms of the alternative proposal or inquiry, including copies of any document or correspondence evidencing the alternative proposal or inquiry.

        The Company has also agreed to keep Parent reasonably informed of the status, including any material change in terms, of any such alternative proposal or inquiry.

        The Merger Agreement provides that nothing contained therein prohibits the Board (acting through the Special Committee, if then in existence) from disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act if the Board (acting through the Special Committee, if then in existence) determines, in good faith, that such disclosure is necessary to comply with obligations under the federal securities laws. The Merger Agreement further provides any disclosure other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act will be deemed to be a recommendation change in a manner adverse to Parent unless the Board (acting through the Special Committee, if then in existence) expressly reaffirms its recommendation to its stockholders in favor of adoption of the Merger Agreement and rejects such tender offer.

        As used in the Merger Agreement, "alternative proposal" means any inquiry, proposal or offer from any person or group of persons other than Parent or one of its subsidiaries:

  •
  for a merger, reorganization, consolidation, recapitalization or other business combination, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries;

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  for the issuance by the Company of over 20% of its equity securities as consideration for the assets or securities of another person; or

  •
  to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company and its subsidiaries,

in each case other than the merger.

        As used in the Merger Agreement, "superior proposal" means an unsolicited offer that is an alternative proposal on terms which the Board (acting through the Special Committee, if then in existence) determines in good faith, after consultation with the Company's outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of the Common Stock in their capacity as such than the merger and the Merger Agreement (including any proposal or offer by Parent to amend the terms of the Merger Agreement and the merger during the three business day period referred to above) after taking into consideration:

  •
  the likelihood of consummation of such transaction on the terms set forth therein as compared to the merger and the Merger Agreement; and

  •
  the financial, regulatory, legal and other aspects of such proposal relating thereto, as compared to the merger and the Merger Agreement, that the Board (acting through the Special Committee, if then in existence) determines in good faith to be relevant.

However, for purposes of the definition of "superior proposal," the references to "20%" in the definition of alternative proposal will be deemed to be references to "50%."

  Filings and Other Actions

        The Company will take all action necessary in accordance with the General Corporation Law of the State of Delaware, referred to as the "DGCL", and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders, and, subject to the Board's or the Special Committee's withdrawal or modification of its recommendation in accordance with the Merger Agreement, to use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. Unless the Merger Agreement is terminated and the Company has paid any required termination fees, the Company will submit the Merger Agreement for approval and adoption at the special meeting, regardless of whether the Board or the Special Committee has approved, endorsed or recommended an alternative proposal or has withdrawn, modified or amended its recommendation.

  Employee Matters

        From and after the effective time of the merger, Parent will honor the Company's benefit plans in accordance with their terms as in effect immediately before the effective time of the merger. However, nothing in the Merger Agreement will be construed to amend or terminate such plans or limit the right of the Company or Parent from amending or terminating such plans in accordance with their terms. For a period of one year following the effective time of the merger, Parent will provide, or will cause to be provided, to each current and former employee of the Company and its subsidiaries, in the case of current employees for so long as such employees remain employed by Parent or its subsidiaries, compensation and benefits (excluding equity compensation) that are substantially comparable, in the aggregate, to the compensation and benefits provided to those employees immediately before the effective time of the merger.

        For all purposes under the employee benefit plans of Parent and its subsidiaries providing benefits to the Company's employees after the effective time of the merger as described above, each such employee will be credited with his or her years of service with the Company and its subsidiaries and their respective predecessors immediately before the effective time of the merger, to the same extent as the employee was previously entitled to credit for such service under any similar Company employee benefit plan in which the employee participated or was eligible to participate immediately prior to the effective time of the merger, except that the foregoing will not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits.

        Nothing in the Merger Agreement will be construed as requiring Parent or the surviving corporation to continue (or resume) the employment of any employee at any time or prohibiting Parent or the surviving corporation from terminating the employment of any employee at any time.

  Reasonable Efforts to Complete the Merger

        Each of the parties to the Merger Agreement must use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated by the Merger Agreement.

  Indemnification of Directors and Officers; Insurance

        For a period of six years from the effective time of the merger, Parent and the Company will, subject to certain limitations, maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company's and any of its subsidiaries' certificates of incorporation and bylaws or similar organization documents in effect immediately prior to the effective time of the merger or in any indemnification agreements with any of their respective directors or officers in effect immediately prior to the effective time of the merger, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the effective time of the merger were current or former directors or officers of any of those entities. All rights of indemnification with respect to any claim, action, suit, proceeding or investigation brought within that six year period will continue until the disposition of the action or resolution of the claim. Further, each of Parent and the surviving corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director or officer of the Company or any of its subsidiaries and each such person who serves or served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, against any costs or expenses (including advancing reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to the fullest extent permitted by law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or after the effective time of the merger in connection with such persons serving or having served as an officer, director or other fiduciary of the Company or any of its subsidiaries or another entity if such service to the other entity was at the request or for the benefit of the Company.

        For a period of six years from the effective time of the merger, Parent will either cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries or provide substitute policies or purchase or cause the surviving corporation to purchase a "tail policy," in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in any material respect than such policy with respect to matters arising on or before the effective time of the merger, subject to certain limitations.

  Financing

        Parent will use its commercially reasonable efforts to obtain debt financing on terms reasonably acceptable to Parent (and will not unreasonably reject financing that it is pursuing), in an amount that, assuming the number of shares contemplated to be rolled over pursuant to the Rollover Commitment are contributed to Parent or one of its subsidiaries prior to the effective time of the merger, will be sufficient, together with cash on hand, to permit Parent and Merger Sub to satisfy all of their respective obligations under the Merger Agreement, including the payment of the merger consideration, option consideration and related expenses. Parent will keep the Company informed on a reasonable basis and in reasonable detail of the status of its efforts to arrange its financing. The Company will provide, and will cause its subsidiaries and each of its and their respective representatives, including legal and accounting, to provide all cooperation reasonably requested by Parent in connection with its financing, the financing commitment letters and the other transactions contemplated by or related to the Merger Agreement, including:

  •
  providing reasonably required information relating to the Company and its subsidiaries to the parties providing the financing, which shall include all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of a type and form customarily included in private placements under Rule 144A of the Securities Act to consummate the offering of senior or senior subordinated notes, including replacements thereof prior to any such information going stale or otherwise being unusable for such purpose;

  •
  participating in meetings, drafting sessions and due diligence sessions in connection with the financing as may be reasonably requested by Parent;

  •
  assisting in the preparation of one or more offering documents for any of the financing and materials for rating agency presentations;

  •
  reasonably cooperating with the marketing efforts for any of the financing; and

  •
  executing and delivering (or using its commercially reasonable efforts to obtain from advisors) and causing its subsidiaries to execute and deliver (or using its commercially reasonable efforts to obtain from advisors) customary certificates, accounting comfort letters, legal opinions, surveys, title insurance or other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the financing as may be reasonably requested by Parent in connection with the financing.

        As may be reasonably requested by Parent, the Company will promptly take such actions in respect of the Company's current indentures and credit agreement, in each case as directed by and in accordance with the terms and conditions specified in writing by Parent, and the Company will consult with Parent before taking any action with respect to any of the foregoing. However, prior to the closing date of the merger, the Company will not be required to incur any material amount of out-of-pocket expenses as a result of actions requested by Parent in connection with Parent's financing unless Parent has agreed to reimburse the Company for such out-of-pocket expenses pursuant to terms and conditions reasonably acceptable to the Company; and in addition, the Company will not be obligated to take any such action that is not conditioned upon the occurrence of the closing date of the merger and that would reasonably be expected to expose the Company to material liability or expenses if the closing of the merger fails to occur.

        As used in the Merger Agreement, "financing date" means the first business day that is 120 days after the earlier of (1) the date this proxy statement was first filed with the SEC and (2) 30 days following the date of the Merger Agreement. However, the Company has agreed that if Parent requests consent to an extension to the financing date, such request will not be unreasonably withheld, conditioned or delayed and in the event of a written agreement of such extension by the parties hereto, Parent will agree not to unreasonably reject financing that it is then pursuing.

  Stockholder Litigation

        The Company will give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the merger or any other transactions contemplated by the Merger Agreement. No settlement of such litigation will be agreed to without Parent's consent.

Conditions to the Merger

        The obligations of the Company, Parent and Merger Sub to effect the merger are subject to the fulfillment, or waiver, at or prior to the effective time of the merger, of the following mutual conditions:

  •
  the approval and adoption of the Merger Agreement by the required vote of the stockholders including the holders of a majority of the unaffiliated shares, which is a non-waive-able condition;

  •
  the absence of any restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger or the other transactions contemplated by the Merger Agreement; and

  •
  the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Act.

        The obligation of the Company to effect the merger is subject to the fulfillment or waiver in writing of the following additional conditions:

  •
  (1) the representations and warranties of Parent and Merger Sub with respect to corporate authority will be true and correct in all respects at and as of the date of the Merger Agreement and at and as of the closing date as though made at and as of the closing date and (2) the representations and warranties of Parent and Merger Sub with respect to corporate authority will be true and correct at and as of the date of the Merger Agreement and at and as of the closing date as though made at and as of the closing date, except, in the case of this clause (2), where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to materiality or material adverse effect qualification) does not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to Parent; except that representations and warranties that are made as of a particular date or period will be true and correct (in the manner set forth in clauses (1) and (2), as applicable) only as of such date or period;

  •
  Parent will have in all material respects performed all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by it prior to the effective time of the merger; and

  •
  Parent will have delivered to the Company a certificate, dated as of the effective time of the merger and signed by a senior executive officer, certifying that the above conditions have been met.

        The obligation of Parent and Merger Sub to consummate the merger is subject to the fulfillment or waiver in writing of the following additional conditions:

  •
  (1) the representations and warranties of the Company with respect to capital stock, corporate authority, no violation, opinion of financial advisor, required stockholder vote, finders and brokers, and state takeover statutes and charter provisions will be true and correct in all respects (except, with respect to the capital stock representation, for certain inaccuracies as are de minimis in the aggregate), in each case at and as of the date of the Merger Agreement and at and as of the closing date as though made at and as of the closing date, except if the recommendation of the Merger Agreement is made by a majority but less than a unanimous approval of the Board (or the Special Committee), such fact will not cause the representations and warranties with respect to corporate authority to not be true and correct in all respects, and (2) the representations and warranties of the Company (other than those enumerated in clause (1) above) will be true and correct at and as of the date of the Merger Agreement and at and as of the closing date as though made at and as of the closing date, except in the case of this clause (2), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect qualification set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the Company; except that representations and warranties that are made as of a particular date or period will be true and correct (in the manner set forth in clauses (1) and (2), as applicable) only as of such date or period;

  •
  the Company will have in all material respects performed all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by it prior to the effective time of the merger;

  •
  the Company will have delivered to Parent a certificate, dated as of the effective time of the merger and signed by a senior executive officer (other than any affiliate of Parent), certifying that the above two conditions have been met;

  •
  since the date of the Merger Agreement, there will not have occurred any material adverse effect with respect to the Company; and

  •
  the Company, Parent and Merger Sub will have received the proceeds of Parent's financing.

Termination

        The Merger Agreement may be terminated and abandoned at any time prior to the effective time of the merger, whether before or (subject to the terms of the Merger Agreement) after the Company's stockholders have adopted and approved the Merger Agreement:

  (a)
  by mutual written consent of the Company and Parent;

  (b)
  by either the Company or Parent, if:

  (i)
  the effective time of the merger has not occurred on or before October 16, 2012 and the party seeking to terminate the Merger Agreement pursuant to this provision has not breached its obligations under the Merger Agreement in any manner that has proximately caused the failure to consummate the merger on or before such date;

  (ii)
  an injunction, other legal restraint or order has been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and such injunction, other legal restraint or order has become final and non-appealable, so long as the party seeking to terminate the Merger Agreement pursuant to this provision used its reasonable best efforts to remove such injunction, other legal restraint or order in accordance with the covenant with respect to efforts to complete the merger; or

    (iii)
    the special meeting (including any adjournments thereof) has concluded and the approval and adoption of the Merger Agreement by the required vote of the stockholders has not been obtained;

  (c)
  by the Company, if:

  (i)
  there has been a breach of any of the covenants or agreements or failure to be true of any of the representations or warranties on the part of Parent, which breach or failure to be true, either individually or in the aggregate, (i) would result in a failure of a condition to the Company's obligation to complete the merger and (ii) cannot be cured by October 16, 2012, so long as the Company has given Parent written notice, delivered at least 30 days prior to such termination, stating the Company's intention to terminate the Merger Agreement pursuant to this provision and the basis for such termination, and with the condition that the Company will not have the right to terminate the Merger Agreement under this provision if the Company is then in material breach of any of its representations, warranties, covenants or agreements in the Merger Agreement;

  (ii)
  prior to obtaining the required vote of the stockholders, in order to enter into a definitive agreement with respect to a superior proposal, but only if the Company has complied in all material respects with its obligations with respect to the provisions governing when the Board can change its recommendation or terminate the Merger Agreement in connection with a superior proposal; with the condition that any such purported termination by the Company will be void and of no force or effect unless the Company pays to Parent the specified expenses as provided below; or

  (iii)
  Parent has not delivered to the Company written debt commitment letter(s) containing conditions to the drawdown of Parent's financing that are, in the aggregate, reasonably acceptable to the Company or definitive documentation that would be executable if all the conditions to the merger were then satisfied on or prior to the financing date and the mutual conditions and conditions to Parent's and Merger Sub's obligation to complete the merger have been satisfied (other than the condition that the required stockholder vote be obtained and the condition that Parent's financing be obtained); or

  (d)
  by Parent, if:

  (i)
  there has been a breach of any of the covenants or agreements or failure to be true of any of the representations or warranties on the part of the Company, which breach or failure to be true, either individually or in the aggregate, (i) would result in a failure of a mutual condition or a condition to Parent's and Merger Sub's obligation to complete the merger and (ii) is not cured by the earlier of October 16, 2012 and 30 days following written notice to the Company, so long as Parent has given the Company written notice, delivered at least 30 days prior to such termination, stating Parent's intention to terminate the Merger Agreement pursuant to this provision and the basis for such termination, and with the condition that Parent will not have the right to terminate the Merger Agreement pursuant to this provision if Parent is then in material breach of any of its representations, warranties, covenants or agreements in the Merger Agreement;

  (ii)
  prior to obtaining the required vote of the stockholders, the Board or the Special Committee withdraws or modifies in a manner adverse to Parent or Merger Sub, or publicly proposes to withdraw or modify, in a manner adverse to Parent or Merger Sub, its recommendation of the Merger Agreement, fails to recommend to the Company's stockholders that they approve the Merger Agreement or approves or recommends, or publicly proposes to approve or recommend, any alternative proposal; or

    (iii)
    prior to obtaining the required vote of the stockholders, the Company or any of its subsidiaries or representatives materially breaches its obligations with respect to solicitations or matters in connection with the stockholders meeting for the approval of the Merger Agreement or notifies Parent that it intends to take certain actions contemplated by the provisions governing when the Board can change its recommendation or terminate the Merger Agreement in connection with a superior proposal.

Fees and Expenses

  Specified Expenses

        The Company will pay to Parent an amount equal to the sum of Parent's and Merger Sub's expenses up to $10 million (such expenses referred to as "specified expenses") in the event that:

  (a)
  an alternative proposal has been made known to the Company or has been made directly to its stockholders generally or any person has publicly announced an intention (whether or not conditional or withdrawn) to make an alternative proposal and thereafter the Merger Agreement is terminated by the Company or Parent pursuant to items (b)(i), (b)(iii) or (d)(i) under "—Termination" above; and the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any alternative proposal within 12 months of the date the Merger Agreement is terminated;

  (b)
  the Merger Agreement is terminated by the Company pursuant to item (c)(ii) under "—Termination" above; or

  (c)
  the Merger Agreement is terminated by Parent pursuant to items (d)(ii) or (d)(iii) under "—Termination" above;

however, the amount of the specified expenses payable in connection with a termination pursuant to item (a) above will be reduced by the amount of any expenses (if any) actually paid by the Company to Parent as provided below; and in addition, the Company will not be obligated to pay the specified expenses if: (a) 10% or more of the aggregate shares of Common Stock then owned by the stockholders party to the Rollover Commitment are voted in favor of the superior proposal that triggered the right of the Company to terminate the Merger Agreement pursuant to item (c)(ii) under "—Termination" above or (b) Mr. Marquez, in his capacity as a member of the Board, votes in favor of the superior proposal that triggered the right of the Company to terminate the Merger Agreement pursuant to item (c)(ii) under "—Termination" above.

        Any payment required to be made pursuant to item (a) under "—Fees and Expenses" above will be made to Parent promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by an alternative proposal. Any payment required to be made pursuant to item (c) under "—Fees and Expenses" will be made to Parent promptly following termination of the Merger Agreement by Parent pursuant to items (d)(ii) or (d)(iii) under "—Termination" above, as applicable (and in any event not later than two business days after delivery to the Company of notice of demand for payment) and such payment will be made by wire transfer of immediately available funds to an account to be designated by Parent. Any payment required to be made pursuant to item (b) under "—Fees and Expenses" above will be made to Parent simultaneously with such termination by the Company pursuant to item (c)(ii) under "—Termination" above.

        If the Company fails to pay the specified expenses or any other expenses when due, such expenses will accrue interest, at a rate equal to Citibank's prime lending rate plus 2%. In addition, if the Company fails to pay such expenses when due, the Company will also pay Parent all of Parent's and Merger Sub's costs and expenses (including attorneys' fees) in connection with efforts to collect such expense.

  Parent Expenses

        Except for specified expenses described above or other reimbursements described below, if the merger is not consummated, all costs and expenses incurred in connection with the merger, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring or required to incur such expenses. If the merger is consummated, all costs and expenses incurred by Parent or Merger Sub in connection with the merger, the Merger Agreement and the transactions contemplated thereby will be paid by the surviving corporation and/or, to the extent applicable, reimbursed to Parent by the surviving corporation.

        Without duplication of the specified expenses, if the Merger Agreement is terminated by the Company or Parent pursuant to any provision of the Merger Agreement other than item (c)(i) under "—Termination" above, then the Company will pay to Parent an amount equal to the sum of Parent's and Merger Sub's out-of-pocket expenses (including all fees and expenses of financing sources, counsel, accountants, investment bankers, experts and consultants) incurred by Parent or Merger Sub or on its behalf in connection with or related to the investigation, authorization, preparation, negotiation, execution and performance of the Merger Agreement or the transactions contemplated thereby on or after the date of the Merger Agreement (and 50% of such fees and expenses incurred between August 26, 2011 and January 15, 2012) (referred to as the "expenses"); however, (a) except the specified expenses, the amount of expenses payable by the Company to Parent will not exceed $4 million; (b) if the Merger Agreement is terminated by the Company pursuant to items (b)(i) or (c)(iii) under "—Termination" above and all mutual conditions and conditions to Parent's and Merger Sub's obligation to complete the merger have been satisfied (other than the condition that Parent has received the financing), then the Company will pay Parent only for expenses incurred by Parent relating to or arising out of the preparation for and the formation of a master limited partnership (referred to as an "MLP") or otherwise in connection with an MLP involving assets of the Company and in such case, the amount of expenses payable by the Company to Parent will not exceed $1 million; and (c) if the Merger Agreement is terminated by Parent pursuant to item (b)(iii) under "—Termination" above and, at the time of such termination, Parent has not received its financing commitment letters, then the amount of expenses payable by the Company to Parent will not exceed $2 million.

        If the Merger Agreement is terminated by the Company pursuant to item (c)(iii) under "—Termination" above and all of the mutual conditions and conditions to Parent's and Merger Sub's obligation to complete the merger have been satisfied (other than the condition that the required stockholder vote has been obtained and the condition that Parent has received financing), then Mr. Marquez will pay the Company an amount equal to the Company's out-of-pocket expenses, not to exceed $4 million in the aggregate, incurred by the Company in connection with the transactions contemplated by the Merger Agreement on or after the date of the Merger Agreement (and 50% of such fees and expenses incurred between August 26, 2011 and January 15, 2012), including amounts payable or reimbursable to the Company's financial advisors (including any amounts for any opinion provided by any of the Company's financial advisors), but excluding up to $1 million of expenses incurred by the Company relating to or arising out of the preparation for and the formation of an MLP or otherwise in connection with an MLP involving assets of the Company and other than expenses incurred by the Company in connection with any stockholder litigation (referred herein as the "Parent expenses"). Mr. Marquez may pay the Parent expenses, at his discretion, by any combination of (i) foregoing any portion of his bonus for the fiscal year ended 2011 and (ii) cash. The parties agree that in no event will Mr. Marquez be required to pay the Parent expenses on more than one occasion and that the payment of the Parent expenses will be the sole and exclusive remedy for Parent's failure to obtain its financing under the Merger Agreement.

 Specific Performance; Amendments and Waivers

        Parent and Merger Sub will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement by the Company and to enforce specifically the terms of the Merger Agreement, in addition to any other remedy at law or equity.

        The Company will be entitled to seek specific performance of Parent's obligation to cause the Rollover Commitment to be funded to fund the merger and to consummate the merger only in the event that (a) Parent and Merger Sub are required to complete the closing as provided in the Merger Agreement, (b) Parent's financing has been funded or will be funded at the closing, (c) Parent and Merger Sub fail to complete the closing as provided in the Merger Agreement, and (d) the Company has irrevocably confirmed that if specific performance is granted and Parent's financing is funded, then the closing will occur. However, in no event will the Company be entitled to enforce or seek to enforce specifically Parent's obligation to cause the Rollover Commitment to be funded or to complete the merger if Parent's financing has not been funded (or will not be funded at the closing if the Rollover Commitment is funded at the closing). Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of the Merger Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

        At any time prior to the effective time of the merger, any provision of the Merger Agreement (except provisions relating to the required vote of the stockholders) may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective. However, after the Company's stockholders approve and adopt the Merger Agreement, if any such amendment or waiver will, by applicable law or in accordance with the rules and regulations of the NYSE, require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver will be subject to the approval of the stockholders of the Company.

AGREEMENTS INVOLVING COMMON STOCK; TRANSACTIONS BETWEEN
MARQUEZ INVESTORS AND THE COMPANY

Agreements Involving Common Stock

  Voting Agreement

        The following is a summary of the material provisions of the Voting Agreement, a copy of which is attached to this proxy statement as Annex D, and which we incorporate by reference into this proxy statement. This summary may not contain all of the information about the Voting Agreement that is important to you. We encourage you to read carefully the Voting Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Voting Agreement and not by this summary or any other information contained in this proxy statement.

        In connection with the merger, two entities affiliated with Mr. Marquez, the Marquez Trust and the Marquez Foundation, together referred to as the "Marquez Affiliated Entities", entered into a voting agreement with the Company, dated as of January 16, 2012, referred to as the "Voting Agreement", pursuant to which the Marquez Affiliated Entities agreed, subject to certain conditions, to vote all of the shares owned by them at the time of any stockholder meeting at which the Merger Agreement will be voted upon in favor of adoption of the Merger Agreement. The Voting Agreement will terminate upon the occurrence of certain events, including if the Merger Agreement is terminated.

        As of the record date, the Marquez Affiliated Entities owned approximately 49% of the common stock outstanding. Votes of the Marquez Affiliated Entities (as well as those owned by Parent, Merger Sub, Mr. Marquez, any of their respective affiliates, or by any director, officer, or other employee of the Company or its subsidiaries) will be excluded for purposes of the majority of the minority stockholder approval requirement.

  Rollover Commitment

        In connection with the merger, the Marquez Affiliated Entities entered into a letter agreement with Parent, dated as of January 16, 2012, pursuant to which the Marquez Affiliated Entities committed, subject to certain conditions, including the satisfaction of all conditions to the Merger Agreement and the substantially concurrent consummation of the merger, to contribute 29,935,378 shares of Common Stock, which represents all of the shares of Common Stock owned by them at the time of such agreement, to Parent in exchange for equity interests in Parent, referred to as the "Rollover Commitment". The Rollover Commitment will terminate upon the occurrence of certain events, including if the Merger Agreement is terminated.

        A copy of the Rollover Commitment is attached to this proxy statement as Annex E and is incorporated by reference into this proxy statement. The summary of the Rollover Commitment in the preceding paragraph does not purport to be complete and may not contain all of the information about the Rollover Commitment that may be important to you. We encourage you to read the Rollover Commitment carefully and in its entirety.

  Registration Rights Agreement

        The Company entered into a registration rights agreement with the Marquez Trust in August 2006. Pursuant to the agreement, the trust has the right to demand that the Company register for resale some or all of its shares under the Securities Act and will have the right to include some or all of its shares in registration statements the Company files, in each case subject to certain customary conditions, including the right of the underwriters to limit the number of shares included in any offering by us that is underwritten. The trust had the right to cause the Company to effect up to three registrations on Form S-1 and an unlimited number of registrations on Form S-3. In May 2007, the Company amended the registration rights agreement to permit the Marquez Foundation to include shares of Common Stock in the registration statement on Form S-3 that was ultimately declared effective by the SEC in June 2007. Pursuant to the amendment, the number of registrations on Form S-1 the trust is permitted to require the Company to undertake was reduced from three to two.

Transactions between Marquez Investors and the Company

  Marquez Employment Agreement

        On May 4, 2005, the Company entered into an employment agreement with Mr. Marquez concerning Mr. Marquez's employment as Chief Executive Officer of the Company.

  Office Building Lease

        The Company leases an office building from 6267 Carpinteria Avenue, LLC, an entity owned by the Marquez Trust, for $1.2 million. The lease provides for an increase in annual rent payments of 10% beginning in December 2014. In addition to rent payments, the Company is also responsible for reimbursing 6267 Carpinteria Avenue, LLC for certain building operating expenses. The lease will expire in 2019.

  Aircraft Lease Agreement

        The Company has entered into a non-exclusive aircraft sublease agreement with TimBer, LLC, a company owned by Mr. Marquez and his wife, pursuant to which it subleases from TimBer an aircraft it has leased.

 PROVISIONS FOR UNAFFILIATED STOCKHOLDERS

        No provision has been made (i) to grant the Company's unaffiliated stockholders access to the corporate files of the Company, any other party to the merger or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of the Company, any other such party or affiliate.

IMPORTANT INFORMATION CONCERNING VENOCO

Company Background

        Venoco is an independent energy company primarily engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties primarily in California. Venoco operates three offshore platforms in the Santa Barbara Channel, has non-operated interests in three other platforms, operates three onshore properties in Southern California, and has extensive operations in Northern California's Sacramento Basin. Venoco's principal offices are located at 370 17th Street, Suite 3900 Denver, Colorado 80202-1370 (telephone: 303-626-8300).

        If the Merger Agreement is approved and adopted by the Venoco stockholders at the special meeting and the merger is completed as contemplated, Venoco will survive the merger and will continue its operations as a private company and a wholly-owned subsidiary of Parent.

        During the last five years, Venoco has not been (i) convicted in a criminal proceeding or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Directors and Executive Officers

        The Board presently consists of seven members. The below listed persons are the executive officers and directors of Venoco as of the date of this proxy statement. Each executive officer will serve until a successor is elected by the Board or until the earlier of his or her resignation or removal. None of these persons has been convicted in a criminal proceeding during the past ten years (excluding traffic violations or similar misdemeanors), and none of these persons has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. All of the directors and executive officers of Venoco are citizens of the United States and can be reached c/o Venoco, Inc., 370 17th Street, Suite 3900 Denver, Colorado 80202-1370.

        Timothy Marquez co-founded Venoco in September 1992 and served as our CEO and as a director from our formation until June 2002. He founded Marquez Energy, a privately held exploration and production company, in 2002, and served as its CEO until we acquired it in March 2005. Mr. Marquez returned as our Chairman, CEO and President in June 2004 and has remained in those positions since that time. Mr. Marquez has a B.S. in petroleum engineering from the Colorado School of Mines. Mr. Marquez began his career with Unocal Corporation, where he worked for 13 years managing assets offshore in California and in the North Sea and performing other managerial and engineering functions.

        Joel Reed has been a director of Venoco since August 2005 and currently serves as our lead independent director. He previously served as a director of Venoco from September 1998 to March 2002. Starting in 1994, Mr. Reed was a partner of a predecessor entity of, and later co-founded, Relational Group, an investment banking firm that included Relational Investors and Relational Advisors. In late 2005, Relational Advisors separated from Relational Group and became RA Capital Advisors, a member of RA Capital Group. Mr. Reed has served as RA Capital Group's lead principal.

He is also a founder of two private equity firms, Titan Investment Partners and HRA Real Estate Management I LLC. Mr. Reed was the CFO and later President and CEO of Wagner & Brown Ltd. of Midland, Texas, a privately owned group of companies engaged in energy, real estate, manufacturing, agribusiness and investment services, from 1984 to 1994. From 1981 to 1984, Mr. Reed was a member of the founding group of Ensource, Inc., a NYSE-listed company, as well as its controller and CFO. A graduate of Oklahoma State University, Mr. Reed holds bachelor's and master's degrees in accounting and is a certified public accountant who has elected inactive license status.

        Donna Lucas is founder, CEO/President of Lucas Public Affairs in Sacramento, California. Ms. Lucas has been a director of Venoco since February 2009. She founded and has served as the principal of Lucas Public Affairs since April 2006. Prior to founding Lucas Public Affairs, Ms. Lucas served as Deputy Chief of Staff for Strategic Planning and Initiatives for California Governor Arnold Schwarzenegger from 2003 to 2006 and Chief of Staff to California First Lady Maria Shriver from 2004 to 2006. She was the Global Public Affairs Practice Leader for Porter Novelli, an international public relations firm, from 2000 to 2003 after Porter Novelli's acquisition of Nelson Communications Group, where she served as President and CEO from 1998 to 2003. Ms. Lucas also previously served as Deputy Press Secretary for California Governor George Deukmejian, Deputy Treasurer for California Treasurer Tom Hayes, and as California Press Secretary for President George H.W. Bush. Ms. Lucas is a 1982 graduate of the University of Southern California School of Journalism. Ms. Lucas currently serves on the board of the Public Policy Institute of California and the Governor and First Lady's Conference on Women and California Forward.

        J.C. "Mac" McFarland has been a director of Venoco since June 2004. He has 30 years of experience in the oil and natural gas industry with McFarland Energy, Inc., a NASDAQ-listed company, where he was CEO from 1991 until its sale in 1997. Since 1997, he has been a consultant with McFarland Advisors, Inc. He served on the boards of NYSE-listed Huntway Refining from 1998 to 2001, privately held Gotland Oil, Inc. from 2000 to 2001 and, as of May 2010, he serves on the board of NASDAQ-listed Searchlight Minerals Corporation. He was President of the California Independent Petroleum Association from 1996 to 1998. Mr. McFarland earned a degree in finance and accounting from the University of California at Berkeley. Mr. McFarland is a certified public accountant who has elected inactive license status.

        Dr. M.W. Scoggins has been a director of Venoco since June 2007. He has served as President of Colorado School of Mines, an engineering and science research university with strong ties to the oil and gas industry, since June 2006. Dr. Scoggins retired in 2004 after a 34-year career with Mobil Corporation and Exxon Mobil Corporation, where he held senior executive positions in the upstream oil and gas business. From 1999 to 2004 he served as Executive Vice President of Exxon Mobil Production Co. Prior to the merger of Mobil and Exxon in 1999, he was President, International Exploration & Production and Global Exploration and a member of the executive committee of Mobil Oil Corporation. He is also a member of the Board of Directors of QEP Resources, Inc., and Cobalt International Energy and a member of the National Advisory Council of the U.S. Department of Energy's National Renewable Energy Laboratory. He was a member of the Board of Directors of Questar Corporation from 2005 until 2010 and Trico Marine Services, Inc. from 2005 until 2011. Dr. Scoggins has a Ph.D. in Petroleum Engineering from The University of Tulsa.

        Mark A. Snell has been a director of Venoco since December 2006. He has served as the President of Sempra Energy, a San Diego-based, Fortune 500 energy-services holding company, since November of 2011, and as CFO since 2006. He previously served as Group President of Sempra Global and, before that, as Vice President of Planning and Development of Sempra Energy. Before joining Sempra Energy in 2001, he served as CFO of Earth Tech, a water management, engineering and environmental services firm, CFO of Dames and Moore, an international engineering firm, Chief Financial and Administrative Officer for Latham & Watkins, a worldwide law firm, and a Senior Manager at KPMG Peat Marwick. Mr. Snell has a bachelor's degree in accounting from San Diego State University. In the past five years,

Mr. Snell has also served as a director of San Diego Gas and Electric Company, Southern California Gas Company, and Pacific Enterprises, all of which are subsidiaries of Sempra Energy.

        Richard S. Walker has been a director of Venoco since June 2007. Mr. Walker is currently Executive Vice President and Managing Director of the Houston office of DHR International, a leading retained executive search firm. Prior to entering the executive search industry in 2005, Mr. Walker was a Managing Director of JPMorgan directing investment banking relationships with a variety of energy clients operating across all industry segments including exploration and production, service and supply, pipeline and midstream operations as well as power generation, transmission and distribution. Mr. Walker worked with JPMorgan and its predecessors from 1994 to 2005. Prior to joining JPMorgan Chase & Co., Mr. Walker worked from 1990 through early 1994 with NationsBank (the predecessor of Bank of America), both in Houston and in London. From 1981 through early 1990, Mr. Walker worked for Texas Commerce Bank, in Houston (also a predecessor to JPMorgan). Mr. Walker is a 1980 graduate of Loyola University, New Orleans, with a bachelor's of business administration and a 1981 graduate of Bowling Green State University, Ohio, with a master's of business administration. Mr. Walker is a certified public accountant licensed in the State of Texas.

        Edward O'Donnell is our Chief Operating Officer. Mr. O'Donnell initially joined us in 1997 as Vice President of Development and was later Vice President of the Offshore Business Unit. From April 2001 to June 2002 he served as the President of our Domestic Division. From June 2002 through 2005 he provided independent business consulting to non-profit organizations and small retail businesses. In 2006 he became the CEO of Gong Zhu Enterprises, a provider of financial, accounting, and management consulting services to small retail businesses. Mr. O'Donnell also served two terms on Venoco's board of directors. He re-joined Venoco in March 2007 as Senior Vice President and was appointed Chief Operating Officer in January 2012. In addition, on January 18, 2012 the Company announced a succession plan whereby Mr. Marquez plans to step down as the Company's CEO in the third quarter of 2012, and, at that time, Mr. O'Donnell is expected to assume the role of CEO. Mr. O'Donnell has 20 years of experience with Unocal Corporation in various engineering and management positions. He holds a B.S. degree in petroleum engineering from Montana Tech, an M.S. in petroleum engineering from the University of Southern California and an M.B.A. from Pepperdine University.

        Timothy A. Ficker became our CFO in April 2007. Prior to joining us, Mr. Ficker was Vice President, CFO and Secretary of Infinity Energy Resources, Inc., a NASDAQ-listed energy company, having been appointed to those positions in May 2005. From October 2003 through April 2005, Mr. Ficker served as an audit partner in KPMG LLP's Denver office, and from June 2002 through September 2003, he served as an audit director for KPMG LLP. From September 1989 through June 2002, he worked for Arthur Andersen LLP, including as an audit partner after September 2001, where he served clients primarily in the energy industry. Mr. Ficker is a certified public accountant and received a B.B.A. in accounting from Texas A&M University.

        Terry L. Anderson is our General Counsel and Secretary. Mr. Anderson joined us in March 1998 and served as General Counsel until June 2002. From July 2002 to August 2004, Mr. Anderson was in private practice in Santa Barbara, California. He returned in his current capacities in August 2004. Mr. Anderson holds a B.S. in petroleum engineering and a J.D. from the University of Southern California. Mr. Anderson was Vice President and General Counsel of Monterey Resources, Inc., a NYSE-listed company, from August 1996 to January 1998. Prior to that, he was chief transactional attorney for Santa Fe Energy Resources in Houston, Texas. Mr. Anderson is licensed to practice law in Texas and California.

        Mark DePuy is our Senior Vice President, Business Development and Acquisitions. Mr. DePuy initially joined us in 2005 as Vice President of Northern Assets. The following year, he was named COO and oversaw our assets in Northern and Southern California, as well as numerous field operations in Texas. Mr. DePuy resigned as our COO in October 2008, after which he provided consulting services for us on coastal development projects in California. From March 2010 through November 2011, he served as CEO and President of Great Western Oil and Gas, a private oil and gas company with operations focused primarily in Colorado and North Dakota. Mr. DePuy re-joined us in his current role in December 2011. He has 27 years of experience in various operational, management and business planning functions with Unocal/Chevron in both the domestic and international operations. He has an M.B.A. from the University of California, Los Angeles and a B.S. in petroleum engineering from the Colorado School of Mines.

Prior Public Offerings

        In February 2011, the Company sold 4.6 million shares of Common Stock in a public offering at $18.75 per share and received approximately $82.2 million in net proceeds, after underwriting discounts and estimated expenses.

Historical Selected Financial Information

        Set forth below is certain historical selected financial information relating to Venoco. The historical selected financial data as of and for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 have been derived from Venoco's historical audited consolidated financial statements, and the historical selected financial data of Venoco as of and for the nine months ended September 30, 2011 and September 30, 2010 have been derived from Venoco's historical unaudited interim consolidated financial statements. This information is only a summary and should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, each of which is incorporated by reference into this proxy statement. More comprehensive financial information is included in such reports, including management's discussion and analysis of financial condition and results of operations, and the following summary is qualified in its entirety by references to such reports and all of the financial information and notes contained therein. For additional information, see "Where You Can Find

Additional Information" beginning on page 91. Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods.

	Year Ended December 31,					Nine Months Ended September 30, (unaudited)
	2006	2007	2008	2009	2010	2010	2011
	(in thousands, except per share data)
Statement of Operations Data:
Oil and natural gas sales	$268,822	$371,450	$554,270	$267,163	$290,608	$219,333	$241,533
Other	5,470	3,355	3,603	3,331	4,684	3,893	3,877

Total revenues	274,292	374,805	557,873	270,494	295,292	223,226	245,410
Lease operating expenses	82,213	107,295	133,773	95,213	84,255	64,152	71,360
Property and production taxes	5,292	12,026	15,731	10,128	6,701	5,314	4,783
Transportation expense	3,533	4,356	4,311	3,163	9,102	6,489	7,023
Depletion, depreciation and amortization	63,259	98,814	134,483	86,226	78,504	58,191	63,810
Impairment of oil and natural gas properties	—	—	641,000	—	—	—	—
Accretion of asset retirement obligations	2,542	3,914	4,203	5,765	6,241	4,649	4,821
General and administrative, net of amounts capitalized	28,317	31,770	43,101	36,939	37,554	28,435	27,889

Total expenses	185,156	258,175	976,602	237,434	222,357	167,230	179,686

Income (loss) from operations	89,136	116,630	(418,729)	33,060	72,935	55,996	65,724
Interest expense, net	48,795	60,115	54,049	40,984	40,584	30,539	44,678
Amortization of deferred loan costs	3,776	4,197	3,344	2,862	2,362	1,855	1,715
Interest rate derivative losses (gains), net	590	17,177	20,567	16,676	31,818	36,848	1,083
Loss on extinguishment of debt	—	12,063	—	8,493	—	—	1,357
Commodity derivative losses (gains), net	(3,626)	142,650	(116,757)	25,743	(68,049)	(75,931)	(15,001)

Total financing costs and other	49,535	236,202	(38,797)	94,758	6,715	(6,689)	33,832

Income (loss) before income taxes	39,601	(119,572)	(379,932)	(61,698)	66,220	62,685	31,892
Income tax provision (benefit)	15,650	(46,200)	11,200	(14,400)	(1,300)	(400)	—

Net income (loss)	$23,951	$(73,372)	$(391,132)	$(47,298)	$67,520	$63,085	$31,892

Earnings per common share:
Basic	$0.71	$(1.58)	$(7.75)	$(0.93)	$1.23	$1.16	$0.53
Diluted	$0.69	$(1.58)	$(7.75)	$(0.93)	$1.21	$1.14	$0.52
Cash Flow Data:
Cash provided (used) by:
Operating activities	$89,090	$160,863	$212,379	$118,691	$160,673	$95,959	$66,568
Investing activities	(595,204)	(433,363)	(332,861)	(1,953)	(108,296)	(59,226)	(190,768)
Financing activities	505,089	273,871	110,938	(116,510)	(47,772)	(37,142)	119,185
Other Financial Data:
Capital expenditures	$174,613	$322,283	$318,582	$176,812	$211,621	$154,684	$190,555
Balance Sheet Data (end of period):
Cash and cash equivalents	$8,364	$9,735	$191	$419	$5,024	$10	$9
Plant, property and equipment, net	774,253	1,131,032	702,734	619,430	648,044	620,009	760,730
Total assets	893,193	1,265,485	864,254	739,543	750,923	766,205	903,374
Long-term debt, excluding current portion	529,616	691,896	797,670	695,029	633,592	647,900	681,781
Total stockholders' equity (deficit)	190,316	245,602	(135,167)	(174,496)	(84,237)	(94,812)	39,774

Ratio of Earnings to Fixed Charges

        The following table presents our ratio of earnings to fixed charges for the fiscal periods indicated.

Ratio of Earnings to Fixed Charges
(in 000's)

	Year ended December, 31					Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2011
	2006	2007	2008	2009	2010
	(in millions, except per share amounts)
Earnings
Pretax income (loss)	$39,601	$(119,572)	$(379,932)	$(61,698)	$66,220	$62,685	$31,892
Fixed charges	54,606	66,106	58,814	45,143	43,927	33,142	47,022

Total	$94,207	$(53,466)	$(321,118)	$(16,555)	$110,147	$95,827	$78,914

Fixed Charges
Interest expensed	$50,245	$61,009	$54,355	$41,029	$40,654	$30,606	$44,687
Amortization premiums, discounts and capitalized expenses related to indebtedness	3,776	4,197	3,344	2,862	2,362	1,855	1,715
Portion of rentals representing interest factor	585	730	872	900	911	681	620

Total	$54,606	$65,936	$58,571	$44,791	$43,927	$33,142	$47,022

Ratio of Earnings to Fixed Charges	1.7x	(a)	(a)	(a)	2.5x	2.9x	1.7x

(a)
Earnings for the years ended December 31, 2007, 2008 and 2009 were insufficient to cover fixed charges by $119.6 million, $379.9 million and $61.7 million, respectively.

        We have computed the ratio by dividing earnings by fixed charges. For this purpose, earnings consist of the sum of the following: income before income taxes and cumulative change in accounting principle, fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization of premiums, discounts and capitalized expenses related to indebtedness and an estimate of interest within rental expense.

Book Value Per Share

        Our net book value per share as of September 30, 2011 was $0.65 (calculated based on 61,597,405 shares outstanding as of such date).

Market Price of the Company's Common Stock

        The Common Stock is traded on the NYSE under the symbol "VQ".

        The following table sets forth during the periods indicated the high and low sales prices of Common Stock:

	Market Price
	High	Low
2012
First Quarter (through February 9, 2012)	$10.97	$6.77
2011
First Quarter	$22.22	$15.93
Second Quarter	$18.59	$12.20
Third Quarter	$14.75	$8.42
Fourth Quarter	$10.82	$6.65
2010
First Quarter	$14.40	$11.29
Second Quarter	$18.50	$12.20
Third Quarter	$21.07	$15.63
Fourth Quarter	$20.55	$14.97

        The closing sale price of our Common Stock on August 26, 2011, which was the last trading day before Mr. Marquez announced his proposal to acquire all outstanding shares of Common Stock not owned by him, was $8.98 per share, compared to which the merger consideration represents a premium of approximately 39%.

        We have not declared any cash dividends on our Common Stock during the two most recent fiscal years and have no plans to do so in the foreseeable future. The ability of the Board to declare any dividend is subject to limits imposed by the terms of our debt agreements, which currently prohibit us from paying dividends on our Common Stock. Our ability to pay dividends is also subject to limits imposed by Delaware law. In determining whether to declare dividends, the Board will consider the limits imposed by our debt agreements, our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

Security Ownership of Certain Beneficial Owners and Management

        The following tables set forth information regarding the beneficial ownership of our Common Stock by certain holders of our Common Stock and by our executive officers and directors. Beneficial ownership has been determined in accordance with applicable SEC rules, pursuant to which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire voting or investment power within 60 days. Except as otherwise indicated, (i) the address of the persons listed below is c/o Venoco, Inc., 370 17th Street, Suite 3900, Denver, Colorado 80202-1370 and (ii) the persons listed below, to our knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to the application of community property laws where applicable. The percentage of beneficial ownership for each table is based on 61,597,405 shares of Common Stock outstanding as of February 3, 2012.

  Stock Ownership of Certain Beneficial Owners

        The following table sets forth information regarding persons believed to be beneficial owners of more than five percent of our Common Stock as of February 3, 2012. All information is taken from or based upon filings made by such persons with the SEC or upon information provided by such persons to us.

Name of Beneficial Owner	Number of Shares of Common Stock	Percent of Total Common Stock
Timothy and Bernadette Marquez(1)	31,005,873	50.3%

(1)
This disclosure is based on a Schedule 13D/A filed with the SEC on January 17, 2012 and other information provided by the stockholder. The number of shares shown is comprised of 28,311,192 shares of Common Stock held by the Marquez Trust, the trustees of which are Timothy Marquez and Bernadette Marquez, 1,624,186 shares of Common Stock held by the Marquez Foundation, a private charitable foundation of which Timothy Marquez and Bernadette Marquez comprise a majority of the directors, and 1,070,495 shares owned directly by Mr. Marquez which are restricted shares subject to restrictions on vesting which have not been satisfied.

  Stock Ownership of Management and Directors

        The following table sets forth information regarding beneficial ownership of our Common Stock by our executive officers and directors, other than Mr. Marquez, as of February 3, 2012. None of the shares, including shares beneficially owned by Mr. Marquez as indicated in the preceding table, have been pledged as security as of that date. Beneficial ownership representing less than one percent is denoted with an asterisk.

Name of Beneficial Owner	Number of Shares of Common Stock		Percent of Total Common Stock
Timothy A. Ficker	342,225	(1)	*
Terry L. Anderson	201,044	(2)	*
Edward J. O'Donnell	90,678	(3)	*
J.C. "Mac" McFarland	94,898	(4)	*
Joel L. Reed	104,751	(5)	*
Dr. M.W. Scoggins	97,251	(6)	*
Mark A. Snell	90,914	(7)	*
Richard S. Walker	99,751	(8)	*
Donna L. Lucas	42,751	(9)	*
Mark DePuy	25,000	(10)	*
All Directors and Executive Officers as a group (11 persons)	32,195,136	(11)	52.3%

(1)
Consists of 20,400 shares held free of restrictions, 218,325 shares of restricted stock subject to forfeiture and vesting restrictions, 3,500 shares held indirectly by Mr. Ficker's wife, and currently exercisable options to purchase 100,000 shares of Common Stock.

(2)
Consists of 123,544 shares of restricted stock subject to forfeiture and vesting restrictions, and currently exercisable options to purchase 77,500 shares of Common Stock.

(3)
Consists of 8,641 shares held free of restrictions, 77,037 shares of restricted stock subject to forfeiture and vesting restrictions and currently exercisable options to purchase 5,000 shares of Common Stock.

(4)
Consists of 6,568 shares held free of restrictions, 43,330 shares of restricted stock subject to forfeiture and vesting restrictions and currently exercisable options to purchase 45,000 shares of Common Stock.

(5)
Consists of 16,421 shares held free of restrictions, 43,330 shares of restricted stock subject to forfeiture and vesting restrictions and currently exercisable options to purchase 45,000 shares of Common Stock.

(6)
Consists of 10,671 shares held free of restrictions, 41,580 shares of restricted stock subject to forfeiture and vesting restrictions and currently exercisable options to purchase 45,000 shares of Common Stock.

(7)
Consists of 3,269 shares held free of restrictions, 42,645 shares of restricted stock subject to forfeiture and vesting restrictions and currently exercisable options to purchase 45,000 shares of Common Stock.

(8)
Consists of 13,171 shares held free of restrictions, 41,580 shares of restricted stock subject to forfeiture and vesting restrictions and currently exercisable options to purchase 45,000 shares of Common Stock.

(9)
Consists of 2,921 shares held free of restrictions and 39,830 shares of restricted stock subject to forfeiture and vesting restrictions.

(10)
Consists of 25,000 shares of restricted stock subject to forfeiture and vesting restrictions.

(11)
Total includes shares beneficially owned by Mr. Marquez as described in the preceding table.

Transactions in Common Stock

        Other than the Rollover Commitment, as discussed in "Agreements Involving Common Stock; Transactions Between Marquez Investors and the Company—Agreements Involving Common Stock—Rollover Commitment" beginning on page 76, and the Voting Agreement, as discussed in "Agreements Involving Common Stock; Transactions Between Marquez Investors and the Company—Agreements Involving Common Stock—Voting Agreement" beginning on page 76, Mr. Marquez, Parent, Merger Sub, and their respective affiliates have not made any transactions with respect to Common Stock during the past 60 days.

RIGHTS OF APPRAISAL

        The following discussion summarizes the material terms of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, referred to as "Section 262", which is attached to this proxy statement as Annex C. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

        Under Section 262, holders of shares of capital stock of Venoco who do not vote in favor of the adoption and approval of the Merger Agreement and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Court, together with interest, if any, to be paid upon the amount determined to be the fair value.

        Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute such notice, and the full text of Section 262 is attached to this proxy statement as Annex C.

        ANY HOLDER OF CAPITAL STOCK OF VENOCO WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH HOLDER'S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX C BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES OF CAPITAL STOCK OF VENOCO, VENOCO BELIEVES THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH RIGHTS, SUCH STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.

Filing Written Demand

        Any holder of capital stock of Venoco wishing to exercise appraisal rights must, before the vote on the adoption and approval of the Merger Agreement at the special meeting at which the proposal to adopt and approve the Merger Agreement will be submitted to the stockholders, deliver to Venoco a written demand for the appraisal of the stockholder's shares, and not vote in favor of the adoption and approval of the Merger Agreement. A holder of capital stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the merger, since appraisal rights will be lost if the shares are transferred prior to the effective date of the merger. The holder must not vote in favor of the adoption and approval of the Merger Agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the approval of the Merger Agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption and approval of the Merger Agreement or abstain from voting on the adoption and approval of the Merger Agreement. Neither voting against the adoption and approval of the Merger Agreement, nor abstaining from voting or failing to vote on the proposal to adopt and approve the Merger Agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption and approval of the Merger Agreement. The demand must reasonably inform Venoco of the identity of the holder as well as the intention of the holder to demand an appraisal of the "fair value" of the shares held by the holder. A stockholder's failure to make the written demand prior to the taking of the vote on the adoption and adoption and approval of the Merger Agreement at the special meeting of stockholders will constitute a waiver of appraisal rights.

        Only a holder of record of shares of capital stock of Venoco is entitled to demand an appraisal of the shares registered in that holder's name. A demand for appraisal in respect of shares of capital stock should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates, should specify the holder's name and mailing address and the number of shares registered in the holder's name and must state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in "street name" by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of capital stock held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

        All written demands for appraisal pursuant to Section 262 should be sent or delivered to Venoco at:

    Venoco, Inc.
    370 17th Street, Suite 3900
    Denver, Colorado 80202-1370
    Attn: Secretary

        At any time within 60 days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Venoco, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of Venoco, as the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the Merger Agreement within 60 days after the effective date of the merger. If Venoco, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder's right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the Merger Agreement.

 Notice by the Surviving Corporation

        Within ten days after the effective date of the merger, Venoco as the surviving corporation must notify each holder of capital stock of Venoco who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption and approval of the Merger Agreement, that the merger has become effective.

Filing a Petition for Appraisal

        Within 120 days after the effective date of the merger, but not thereafter, Venoco as the surviving corporation or any holder of capital stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all dissenting holders. Venoco as the surviving corporation is under no obligation to and has no present intention to file a petition and holders should not assume that Venoco as the surviving corporation will file a petition. Accordingly, it is the obligation of the holders of capital stock to initiate all necessary action to perfect their appraisal rights in respect of shares of capital stock within the time prescribed in Section 262. Within 120 days after the effective date of the merger, any holder of capital stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Venoco as the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the approval of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by Venoco as the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing, a person who is the beneficial owner of shares of capital stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from Venoco as the surviving corporation the statement described in this paragraph.

        If a petition for an appraisal is timely filed by a holder of shares of capital stock of Venoco and a copy thereof is served upon Venoco as the surviving corporation, Venoco as the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to the stockholder.

Determination of Fair Value

        After the Delaware Court of Chancery determines the holders of capital stock entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal

Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

        In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company". The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger". In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion that does not encompass known elements of value", but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered".

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under Section 262. Although Venoco believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither Parent, Merger Sub nor Venoco anticipate offering more than the applicable merger consideration to any stockholder of Venoco exercising appraisal rights, and reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of capital stock is less than the applicable merger consideration. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder's exclusive remedy.

        If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the action (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Court and taxed upon the parties as the Court deems equitable under the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares entitled to be appraised.

        If any stockholder who demands appraisal of shares of capital stock under Section 262 fails to perfect, successfully withdraws or loses such holder's right to appraisal, the stockholder's shares of capital stock will be deemed to have been converted at the effective date of the merger into the right to receive the merger consideration pursuant to the Merger Agreement. A stockholder will fail to perfect, or effectively lose, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the merger consideration offered pursuant to the Merger Agreement.

 MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless Venoco has received contrary instructions from one or more of the stockholders. Venoco will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Venoco, Inc. 370 17th Street, Suite 3900, Denver, Colorado 80202-1370, Attn: Secretary or by calling (303) 626-8300. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

        If the merger is completed, we may not hold an annual meeting of stockholders in 2012. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders and we will hold a 2012 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2012 annual meeting will be held. If the 2012 meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2012 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our Bylaws, as described below.

        Any proposal that a stockholder wishes to include in proxy materials for our 2012 annual meeting of stockholders pursuant to SEC Rule 14a-8 must have been received no later than December 29, 2011 (unless the meeting date is changed by more than 30 days from the anniversary of the 2011 annual meeting, in which case a proposal must be received a reasonable time before we print proxy materials) and must be submitted in compliance with the rule. Proposals should be directed to Venoco, Inc., Attn: Secretary, 370 17th Street, Suite 3900, Denver, Colorado 80202-1370.

        Any proposal or nomination for director that a stockholder wishes to propose for consideration at the 2012 annual meeting of stockholders, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with Section 2.5 of our bylaws, and must be received at our principal executive offices no earlier than February 8, 2012 and no later than March 10, 2012, in each case assuming that the 2012 annual meeting is held on the anniversary of the 2011 annual meeting and that the date of the 2012 meeting is announced at least 100 days in advance. Any such proposal must be an appropriate subject for stockholder action under applicable law and must otherwise comply with Section 2.5 of our bylaws.

        Pursuant to SEC Rule 14a-4(c)(1), if our Secretary receives any stockholder proposal at the address listed above after March 13, 2012 (unless the date of the 2012 annual meeting of stockholders is changed by more than 30 days from the anniversary of the 2011 annual meeting, in which case a proposal must be received a reasonable time before we print proxy materials) that is intended to be presented at the 2012 annual meeting without inclusion in the proxy statement for the meeting, the proxies designated by the Board will have discretionary authority to vote on such proposal.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

    Public Reference Room
    100 F Street, N.E.
    Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company's public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

        The Company will make available a copy of its public reports, without charge, upon written request to the Secretary, Venoco, Inc., 370 17th Street, Suite 3900, Denver, Colorado 80202-1370. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of Common Stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents prior to the special meeting, any such request should be made promptly to the Company. A copy of any exhibit may be obtained upon written request by a stockholder (for a fee limited to the Company's reasonable expenses in furnishing such exhibit) to the Secretary, Venoco, Inc., 370 17th Street, Suite 3900, Denver, Colorado 80202-1370.

        Because the merger is a "going private" transaction, the Company, Mr. Marquez and the Marquez Affiliated Entities have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed shall not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting (except with respect to any reference in such document to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995):

  •
  Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2010;

  •
  Quarterly Reports on Form 10-Q for the Quarters Ended March 31, 2011, June 30, 2011 and September 30, 2011;

  •
  Definitive Proxy Statement for the Company's 2011 Annual Meeting, filed April 27, 2011; and

  •
  Current Reports on Form 8-K, filed April 18, 2011, June 9, 2011, December 2, 2011, January 17, 2012 and January 18, 2012.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [                        ], 2012. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

 Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

DENVER PARENT CORPORATION,

DENVER MERGER SUB CORPORATION,

VENOCO, INC.

and

Timothy M. Marquez (solely for purposes of Sections 8.1 through 8.14)

Dated as of January 16, 2012

A-i

A-ii

        AGREEMENT AND PLAN OF MERGER, dated as of January 16, 2012 (this "Agreement"), among Denver Parent Corporation, a Delaware corporation ("Parent"), Denver Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Venoco, Inc., a Delaware corporation (the "Company"), and Timothy M. Marquez ("TM") (solely for purposes of Sections 8.1 through 8.14).

W I T N E S S E T H :

        WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving the merger on the terms and subject to the conditions set forth in this Agreement (the "Merger");

        WHEREAS, the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee of the Board of Directors (the "Special Committee"), has unanimously (with TM abstaining) (i) determined that it is in the best interests of the Company and its stockholders (other than those holders that are parties to a Rollover Commitment, Parent and Merger Sub), and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company;

        WHEREAS, the Board of Directors of Merger Sub and the Board of Directors of Parent have each unanimously approved this Agreement and declared it advisable for Merger Sub and Parent, respectively, to enter into this Agreement;

        WHEREAS, certain existing stockholders of the Company desire to contribute Shares to Parent or one or more of its Subsidiaries immediately prior to the Effective Time in exchange for shares of Parent (the "Contribution"); and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger as specified herein.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    The Merger.     At the Effective Time (as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company in the Merger (the "Surviving Corporation") and a wholly owned subsidiary of Parent.

        Section 1.2    Closing.     The closing of the Merger (the "Closing") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, at 10:00 a.m., local time, on a date to be specified by the parties (the "Closing Date") which shall be no later than the fifth (5th) Business Day after the satisfaction or waiver, in accordance with Section 8.11 hereof, (to the extent permitted by applicable Law (as hereinafter defined)) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Company and Parent may agree in writing.

        Section 1.3    Effective Time.     On the Closing Date, the Company shall cause a certificate of merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later date or time as may be agreed by Parent and the Company in writing and specified in the Certificate of Merger in accordance with the DGCL (such time as the Merger becomes effective is referred to herein as the "Effective Time").

        Section 1.4    Effects of the Merger.     The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

        Section 1.5    Certificate of Incorporation and By-laws of the Surviving Corporation.

          (a)   The amended and restated certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, hereof and applicable Law, in each case consistent with the obligations set forth in Section 5.9.

          (b)   The by-laws of Merger Sub as in effect at the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, hereof and applicable Law, in each case consistent with the obligations set forth in Section 5.9.

        Section 1.6    Directors.     Subject to applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

        Section 1.7    Officers.     The officers of the Company immediately prior to the Closing Date shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

ARTICLE II

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

        Section 2.1    Effect on Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

          (a)    Conversion of Company Common Stock.     Subject to Section 2.1(b), Section 2.1(d) and Section 2.1(e), each issued and outstanding share of common stock, par value $0.01 per share, of the Company outstanding immediately prior to the Effective Time (such shares, collectively, "Company Common Stock," and each, a "Share"), other than any Shares held by any direct or indirect wholly owned subsidiary of the Company, which Shares shall remain outstanding except that the number of such Shares shall be appropriately adjusted in the Merger (the "Remaining Shares"), any Cancelled Shares (as defined, and to the extent provided, in Section 2.1(b)), any Rolled Shares (as defined, and to the extent provided in Section 2.1(b)) and any Dissenting Shares (as defined, and to the extent provided, in Section 2.1(e)) shall thereupon be converted automatically into and shall thereafter represent the right to receive $12.50 in cash (the "Merger Consideration"). At the Effective Time, all Shares (other than the Remaining Shares and the Rolled Shares) shall be automatically cancelled and shall cease to exist, and, subject to Section 2.1(e), the holders of certificates which immediately prior to the Effective Time represented such Shares, and holders of Book-Entry Shares, shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration.

          (b)    Parent and Merger Sub Owned Shares; Cancellation of Certain Common Stock.     Each Share that is owned, directly or indirectly, by Parent (other than any Shares owned, directly or indirectly, by Merger Sub or held on behalf of third parties) immediately prior to the Effective

  Time shall, by virtue of the Merger and without any action on the part of the holder thereof, remain outstanding, except that the number of such Shares shall be appropriately adjusted, directly or indirectly, by Parent (other than any Shares owned, directly or indirectly, by Merger Sub or held on behalf of third parties) immediately prior to the Effective Time (the "Rolled Shares"). Each Share that is held by the Company or Merger Sub immediately prior to the Effective Time (other than any such Shares held on behalf of third parties) (the "Cancelled Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation.

          (c)    Conversion of Merger Sub Common Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall with the Remaining Shares and the Rolled Shares constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

          (d)    Adjustments.     If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible or exchangeable into or exercisable for shares of capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split), subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period (excluding, in each case, normal quarterly cash dividends), the Merger Consideration shall be equitably adjusted to reflect such change; provided, that nothing herein shall be construed to permit the Company to take any action with respect to its securities that is prohibited or not expressly permitted by the terms of this Agreement.

          (e)    Dissenters' Rights.     Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, any Shares outstanding immediately prior to the Effective Time that are held by a stockholder (a "Dissenting Stockholder") who has neither voted in favor of the adoption of this Agreement nor consented thereto in writing and who has demanded properly in writing appraisal for such Shares and otherwise properly perfected and not withdrawn or lost his or her rights (the "Dissenting Shares," and together with the Cancelled Shares, the Remaining Shares and the Rolled Shares, the "Excluded Shares") in accordance with Section 262 of the DGCL will not be converted into, or represent the right to receive, the Merger Consideration. Such Dissenting Stockholders will be entitled to receive payment of the appraised value of Dissenting Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who have failed to perfect or who effectively have withdrawn or lost their rights to appraisal of such Dissenting Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and represent the right to receive, the Merger Consideration in the manner provided in Article II and will no longer be Excluded Shares. The Company will give Parent prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law received by the Company relating to stockholders' rights of appraisal. The Company will give Parent the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal. The Company will not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal or other treatment of any such demands.

        Section 2.2    Exchange of Certificates.

          (a)    Paying Agent.     At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed by Parent (that is reasonably acceptable to the Company) to act as a paying agent hereunder (the "Paying Agent"), in trust for the benefit of holders of the Shares and the Company Stock Options, cash in U.S. dollars sufficient to pay (i) the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Excluded Shares), payable upon due surrender of the certificates that immediately prior to the Effective Time represented Shares ("Certificates") (or effective affidavits of loss in lieu thereof) or non-certificated Shares represented by book-entry ("Book-Entry Shares") pursuant to the provisions of this Article II (and Section 5.5(a)(ii) in respect of Restricted Shares) and (ii) the Option Consideration payable pursuant to Section 5.5 (such cash referred to in subsections (a)(i) and (a)(ii) being hereinafter referred to as the "Exchange Fund").

          (b)    Payment Procedures.

              (i)  As soon as reasonably practicable after the Effective Time and in any event not later than the fifth Business Day following the Effective Time, the Paying Agent shall mail (x) to each holder of record of Shares whose Shares were converted into the Merger Consideration pursuant to Section 2.1, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and shall be in such form and have such other provisions as Parent shall reasonably determine) and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration and (y) to each holder of a Company Stock Option, a check in an amount due and payable to such holder pursuant to Section 5.5 hereof in respect of such Company Stock Option.

             (ii)  Subject to the terms and conditions of Section 5.5(a)(ii) in the case of Restricted Shares, upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor a check in an amount equal to the product of (x) the number of Shares formerly represented by such holder's properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares multiplied by (y) the Merger Consideration. No interest will be paid or accrued on any amount payable upon due surrender of Certificates or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer or stock records of the Company, a check for any cash to be paid upon due surrender of the Certificate formerly representing such Shares may be paid to such a transferee if such Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other Taxes have been paid or are not applicable.

            (iii)  The Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Shares or holder of Company Stock Options, such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of U.S. state or local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or holder of the Company Stock Options, in respect of which such deduction and withholding were made.

          (c)    Closing of Transfer Books.     At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares (other than Remaining Shares or Rolled Shares) that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates (other than with respect to Remaining Shares or Rolled Shares) are presented to the Surviving Corporation or Parent for transfer, they shall be cancelled and exchanged for a check in the proper amount pursuant to and subject to the requirements of this Article II.

          (d)    Termination of Exchange Fund.     Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares for twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not surrendered their Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares in accordance with this Section 2.2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares.

          (e)    No Liability.     Notwithstanding anything herein to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (f)    Investment of Exchange Fund.     The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government and that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book Entry Shares pursuant to this Article II. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation pursuant to Section 2.2(d). To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments.

          (g)    Lost Certificates.     In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of an indemnity agreement or, at the election of Parent or the Paying Agent, a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, in each case, as may reasonably be requested by Parent or the Paying Agent, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares formerly represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.

 ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed (i) in the Company SEC Documents filed on or after December 31, 2010 and prior to the date of this Agreement (excluding any disclosure set forth in any risk factor section thereof, in any section relating to forward looking statement and any other disclosures included therein to the extent that they are cautionary, predictive or forward looking in nature) or (ii) in the disclosure schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the "Company Disclosure Schedule" it being agreed that disclosure of any item in any section of the Company Disclosure Schedule shall also be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent on its face), the Company represents and warrants to Parent and Merger Sub as follows:

        Section 3.1    Qualification, Organization, Subsidiaries, etc.     Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of the Company and its Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.2    Capital Stock.

          (a)   The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 20,000,000 shares of Preferred Stock, $0.01 par value, (the "Company Preferred Stock"). As of January 5, 2012, (i) 61,596,405 shares of Company Common Stock were issued and outstanding (including 2,815,244 unvested Restricted Shares), (ii) no shares of Company Common Stock were held in treasury, (iii) 3,677,400 shares of Company Common Stock were reserved for issuance under the Company's 2000 Stock Incentive Plan and Amended and Restated 2005 Stock Incentive Plan (together, the "Company Stock Plans") and the Company's 2008 Employee Stock Purchase Plan (the "ESPP"), of which 846,055 shares were subject to options granted pursuant to such plans and outstanding as of January 5, 2012 and (iv) no shares of Company Preferred Stock were issued or outstanding. All outstanding shares of Company Common Stock, and all shares of Company Common Stock reserved for issuance as noted in clause (iii), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights and issued in compliance with all applicable securities Laws.

          (b)   Except as set forth in subsection (a) above, as of the date hereof, (i) the Company does not have any shares of its capital stock issued or outstanding other than shares of Company Common Stock that have become outstanding after January 5, 2012, upon exercise of Company Stock Options, and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary.

          (c)   Except for awards to acquire shares of Company Common Stock granted under the Company Stock Plans outstanding on the date hereof, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

          (d)   There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.

          (e)   Section 3.2(e) of the Company Disclosure Schedule sets forth a complete and correct list of each "significant subsidiary" of the Company as such term is defined in Regulation S-X promulgated by the SEC (each, a "Significant Subsidiary"). Section 3.2(e) of the Company Disclosure Schedule also sets forth the jurisdiction of organization and percentage of outstanding equity interests (including partnership interests and limited liability company interests) of each Significant Subsidiary. All equity interests (including partnership interests and limited liability company interests) of the Company's Subsidiaries held by the Company or any other Subsidiary have been duly and validly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights. All such equity interests are free and clear of any Liens or any other limitations or restrictions on such equity interests (including any limitation or restriction on the right to vote, pledge or sell or otherwise dispose of such equity interests).

        Section 3.3    Corporate Authority Relative to This Agreement; No Violation.

          (a)   The Company has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Required Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, and, except for the Required Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. The Board of Directors of the Company (acting upon the unanimous recommendation of the Special Committee) has unanimously (with TM abstaining) approved this Agreement, determined that it is in the best interests of the Company and its stockholders (other than those holders that are parties to a Rollover Commitment, Parent and Merger Sub) and declared it advisable to enter into this Agreement and resolved to recommend that the Company's stockholders adopt this Agreement (including the Special Committee's recommendation, the "Recommendation"). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (b)   Other than in connection with or in compliance with (i) the DGCL, (ii) the Securities Exchange Act of 1934 (the "Exchange Act") and (iii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") (collectively, the "Company Approvals"), no authorization, consent or approval of, or filing with, any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a "Governmental Entity") is necessary, under applicable Law, for the consummation by the Company of the transactions contemplated hereby, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   The execution and delivery by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the Company will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, Company Permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a "Lien"), upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document, in each case as amended, of the Company or any of its Subsidiaries or (iii) conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.4    Reports and Financial Statements.

          (a)   The Company and its Subsidiaries have filed all forms, documents, statements and reports required to be filed prior to the date hereof by them with the Securities and Exchange Commission (the "SEC") since January 1, 2009 (the forms, documents, statement and reports filed with the SEC since January 1, 2009 and those filed with the SEC subsequent to the date of this Agreement, if any, including any amendments thereto, the "Company SEC Documents"). As of their respective dates, or, if amended, as of the date of the last such amendment prior to the date hereof, the Company SEC Documents complied, and each of the Company SEC Documents filed subsequent to the date of this Agreement will comply, in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents so filed or that will be filed subsequent to the date of this Agreement contained or will contain, as the case may be, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b)   The financial statements (including all related notes and schedules) of the Company and its Subsidiaries included in the Company SEC Documents fairly present in all material respects the financial position of the Company and its Subsidiaries, as at the respective dates thereof, and the results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

        Section 3.5    No Undisclosed Liabilities.     Except (i) as reflected or reserved against in the Company's consolidated balance sheets (or the notes thereto) included in the Company SEC Documents filed prior to the date hereof, (ii) for transactions expressly contemplated by this Agreement, (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2010 and (iv) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether known or unknown and whether due or to become due, that would, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 3.6    Compliance with Law; Permits.

          (a)   To the Company's Knowledge, the Company and its Subsidiaries are, and since January 1, 2008 have been, in compliance with and are not in default under or in violation of any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any Governmental Entity (collectively, "Laws" and each, a "Law"), except where such non-compliance, default or violation would not have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   To the Company's Knowledge, the Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not have, individually or in the aggregate, a Company Material Adverse Effect. To the Company's Knowledge, all Company Permits are in full force and effect, except where the failure to be in full force and effect would not have, individually or in the aggregate, a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the Company's Knowledge, threatened, except where such suspension or cancellation would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Company's Knowledge, the Company and its Subsidiaries are not in violation or breach of, or default under, any Company Permit, except where such violation, breach or default would not, individually or in the aggregate, have a Company Material Adverse Effect. As of the date of this Agreement, to the Company's Knowledge, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of the Company or any of its Subsidiaries under, any Company Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses or accelerations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 3.7    Environmental Laws and Regulations.

          (a)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the Company's Knowledge, the Company and each of its Subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws (as hereinafter defined), (ii) to the Company's Knowledge, there has been no release of any Hazardous Substance by the Company or any of its Subsidiaries in any manner that could reasonably be expected to give rise to any remedial obligation, corrective action requirement or other liability of any kind under applicable Environmental Laws, (iii) since December 31, 2010, neither the Company nor any of its Subsidiaries has received any notices, demand letters or requests for information from any federal, state, local or foreign Governmental Entity indicating that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law, (iv) to the Company's Knowledge, no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law, or in a manner giving rise to any liability under Environmental Law, from any properties owned by the Company or any of its Subsidiaries as a result of any activity of the Company or any of its Subsidiaries and (v) neither the Company, its Subsidiaries nor any of their respective properties are, or, to the Company's Knowledge, threatened to become, subject to any liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or written claim asserted or arising under any Environmental Law or any agreement relating to environmental liabilities.

          (b)   As used herein, "Environmental Law" means any Law relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water,

  groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as in effect at the date hereof.

          (c)   As used herein, "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Entity or any Environmental Law including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

        Section 3.8    Employee Benefit Plans.

          (a)   Except for such claims which would not have, individually or in the aggregate, a Company Material Adverse Effect, no action, dispute, suit, claim, arbitration, or legal, administrative or other proceeding or governmental action (other than claims for benefits in the ordinary course) is pending or, to the Company's Knowledge, threatened with respect to any Company Benefit Plan.

          (b)   To the Company's Knowledge, each Company Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, except for such non-compliance which would not have, individually or in the aggregate, a Company Material Adverse Effect. Any Company Benefit Plan intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS which has not been revoked and, to the Company's Knowledge, no circumstances exist which could adversely affect such qualification.

          (c)   Neither the Company nor any of its Subsidiaries maintains or contributes to, or in the past six years has maintained or contributed to a "multiemployer plan" within the meaning of Section 3(37) of ERISA or (z) a "multiple employer plan" within the meaning of Sections 4063 and 4064 of ERISA or Section 413(c) of the Code. Neither the Company nor any Subsidiary has incurred a liability under Title IV of ERISA (or ever contributed to a plan subject to Title IV of ERISA), and, to the Company's Knowledge, no condition exists that could present a material risk to the Company or any of its Subsidiaries of incurring any such liability.

          (d)   No Company Benefit Plan provides that any director or officer or other employee of the Company or any of its Subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit, and there is no limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust, as a result of the transactions contemplated hereby (either alone or in conjunction with any other event). Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby, including the Merger (either solely as a result thereof or as a result of such transactions in conjunction with any other event), will be an "excess parachute payment" within the meaning of Section 280G of the Code. No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Sections 4999 or 409A of the Code or otherwise. The execution of this Agreement (either alone or in conjunction with any other event) shall not result in the funding of any "rabbi" or similar trust pursuant to any Company Benefit Plan.

          (e)   To the Company's Knowledge, except for such non-compliance which would not have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan that is a non-qualified deferred compensation plan or arrangement subject to Section 409A of the Code is in documentary compliance with Section 409A of the Code and has been operated and administered in compliance in all material respects with Section 409A of the Code and the applicable guidance and transition relief thereunder from the period beginning January 1, 2005 through the date hereof.

        Section 3.9    Absence of Certain Changes or Events.     Since December 31, 2010, (i) except as otherwise required or expressly contemplated by this Agreement, the businesses of the Company and its Subsidiaries have been conducted, in all material respects, in the ordinary course of business consistent with past practice and (ii) there have not been any facts, circumstances, events, changes, effects or occurrences that have had, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.10    Investigations; Litigation.     There are no (i) investigations or proceedings pending (or, to the Company's Knowledge, threatened) by any Governmental Entity with respect to the Company or any of its Subsidiaries or (ii) actions, suits, inquiries, investigations or proceedings pending (or, to the Company's Knowledge, threatened) against or affecting the Company or any of its Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, any Governmental Entity against the Company or any of its Subsidiaries, in each case of clause (i) or (ii), which would have (if adversely determined), individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.11    Proxy Statement; Other Information.     The Proxy Statement (as hereinafter defined) will not at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of the Company Meeting, and at the time of any amendments thereof or supplements thereto, and the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Schedule 13E-3 (as hereinafter defined) to be filed with the SEC concurrently with the filing of the Proxy Statement, will not, at the time of its filing with the SEC, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that no representation is made by the Company with respect to information supplied by Parent. The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the Exchange Act, except that no representation is made by the Company with respect to information supplied by Parent. The letter to stockholders, notice of meeting, proxy statement and forms of proxy to be distributed to stockholders in connection with the Merger to be filed with the SEC in connection with seeking the adoption of this Agreement are collectively referred to herein as the "Proxy Statement." The Rule 13E-3 Transaction Statement on Schedule 13E-3 to be filed with the SEC in connection with seeking the adoption and approval of this Agreement is referred to herein as the "Schedule 13E-3."

        Section 3.12    Tax Matters.

          (a)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such Tax Returns, to the Company's Knowledge, are complete and accurate, (ii) the Company and each of its Subsidiaries have timely paid all Taxes that are required to be paid by any of them, except with respect to matters contested in good faith and for which adequate reserves have been established on the financial statements of the Company and its Subsidiaries in accordance with GAAP, (iii) as of the date of this Agreement, there are not pending or, to the Company's Knowledge, threatened in writing, any audits, examinations, investigations or other proceedings in respect of U.S. federal income Taxes, (iv) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than statutory Liens for Taxes not yet due and payable or Liens for Taxes that are being contested in good faith and for which adequate reserves have been established on the financial statements of the Company and its Subsidiaries in accordance with GAAP, and (v) the Company has not been a "controlled corporation" or a "distributing corporation" in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law).

          (b)   As used in this Agreement, (i) "Taxes" means any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers' compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, report or similar filing (including attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

        Section 3.13    Labor Matters.     Neither the Company nor any of its Subsidiaries is party to, bound by, or in the process of negotiating a collective bargaining agreement, work rules or practices, or similar labor-related agreement or understanding with any labor union, labor organization or works council. Except for such matters which would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no strikes or lockouts with respect to any employees of the Company or any of its Subsidiaries ("Employees"), (ii) to the Company's Knowledge, there is no union organizing effort pending or threatened against the Company or any of its Subsidiaries, (iii) there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries, (iv) there is no slowdown, or work stoppage in effect or, to the Company's Knowledge, threatened with respect to Employees and (v) the Company and its Subsidiaries are, to the Company's Knowledge, in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and unfair labor practices. Except for such matters which would not have, individually or in the aggregate, a Company Material Adverse Effect, to the Company's Knowledge, neither the Company nor any of its Subsidiaries has any liabilities under the Worker Adjustment and Retraining Act of 1998. Each individual who renders or has rendered services to the Company or any of its Subsidiaries and who is not or has not been classified by the Company or any of its Subsidiaries as an employee and paid on one of their respective payrolls has, to the Company's Knowledge, at all times been properly characterized as to his or her relationship to the Company or any of its Subsidiaries to the extent that any erroneous classification would not reasonably be anticipated to result in the failure to satisfy any qualification requirement with respect to any Company Benefit Plan, a violation of ERISA, the imposition of penalties or excise taxes with respect to any Company Benefit Plan, or in any other liability to the Company or any of its Subsidiaries.

        Section 3.14    Real Property.

          (a)   To the Company's Knowledge, except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Subsidiary of the Company owns and has good and indefeasible title to all of its owned real property and good title to all its personal property and has valid leasehold interests under enforceable leases in all of its leased properties free and clear of all Liens (except for title exceptions, defects, encumbrances and other matters, whether or not of record, which in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used and contemplated to be used by the Company or a Subsidiary of the Company), and the working interests derived from oil, gas and mineral leases or mineral interests (which constitute a portion of such real property owned or leased by any such person) reflect in all material respects all of the right of such person to explore, develop or produce hydrocarbons from such real property. To the Company's Knowledge, except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all leases under which the Company or any of its Subsidiaries lease any real or personal property (including such oil, gas and mineral leases or mineral interests) are valid and effective against the Company or any of its Subsidiaries and the counterparties thereto, in accordance with their respective terms, and there is not, under any of such leases, any existing default by the Company or any of its Subsidiaries or the counterparties thereto, or event which, with notice or lapse of time or both, would become a default by the Company or any of its Subsidiaries or the counterparties thereto.

          (b)   To the Company's Knowledge, the Company and its Subsidiaries have such consents, easements, rights-of-way, permits or licenses from each person (collectively, "rights-of-way") as are necessary to conduct their businesses in all material respects as currently conducted and as contemplated to be conducted, except such rights-of-way that, if not obtained, would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Company's Knowledge, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each of the Company and its Subsidiaries has fulfilled and performed all its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that do not affect the commercial use of the property for the purposes for which the property is currently being used or contemplated to be used.

        Section 3.15    Insurance.     Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and, to the Company's Knowledge, all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

        Section 3.16    Opinion of Financial Advisor.     The Special Committee has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("BofA Merrill Lynch") dated January 16, 2012, to the effect that, as of such date and based on and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration to be received by holders of the Company Common Stock (other than those holders who are entering into rollover or other arrangements in connection with the Merger, Parent, Merger Sub, and their respective Affiliates) is fair, from a financial point of view, to such holders.

        Section 3.17    Required Vote of the Company Stockholders.     The affirmative vote of the holders of outstanding shares of Company Common Stock, voting together as a single class, representing at least a majority of all the votes entitled to be cast thereupon by holders of Company Common Stock is the only vote of holders of securities of the Company which is required to adopt this Agreement under applicable Law and the Company's governing documents (the "Required Stockholder Approval" and, together with the Majority of the Minority Approval, the "Company Stockholder Approval").

        Section 3.18    Material Contracts.

          (a)   Except for this Agreement, the Company Benefit Plans or as filed with the SEC prior to the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by, as of the date hereof, any Contract (whether written or oral) (i) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) which is an agreement relating to the formation of or rights of the interest holders in a joint venture with the Company, (iii) which constitutes a contract or commitment relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $10,000,000 or (iv) which contains any provision that prior to or following the Effective Time would restrict or alter the conduct of business of, or purport to restrict or alter the conduct of business of, whether or not binding on, Parent or any Affiliate of Parent (other than the Company, any of its Subsidiaries or any director, officer or employee of any of the Company or any of its Subsidiaries) (all contracts of the type described in this Section 3.18(a) being referred to herein as "Company Material Contracts").

          (b)   (i) Each Company Material Contract is valid and binding on the Company and any of its Subsidiaries and, to the Company's Knowledge, in full force and effect, except where the failure to be valid, binding and in full force and effect, either individually or in the aggregate, would not have a Company Material Adverse Effect, (ii) to the Company's Knowledge, the Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Company Material Contract, except where such noncompliance, either individually or in the aggregate, would not have a Company Material Adverse Effect, and (iii) neither the Company nor any of its Subsidiaries has received notice of or, to the Company's Knowledge, is aware of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Material Contract, except where such default, either individually or in the aggregate, would not have a Company Material Adverse Effect.

        Section 3.19    Finders or Brokers.     Except for BofA Merrill Lynch and Strategic Energy Advisors, LLC, neither the Company nor any of its Subsidiaries has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement that might be entitled to any fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated hereby.

        Section 3.20    State Takeover Statutes.     Assuming Parent did not issue any stock prior to the approval hereof by the Board of Directors of the Company, the Board of Directors of the Company and the Company have taken all necessary actions to ensure that the restrictions on business combinations set forth in Section 203 of the DGCL and the provisions of any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States applicable to the Company, do not, and will not, apply to the Merger, the Rollover Commitments or the other transactions contemplated hereby or thereby.

        Section 3.21    No Other Representations or Warranties.     Except for the representations and warranties made by the Company in this Article III, the Company makes no representations or warranties, and the Company hereby disclaims any other representations or warranties, with respect to the Company, the Company Subsidiaries, or its or their businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or the negotiation, execution, delivery or performance of this Agreement by the Company, notwithstanding the delivery or disclosure to Parent or its affiliates or representatives of any documentation or other information with respect to any one or more of the foregoing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as disclosed in the disclosure schedule delivered by Parent to the Company immediately prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Merger Sub represent and warrant to the Company as follows:

        Section 4.1    Qualification; Organization.     Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate, limited liability company, or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or limited liability company, as applicable, in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated hereby (a "Parent Material Adverse Effect").

        Section 4.2    Corporate Authority Relative to This Agreement; No Violation.

          (a)   Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the adoption of this Agreement by Parent as sole stockholder of Merger Sub (which shall occur immediately after the execution and delivery of this Agreement), no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

          (b)   Other than in connection with or in compliance with (i) the provisions of the DGCL, (ii) the Exchange Act and (iii) the HSR Act (collectively, the "Parent Approvals"), no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, that, if not obtained or made, would not have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   The execution and delivery by Parent and Merger Sub of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document, in each case as amended, of Parent or any of its Subsidiaries or (iii) conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.3    Proxy Statement; Other Information.     None of the information supplied or to be supplied by Parent or Merger Sub in writing for inclusion or incorporation by reference in the Proxy Statement will at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of the Company Meeting, and at the time of any amendments thereof or supplements thereto, and none of the information supplied or to be supplied by Parent or Merger Sub and contained in the Schedule 13E-3 to be filed with the SEC concurrently with the filing of the Proxy Statement, will, at the time of its filing with the SEC, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 4.4    Rollover Commitments.     Section 4.4 of the Parent Disclosure Schedule sets forth true, accurate and complete copies, as of the date hereof, of the Rollover Commitments. The Rollover Commitments are in full force and effect and have not been withdrawn or terminated or otherwise amended or modified in any respect and neither Parent nor Merger Sub is in breach of any of the terms or conditions set forth therein.

        Section 4.5    Ownership and Operations of Merger Sub.     As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof other than incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated hereby and the financing of such transactions.

        Section 4.6    Finders or Brokers.     As of the date of this Agreement, except for Citi and BMO Capital Markets, neither Parent nor any of its Subsidiaries has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated hereby.

        Section 4.7    Knowledge of Parent.     As of the date hereof, neither Parent nor any of its Affiliates has any actual knowledge that any representation or warranty of the Company made in this Agreement is untrue or inaccurate in any material respect. Parent hereby acknowledges and agrees that it and its Affiliates shall have no right or remedy hereunder based on the inaccuracy of any representation or warranty contained in Article III hereof of which they had actual knowledge as of the date hereof.

        Section 4.8    No Other Representations or Warranties.     Except for the representations and warranties made by Parent and Merger Sub in this Article IV, Parent and Merger Sub make no representations or warranties, and Parent and Merger Sub hereby disclaim any other representations or warranties, with respect to Parent, Merger Sub, their Affiliates or their businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or the negotiation, execution, delivery or performance of this Agreement by Parent and its Affiliates, notwithstanding the delivery or disclosure to the Company or its affiliates or representatives of any documentation or other information with respect to any one or more of the foregoing.

 ARTICLE V

COVENANTS AND AGREEMENTS

        Section 5.1    Conduct of Business by the Company and Parent.

          (a)   From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, and except (i) as may be required by applicable Law, (ii) with the prior written consent of Parent (which shall not be unreasonably withheld, delayed or conditioned), (iii) as expressly contemplated or permitted by this Agreement or (iv) as disclosed in Section 5.1 of the Company Disclosure Schedule, the Company shall, and shall cause each of its Subsidiaries to (A) conduct its business in all material respects in the ordinary course consistent with past practice, (B) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and to retain the services of its key officers and key employees and (C) take no action which would adversely affect or delay the ability of any of the parties hereto from obtaining any necessary approvals of any regulatory agency or other Governmental Entity required for the transactions contemplated hereby, performing its covenants and agreements under this Agreement or consummating the transactions contemplated hereby or otherwise materially delay or prohibit consummation of the Merger or other transactions contemplated hereby; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 5.1 shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

          (b)   The Company agrees with Parent, on behalf of itself and its Subsidiaries, that between the date hereof and the Effective Time, except as (i) may be required by applicable Law, (ii) set forth in Section 5.1(b) of the Company Disclosure Schedule or (iii) required or specifically contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (which shall not be unreasonably withheld, delayed or conditioned):

              (i)  adjust, split, combine or reclassify any capital stock or otherwise amend the terms of its capital stock;

             (ii)  make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except in connection with the cashless exercises pursuant to the exercise of stock options issued and outstanding as of the date hereof under the Company Stock Plans; provided, however, that each Restricted Subsidiary shall not be prohibited hereunder from (A) paying any dividend, or making any other distribution, on any shares of its capital stock held by the Company or any other Restricted Subsidiary or (B) directly or indirectly redeeming, purchasing or otherwise acquiring any shares of its capital stock held by the Company;

            (iii)  grant any person any right to acquire any shares of its capital stock;

            (iv)  issue any additional shares of capital stock except pursuant to the exercise of stock options issued under the Company Stock Plans and outstanding as of the date hereof and in accordance with the terms of such instruments as of the date hereof;

             (v)  except as is both in the ordinary course of business consistent with past practice and as would not reasonably be expected to delay, adversely affect or impede the Financing in any material respect, purchase, sell, transfer, mortgage, encumber or otherwise dispose of any properties or assets having a value in excess of $25 million in the aggregate to any person (other than to a wholly owned Subsidiary); provided, however, that each Restricted Subsidiary shall not be prohibited hereunder from transferring any of its properties or assets to the Company or any other Restricted Subsidiary;

            (vi)  incur, assume, guarantee, prepay, or become obligated with respect to any indebtedness for borrowed money or offer, place or arrange any issue of debt securities, other than any of the foregoing that is both in the ordinary course of business consistent with past practice and would not reasonably be expected to delay, adversely affect or impede Parent's ability to obtain the Financing in any material respect; provided, however, that each Restricted Subsidiary shall not be prohibited hereunder from repaying any indebtedness for borrowed money owing by it to the Company or any other Restricted Subsidiary or making any loans or advances to the Company or any other Restricted Subsidiary;

           (vii)  except as is both in the ordinary course of business consistent with past practice and as would not reasonably be expected to delay, adversely affect or impede the Financing in any material respect, make any investment in excess of $25 million in the aggregate, whether by purchase of stock or securities of, contributions to capital to, property transfers to, or purchase of any property or assets of any other person other than a wholly owned Subsidiary of the Company or any wholly owned Subsidiary thereof or as permitted under Section 5.1(b)(vi) above;

          (viii)  make any acquisition of another Person or business in excess of $25 million in the aggregate, whether by purchase of stock or securities, contributions to capital or property transfers;

            (ix)  except in the ordinary course of business consistent with past practice, enter into, renew, extend, amend or terminate (A) any Company Material Contract or Contract which if entered into prior to the date hereof would be a Company Material Contract, or (B) any Contracts not in the ordinary course, involving the commitment or transfer of value in excess of $5 million in the aggregate in any year or $25 million over the term of the Contract;

             (x)  except to the extent required by Law or any Company Benefit Plan in effect as of the date hereof, (A) increase in any manner the compensation or benefits of any employees, directors, consultants, independent contractors or other service providers of the Company or any of its Subsidiaries, except in the ordinary course of business consistent with past practice (including, for this purpose, the normal employee salary, bonus and equity compensation review process conducted each year), (B) pay any pension, severance or retirement benefits to any employees, directors, consultants, independent contractors or other service providers, (C) accelerate the vesting of, or the lapsing of forfeiture restrictions or conditions with respect to, any stock options or other stock-based or other incentive compensation or establish or cause the funding of any rabbi trust or similar arrangement, (D) establish, adopt, amend or terminate any Company Benefit Plan or (E) enter into, amend, alter, adopt, implement or otherwise make any commitment to do any of the foregoing;

            (xi)  waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $10 million in the aggregate;

           (xii)  amend or waive any provision of its certificate of incorporation or its by-laws or other equivalent organizational documents;

          (xiii)  take any action that is intended or would reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect (or in any respect in the case of representations and warranties qualified by Company Material Adverse Effect) at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement;

          (xiv)  enter into any "non-compete" or similar agreement that would materially restrict the businesses of the Surviving Corporation or its Subsidiaries following the Effective Time or that would in any way restrict the businesses of Parent or its Affiliates (excluding the Surviving Corporation and its Subsidiaries) or take any action that may impose new or additional regulatory requirement on any Affiliate of Parent (excluding the Surviving Corporation and its Subsidiaries);

           (xv)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity;

          (xvi)  implement or adopt any change in its Tax or financial accounting principles, practices or methods, other than as consistent with or as may be required by GAAP, Law or regulatory guidelines;

         (xvii)  (A) make, change or revoke any material Tax election, (B) change any material method of reporting for Tax purposes, (C) settle or compromise any material Tax claim, audit or dispute or (D) make or surrender any claim for a material refund of Taxes;

        (xviii)  enter into any new, or materially amend or otherwise materially alter any current, agreement or obligations with any Affiliate of the Company; or

          (xix)  agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.1(b).

        Section 5.2    Investigation.     From the date hereof until the Effective Time and subject to the requirements of applicable Laws, the Company shall (i) provide to Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request (including, to the extent possible, furnishing to Parent the Company's financial results in advance of any filing by the Company with the SEC containing such financial results) and (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company and its Subsidiaries to cooperate reasonably with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section 5.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained by Parent or Merger Sub in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made by the Company in Article III.

        Section 5.3    No Solicitation.

          (a)   Subject to Section 5.3(c) through Section 5.3(f), the Company agrees that neither it nor any Subsidiary of the Company shall, and that it shall use its reasonable best efforts to cause its and their respective officers, directors, employees, agents and representatives, including any investment banker, attorney or accountant retained by it or any of its Subsidiaries ("Representatives") not to, directly or indirectly, (i) initiate, solicit, knowingly encourage (including by providing information) or knowingly facilitate any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal, (ii) engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its Subsidiaries in connection with, or have any discussions with, any person relating to an actual or proposed Alternative Proposal, or otherwise knowingly encourage or knowingly facilitate any effort or attempt to make or implement an Alternative Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal, (v) amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement (except that the Company may allow the counterparty thereto to make an Alternative Proposal and otherwise amend, waive, fail to enforce (or grant a consent under) the provisions thereof in connection with negotiations and discussions permitted by this Section 5.3), or (vi) resolve to propose or agree to do any of the foregoing. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Subsidiary of the Company or Representatives of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.3 by the Company.

          (b)   The Company shall, shall cause each of its Subsidiaries to, and shall direct each of its Representatives to, immediately cease any existing solicitations, discussions or negotiations with any Person (other than the parties hereto) that has made or indicated an intention to make an Alternative Proposal.

          (c)   Notwithstanding anything to the contrary in Section 5.3(a) or Section 5.3(b), if following the date of this Agreement and prior to obtaining the Company Stockholder Approval, (i) the Company receives an unsolicited Alternative Proposal, (ii) the Company has not breached Section 5.3 in any material respect, (iii) the Board of Directors of the Company (acting through the Special Committee, if then in existence) determines, in good faith, after consultation with its outside counsel and financial advisors, that such Alternative Proposal constitutes or is reasonably likely to result in a Superior Proposal and (iv) after consultation with its outside counsel, the Board of Directors of the Company (acting through the Special Committee, if then in existence) determines in good faith that failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable Law, then the Company may (A) furnish information with respect to the Company and its Subsidiaries to the person making such Alternative Proposal and its Representatives pursuant to a confidentiality agreement with a standstill provision and (B) participate in discussions or negotiations with such person and its Representatives regarding such Alternative Proposal; provided, however, that the Company shall simultaneously provide to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided to the person making such Alternative Proposal or its Representatives which was not previously provided or made available to Parent.

          (d)   Subject to this Section 5.3(d), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub or fail to publicly reaffirm upon Parent's reasonable request, the Recommendation (a "Recommendation Change"), (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Alternative Proposal or (iii) approve or recommend, or publicly propose to approve, endorse or recommend, any Alternative Proposal. Notwithstanding the foregoing, with respect to (i) an event, fact circumstance, development or occurrence that affects the business, assets or operations of the Company that is unknown to the Board of Directors of the Company or any committee thereof as of the date of this Agreement becomes known to the Board of Directors of the Company or any committee thereof (an "Intervening Event") or (ii) an Alternative Proposal, the Board of Directors of the Company (acting through the Special Committee, if then in existence) may at any time prior to receipt of the Company Stockholder Approval, make a Recommendation Change and/or terminate this Agreement pursuant to Section 7.1(c) (ii) if (and only if): (A) in the case of (ii) above, (x) an Alternative Proposal (that did not result from a breach of Section 5.3) is made to the Company by a third party, and such Alternative Proposal is not withdrawn; (y) the Company's Board of Directors (acting through the Special Committee, if then in existence) determines in good faith after consultation with its financial advisors and outside legal counsel that such Alternative Proposal constitutes a Superior Proposal; and (z) the Company's Board of Directors (acting through the Special Committee, if then in existence) determines to terminate this Agreement pursuant to Section 7.1(c)(ii), (B) in the case of (i) above, following consultation with outside legal counsel, the Company's Board of Directors (acting through the Special Committee, if then in existence) determines that the failure to make a Recommendation Change would be reasonably likely to constitute a breach by the Board of Directors (acting through the Special Committee, if then in existence) of its fiduciary duties under applicable Laws; (C) in the case of (i) and (ii) above, (x) the Company provides Parent three (3) Business Days prior written notice of its intention to take such action, which notice shall include the information with respect to such Intervening Event or Superior Proposal, as the case may be, that is specified in Section 5.4(e), (y) after providing such notice and prior to making such Recommendation Change in connection with an Intervening Event or a Superior Proposal or taking any action pursuant to Section 7.1(c)(ii) with respect to a Superior Proposal, the Company shall negotiate in good faith with Parent during such three (3) Business Day period (to the extent that Parent desires to negotiate) to make such revisions to the terms of this Agreement as would permit the Board of Directors of the Company and the Special Committee not to effect a Recommendation Change in connection with an Intervening Event or a Superior Proposal or to take such action pursuant to Section 7.1(c)(ii) in response to a Superior Proposal, and (z) the Board of Directors of the Company and the Special Committee shall have considered in good faith any changes to this Agreement offered in writing by Parent and shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that the event continues to constitute an Intervening Event or that the Superior Proposal would continue to constitute a Superior Proposal, in each case if such changes offered in writing by Parent were to be given effect; provided, that, for the avoidance of doubt, neither the Board of Directors of the Company nor any committee thereof shall effect a Recommendation Change in connection with an Intervening Event or a Superior Proposal or take any action pursuant to Section 7.1(c)(ii) with respect to a Superior Proposal prior to the time that is three (3) Business Days after it has provided the written notice required by clause (x) above; provided, further, that in the event that the Alternative Proposal is thereafter modified by the party making such Alternative Proposal, the Company shall provide written notice of such modified Alternative Proposal and shall again comply with this Section 5.3(d).

          (e)   The Company shall promptly (and in any event within 48 hours) advise Parent orally and in writing of (i) any Alternative Proposal or inquiry with respect to or that would reasonably be expected to lead to any Alternative Proposal and (ii) any inquiry or request for discussion or negotiation regarding an Alternative Proposal including, in each case, the identity of the person making any such Alternative Proposal or inquiry and the material terms of any such Alternative Proposal or inquiry (including copies of any document or correspondence evidencing such Alternative Proposal or inquiry). The Company shall keep Parent reasonably informed of the status (including any material change to the terms thereof) of any such Alternative Proposal or inquiry.

          (f)    Nothing contained in this Agreement shall prohibit the Board of Directors (acting through the Special Committee, if then in existence) from disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act if the Board of Directors of the Company (acting through the Special Committee, if then in existence) determines, in good faith, that such disclosure is necessary to comply with obligations under the federal securities laws; provided, however, that any disclosure other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall be deemed to be a Recommendation Change in a manner adverse to Parent unless the Company's Board of Directors (acting through the Special Committee, if then in existence) (x) expressly reaffirms its recommendation to its stockholders in favor of adoption of this Agreement and (y) rejects such tender offer.

          (g)   As used in this Agreement, "Alternative Proposal" shall mean any inquiry, proposal or offer from any Person or group of Persons other than Parent or one of its Subsidiaries (i) for a merger, reorganization, consolidation, recapitalization or other business combination, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, (ii) for the issuance by the Company of over 20% of its equity securities as consideration for the assets or securities of another person or (iii) to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company and its Subsidiaries, in each case other than the Merger.

          (h)   As used in this Agreement, "Superior Proposal" shall mean an unsolicited offer that is an Alternative Proposal on terms which the Board of Directors of the Company (acting through the Special Committee, if then in existence) determines in good faith, after consultation with its Company's outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of Company Common Stock in their sole capacity as such than the Merger and this Agreement (including any proposal or offer by Parent to amend the terms of this Agreement and the Merger during the three (3) Business Day period referred to herein) after taking into consideration: (i) the likelihood of consummation of such transaction on the terms set forth therein as compared to the Merger and this Agreement and (ii) the financial, regulatory, legal and other aspects of such proposal relating thereto, as compared to the Merger and this Agreement, that the Board of Directors of the Company (acting through the Special Committee, if then in existence) deems in good faith to be relevant; provided, that for purposes of the definition of "Superior Proposal," the references to "20%" in the definition of Alternative Proposal shall be deemed to be references to "50%".

        Section 5.4    Filings; Other Actions.

          (a)   As promptly as practicable following the date of this Agreement, the Company shall prepare the Proxy Statement, and the Company and Parent shall prepare the Schedule 13E-3. Parent and the Company shall cooperate with each other in connection with the preparation of the foregoing documents. The Company will use its reasonable best efforts to have the Proxy Statement, and Parent and the Company will use their reasonable best efforts to have the Schedule 13E-3, cleared by the SEC as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Proxy Statement is cleared by the SEC. The Company shall as promptly as practicable notify Parent of the receipt of any oral or written comments from the SEC relating to the Proxy Statement. The Company shall cooperate and provide Parent with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto), and Parent and the Company shall cooperate and provide each other with a reasonable opportunity to review and comment on the draft Schedule 13E-3 (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC, prior to filing such with or sending such to the SEC, and Parent and the Company will provide each other with copies of all such filings made and correspondence with the SEC with respect thereto. If at any time prior to the Effective Time, any information should be discovered by any party hereto which should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3 so that the Proxy Statement or the Schedule 13E-3 would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and disseminated by the Company to the stockholders of the Company.

          (b)   The Company shall (i) take all action necessary in accordance with the DGCL (including, not less than twenty (20) days prior to the Company Meeting, notifying each stockholder of record entitled to notice of such meeting that appraisal rights are available under Section 262 of the DGCL) and its certificate of incorporation and by-laws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval (such meeting or any adjournment or postponement thereof, the "Company Meeting") and (ii) subject to the Board of Directors of the Company's (acting through the Special Committee, if then in existence) withdrawal or modification of its Recommendation in accordance with Section 5.3(d), use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement. Notwithstanding anything in this Agreement to the contrary, unless this Agreement is terminated in accordance with Section 7.1 and subject to compliance with Section 7.2, the Company will take all of the actions contemplated by this Section 5.4 regardless of whether the Board of Directors (whether or not acting through the Special Committee, if then in existence) has approved, endorsed or recommended an Alternative Proposal or has withdrawn, modified or amended the Recommendation, and will submit this Agreement for adoption by the stockholders of the Company at such meeting.

        Section 5.5    Stock Options and Other Stock-Based Awards; Employee Matters.

          (a)    Stock Options and Other Stock-Based Awards.

              (i)  Except as otherwise agreed in writing by Parent and the applicable holder thereof, each option or other award to purchase shares of Company Common Stock (each, a "Company Stock Option") granted under the Company Stock Plans or any other employee or director equity plans of the Company (excluding the ESPP), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, become fully vested and be converted into the right to receive at the Effective Time an amount equal to the product of (A) the total number of shares of Company Common Stock subject to such Company Stock Option and (B) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Stock Option (or if there is not any such excess, zero), with the aggregate amount of such payment rounded to the nearest cent (the aggregate amount of such cash hereinafter referred to as the "Option Consideration") less such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state or local Tax Law with respect to the making of such payment.

             (ii)  Except as otherwise agreed in writing by Parent and the applicable holder thereof, immediately prior to the Effective Time, each award of restricted shares of Company Common Stock (the "Restricted Shares") shall be converted into an obligation of Parent to pay (or cause to be paid) and a right of the holder thereof to receive with respect to each Restricted Share, in full satisfaction of any rights in respect thereof, the Merger Consideration as provided in Section 2.1(a) at the time or times such Restricted Share would otherwise vest according to its terms in effect as of immediately prior to the Effective Time (and, in the case of an award subject to one or more performance-based vesting conditions, at the first time following the Closing Date that the applicable Restricted Share would first become eligible to vest according to its terms, with the applicable performance-based vesting conditions at such time assumed to be satisfied at target level of attainment (i.e., the level of attainment at which 100% of such Restricted Shares first eligible to vest at such time would vest), with the same terms and conditions as were applicable to such award as of immediately prior to the Effective Time (except as otherwise provided in this Section 5.5(a)(ii)) otherwise continuing to apply to such award immediately after the Effective Time, except that any provision that would accelerate vesting upon any termination of employment following a Change of Control shall be modified, effective as of immediately after the Effective Time, to provide for acceleration upon consummation of a Change of Control (it being understood that the transactions contemplated hereby do not constitute a Change of Control).

            (iii)  With respect to the Company's ESPP, (A) as soon as practicable following the date hereof, the Company shall take such actions as may be required to provide that no "Offering Period" under the ESPP shall be commenced after the date hereof, (B) if the Closing Date occurs during the current Offering Period, the Closing Date shall be the last day of such "Offering Period" and the "Purchase Date" under the ESPP, with each ESPP participant's option for such Offering Period shall be exercised as of such Purchase Date in accordance with the terms of the ESPP, all payroll deductions under the ESPP to cease as of such Purchase Date and all shares of Company Common Stock acquired under the ESPP on such Purchase Date to receive Merger Consideration as provided in Section 2.1(a) and (C) the Company shall take such actions as are necessary to ensure that the ESPP shall, effective and contingent upon Closing, be terminated as of the Closing Date.

            (iv)  All amounts payable pursuant to this Section 5.5 shall be paid without interest. Any payments made pursuant to this Section 5.5 shall be reduced by all applicable withholding Taxes that shall be required to be deducted and withheld from such payments under the Code or any applicable Laws. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid in respect of which such deduction and withholding was made.

             (v)  The Board of Directors of the Company (or the applicable committee of the Board of Directors of the Company) shall make such adjustments and amendments to or make such determinations with respect to Company Stock Plans, Company Stock Options, Restricted Shares, the ESPP and any other Company Benefit Plans to the extent necessary to implement the foregoing provisions of this Section 5.5.

          (b)    Employee Matters.

              (i)  From and after the Effective Time, Parent shall honor all Company Benefit Plans in accordance with their terms as in effect immediately before the Effective Time; provided, that nothing herein shall be construed to amend or terminate such Company Benefit Plans or limit the right of the Company or Parent to amend or terminate such Company Benefit Plans in accordance with their terms. For a period of one (1) year following the Effective Time, Parent shall provide, or shall cause to be provided, to Employees and former employee of the Company and its Subsidiaries other than any Employees covered by collective bargaining agreements (collectively, the "Company Employees"), in the case of Employees for so long as such Employees remain employed by Parent or its Subsidiaries, compensation and benefits (excluding equity compensation) that are substantially comparable in the aggregate to the compensation and benefits provided to Company Employees immediately before the Effective Time, it being understood that the total package of such compensation and benefits may be different from the compensation and benefits provided to the Company Employees prior to the Effective Time.

             (ii)  For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time (the "New Plans"), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, immediately before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time; provided, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, to the extent permitted by such New Plans, (A) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately before the Effective Time and (B) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Company Benefit Plans in which such Company Employee participated immediately prior to the Effective Time, and Parent shall cause any eligible expenses incurred by such Company Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Company Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

            (iii)  Nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue (or resume) the employment of any specific person, and nothing contained herein shall be construed as prohibiting Parent or the Surviving Corporation from terminating the employment of any Employee at any time.

            (iv)  Without limiting the generality of Section 8.10, no provision of this Section 5.5 shall be construed to create any third party beneficiary rights in any employee, officer, current or former director or consultant of the Company or its Subsidiaries, or any beneficiary of such employee, officer, director or consultant under a Company Benefit Plan or otherwise.

        Section 5.6    Reasonable Best Efforts.

          (a)   Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals, including the Company Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated hereby.

          (b)   Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) promptly, but in no event later than fifteen (15) days after the date hereof, make their respective filings and thereafter make any other required submissions under the HSR Act as promptly as reasonably practicable, (ii) use reasonable best efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (iii) use reasonable best efforts to take, or to cause to be taken, all other actions and to do, or to cause to be done, all other things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state or foreign antitrust enforcement authorities or competition authorities or other state or federal regulatory authorities of any other nation or other jurisdiction or any other person may assert under Regulatory Law (as hereinafter defined) with respect to the Merger and the other transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date (as hereinafter defined)), (iv) subject to applicable legal limitations and the instructions of any Governmental Entity, keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement including, to the extent permitted by Law, promptly furnishing the other with true and complete copies of notices or other communications sent or received by the Company or Parent, as the case may be, or any of their Subsidiaries, to or from any third party and/or any Governmental Entity with respect thereto, and permit the other to review in advance any proposed communication by such party to any supervisory or Governmental Entity and (v) give the other reasonable notice of, and, to the extent permitted by such Governmental Entity, allow the other to attend and participate at any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry or proceeding relating thereto. The Company and Parent shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Entity.

          (c)   Subject to the rights of Parent in Section 5.11, and in furtherance and not in limitation of the covenants of the parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement, each of the Company and Parent shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or any other transactions contemplated hereby. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.6 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b)(i) or Section 7.1(b)(ii) so long as such party has, prior to such termination, complied with its obligations under this Section 5.6.

          (d)   For purposes of this Agreement, "Regulatory Law" means any and all state, federal and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws requiring notice to, filings with, or the consent or approval of, any Governmental Entity, or that otherwise may cause any restriction, in connection with the Merger and the transactions contemplated thereby, including (i) the Sherman Act of 1890, the Clayton Antitrust Act of 1914,

  the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, (ii) any Law governing the direct or indirect ownership or control of any of the operations or assets of the Company and its Subsidiaries or (iii) any Law with the purpose of protecting the national security or the national economy of any nation.

        Section 5.7    Takeover Statute.     If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the Merger, the Rollover Commitments or the other transactions contemplated by this Agreement, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the Merger, the Rollover Commitments and the other transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated herein and therein and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger, the Rollover Commitments and the other transactions contemplated hereby and thereby.

        Section 5.8    Public Announcements.     Neither the Company or Parent will issue any press release or other public statement or comment relating to this Agreement or the transactions contemplated herein without the prior consent of the other party except as may be required by applicable Law, by obligations pursuant to any listing agreement with any national securities exchange or as permitted under Section 5.3. Parent and the Company agree to issue a joint press release announcing the execution and delivery of this Agreement.

        Section 5.9    Indemnification and Insurance.

          (a)   Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the current or former directors or officers, as the case may be, of the Company or its Subsidiaries as provided in their respective certificates of incorporation or by-laws or other organization documents or in any agreement shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, Parent and the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company's and any of its Subsidiaries' certificate of incorporation and by-laws or similar organization documents in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries with any of their respective directors or officers in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors or officers of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification in respect of any Action (as hereinafter defined) pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.

          (b)   From and after the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director or officer of the Company or any of its Subsidiaries and each such person who serves or served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (each, together with such person's heirs, executors or administrators, an "Indemnified Party") against any costs or expenses (including advancing reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an "Action"), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or after the Effective Time in connection with such persons serving or having served as an officer, director or other fiduciary of the Company or any of its Subsidiaries or another entity if such service to the other entity was at the request or for the benefit of the Company. It shall be a condition to the advancement of any amounts to be paid in respect of legal and other fees and expenses that Parent or the Surviving Corporation receive an undertaking by the Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined that such Indemnified Party is not entitled to be indemnified under applicable Law. In the event of any such Action, Parent and the Surviving Corporation shall reasonably cooperate with the Indemnified Party in the defense of any such Action.

          (c)   For a period of six (6) years from the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries or provide substitute policies or purchase or cause the Surviving Corporation to purchase, a "tail policy," in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in any material respect than such policy with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay annual premiums in excess of 250% of the last annual premium paid by the Company prior to the date hereof in respect of the coverages required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount; and further provided that if the Surviving Corporation purchases a "tail policy" and the same coverage costs more than 250% of such last annual premium, the Surviving Corporation shall purchase the maximum amount of coverage that can be obtained for 250% of such last annual premium.

          (d)   The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificate of incorporation or by-laws or other organization documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, the DGCL or otherwise. The provisions of this Section 5.9 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

          (e)   In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.9.

        Section 5.10    Financing.     Parent shall use its commercially reasonable efforts to obtain debt financing on terms reasonably acceptable to Parent (and shall not unreasonably reject Financing that it is pursuing), in an amount that, assuming the number of shares contemplated to be rolled over pursuant to the Rollover Commitments are contributed to Parent or one of its Subsidiaries prior to the Effective Time, will be sufficient, together with cash on hand, to permit Parent and Merger Sub to satisfy all of their respective obligations under this Agreement, including the payment of the Merger Consideration, Option Consideration and related expenses (the "Financing"). Parent shall keep the Company informed on a reasonable basis and in reasonable detail of the status of its efforts to arrange the Financing. The Company shall provide, and shall cause its Subsidiaries and each of its and their respective Representatives, including legal and accounting, to provide all cooperation reasonably requested by Parent in connection with the Financing, the Financing Commitment Letters and the other transactions contemplated by or related to this Agreement, including (i) providing reasonably required information relating to the Company and its Subsidiaries to the parties providing the Financing, which shall include all financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of type and form customarily included in private placements under Rule 144A of the Securities Act to consummate the offering of senior or senior subordinated notes, including replacements thereof prior to any such information going stale or otherwise being unusable for such purpose, (ii) participating in meetings, drafting sessions and due diligence sessions in connection with the Financing as may be reasonably requested by Parent, (iii) assisting in the preparation of (A) one or more offering documents for any of the Financing and (B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts for any of the Financing, and (v) executing and delivering (or using its commercially reasonable efforts to obtain from advisors), and causing its Subsidiaries to execute and deliver (or using its commercially reasonable efforts to obtain from advisors) customary certificates, accounting comfort letters, legal opinions, surveys, title insurance or other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Financing as may be reasonably requested by Parent in connection with the Financing; provided, however, that no obligation of the Company or any of its Subsidiaries under any such certificate, document or instrument shall be effective until the Effective Time and none of the Company or any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Financing prior to the Effective Time. As may be reasonably requested by Parent, the Company shall promptly take such actions in respect of (i) the Company's 11.50% Senior Notes due 2017, (ii) the Company's 8.875% Senior Notes due 2019, and (iii) the Credit Agreement, in each case as directed by and in accordance with the terms and conditions specified in writing by Parent, and the Company shall consult with Parent before taking any action with respect to any of the foregoing; provided that, prior to the Closing Date, the Company shall not be required to incur any material amount of out-of-pocket expenses as a result of actions requested by Parent under this sentence unless Parent shall have agreed to reimburse the Company for such out-of-pocket expenses pursuant to terms and conditions reasonably acceptable to the Company; and provided, further, that the Company shall not be obligated under this sentence to take any action that is not conditioned upon the occurrence of the Closing Date and that would reasonably be expected to expose the Company to material liability or expenses if the Closing Date fails to occur. For purposes of this Agreement, "Financing Date" shall mean the first Business Day that is one hundred and twenty (120) days after the earlier of (x) the date the Company first files the Proxy Statement with the SEC and (y) thirty (30) days following the date of this Agreement; provided, that the Company agrees that should Parent request consent to an extension to the Financing Date, such request will not be unreasonably withheld, conditioned or delayed and in the event of a written agreement of such extension by the parties hereto, Parent shall agree not to unreasonably reject Financing that it is then pursuing.

        Section 5.11    Stockholder Litigation.     The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the Merger or any other transactions contemplated hereby; provided, however, that no such settlement shall be agreed to without Parent's consent.

        Section 5.12    Resignation of Directors of the Company.     Prior to the Effective Time, to the extent requested by Parent, the Company shall use reasonable efforts to cause each member of the Board of Directors of the Company to execute and deliver a letter, which shall not be revoked or amended prior to the Effective Time, effectuating his or her resignation as a member of the Board of Directors of the Company effective immediately prior to the Effective Time.

        Section 5.13    Notification of Certain Matters.     The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any person alleging that the consent of such person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (b) any actions, suits, claims, investigations or proceedings commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby, (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause any representation or warranty made by such party contained in this Agreement (A) that is qualified as to materiality or Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, to be untrue and (B) that is not so qualified to be untrue in any material respect, or would reasonably be expected to cause or result in any of the conditions to the Merger set forth in ARTICLE VI not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement and (d) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.13 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice.

        Section 5.14    Rule 16b-3.     Prior to the Effective Time, the Company shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.15    Ownership; No Acquisition of Capital Stock.     As of the date of this Agreement, Parent and its Subsidiaries, including Merger Sub, and Parent's Affiliates and associates are collectively the beneficial owners of 31,005,873 shares of Company Common Stock (of which 1,070,495 are Restricted Shares). Except as otherwise expressly permitted in this Agreement, Parent and its Subsidiaries, including Merger Sub, and Parent's Affiliates and associates from and after the date hereof and prior to the earlier of the Effective Time and the termination of this Agreement shall not acquire, directly or indirectly, any shares of Company Common Stock.

ARTICLE VI

CONDITIONS TO THE MERGER

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties (other than Section 6.1(a) hereof)) at or prior to the Effective Time of the following conditions:

          (a)   The Company Stockholder Approval shall have been obtained.

          (b)   No restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger and/or the other transactions contemplated by this Agreement shall be in effect.

          (c)   Any applicable waiting period under the HSR Act shall have expired or been earlier terminated.

        Section 6.2    Conditions to Obligation of the Company to Effect the Merger.     The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver in writing by the Company) of the following conditions:

          (a)   (i) The representations and warranties of Parent and Merger Sub contained in Section 4.2(a) (Corporate Authority) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, and (ii) the representations and warranties of Parent and Merger Sub set forth in this Agreement (other than in clause (i) above) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" qualification set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; provided, however, that, with respect to clauses (i) and (ii) hereof, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii), as applicable) only as of such date or period.

          (b)   Parent shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

          (c)   Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

        Section 6.3    Conditions to Obligation of Parent and Merger Sub to Effect the Merger.     The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment (or waiver in writing by Parent and Merger Sub) of the following conditions:

          (a)   (i) The representations and warranties of the Company contained in Section 3.2 (Capital Stock), Section 3.3(a) (Corporate Authority), Section 3.3 (No Violation), Section 3.16 (Opinion of Financial Advisor), Section 3.17 (Required Vote of the Company Stockholders), Section 3.19 (Finders and Brokers) and Section 3.20 (State Takeover Statutes; Charter Provisions) shall be true and correct in all respects (except, in the case of Section 3.2 for such inaccuracies as are de minimis in the aggregate), in each case at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; provided, that if the Recommendation is made by a majority but less than a unanimous approval of the Board of Directors (or the Special Committee) that fact shall not constitute a failure of the condition that the representations and warranties of the Company contained in Section 3.3(a) be true and correct in all respects, and (ii) the representations and warranties of the Company set forth in this Agreement (other than in clause (i) above) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" qualification set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that, with respect to clauses (i) and (ii) hereof, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii), as applicable) only as of such date or period.

          (b)   The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

          (c)   The Company shall have delivered to Parent a certificate, dated the Effective Time and signed by a senior executive officer of the Company (other than any Affiliate of Parent), certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

          (d)   Since the date of this Agreement there shall not have been any Company Material Adverse Effect.

          (e)   The Company, Parent and Merger Sub shall have received the proceeds of the Financing.

ARTICLE VII

TERMINATION

        Section 7.1    Termination or Abandonment.     Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or (subject to the terms hereof) after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

          (a)   by the mutual written consent of the Company and Parent;

          (b)   by either the Company or Parent, if:

              (i)  the Effective Time shall not have occurred on or before October 16, 2012 (the "End Date"), and the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not have breached its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before such date;

             (ii)  an injunction, other legal restraint or order shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction, other legal restraint or order shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have used its reasonable best efforts to remove such injunction, other legal restraint or order in accordance with Section 5.6; or

            (iii)  the Company Meeting (including any adjournments thereof) shall have concluded and the Company Stockholder Approval contemplated by this Agreement shall not have been obtained;

          (c)   by the Company:

              (i)  if there shall have been a breach of any of the covenants or agreements or failure to be true of any of the representations or warranties on the part of Parent, which breach or failure to be true, either individually or in the aggregate (A) would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (B) cannot be cured by the End Date; provided, that the Company shall have given Parent written notice, delivered at least thirty (30) days prior to such termination, stating the Company's intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination; provided, further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

             (ii)  prior to obtaining the Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal, but only if the Company has complied in all material respects with its obligations under Section 5.3(d); provided, that any such purported termination by the Company pursuant to this Section 7.1(c)(ii) shall be void and of no force or effect unless the Company pays to Parent the Specified Expenses in accordance with Section 7.2; or

            (iii)  if Parent has not delivered to the Company written debt commitment letter(s) containing conditions to the drawdown of the Financing that are, in the aggregate, reasonably acceptable to the Company or definitive documentation that would be executable if all the conditions in Article VI were then satisfied (the "Financing Commitment Letters") on or prior to the Financing Date and all of the conditions in Sections 6.1 and 6.3 have been satisfied (other than the conditions set forth in Section 6.1(a) and Section 6.3(e));

          (d)   by Parent:

              (i)  if there shall have been a breach of any of the covenants or agreements or failure to be true of any of the representations or warranties on the part of the Company which breach or failure to be true, either individually or in the aggregate (A) would result in a failure of a condition set forth in Section 6.1 or 6.3 and (B) which is not cured within the earlier of (I) the End Date; and (II) thirty (30) days following written notice to the Company; provided, that Parent shall have given the Company written notice, delivered at least thirty (30) days prior to such termination, stating Parent's intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided, further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

             (ii)  prior to obtaining the Company Stockholder Approval, if the Board of Directors of the Company or the Special Committee withdraws or modifies, in a manner adverse to Parent or Merger Sub, or publicly proposes to withdraw or modify, in a manner adverse to Parent or Merger Sub, its Recommendation, fails to recommend to the Company's stockholders that they give the Company Stockholder Approval or approves or recommends, or publicly proposes to approve or recommend, any Alternative Proposal; or

            (iii)  prior to obtaining the Company Stockholder Approval, if the Company or any of its Subsidiaries or Representatives materially breaches its obligations under Section 5.3 or Section 5.4 or the Company gives Parent notification that it intends to take an action contemplated by Section 5.3(d).

        Section 7.2    Specified Expenses.

          (a)   In the event that:

              (i)  (A) an Alternative Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional or withdrawn) to make an Alternative Proposal and thereafter, (B) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(i), Section 7.1(b)(iii) or Section 7.1(d)(i), and (C) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Alternative Proposal within twelve (12) months of the date this Agreement is terminated;

             (ii)  this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii); or

            (iii)  this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii) or Section 7.1(d)(iii);

then in any such event under clause (i), (ii) or (iii) of this Section 7.2(a), the Company shall pay to Parent an amount equal to the sum of Parent's and Merger Sub's Expenses up to $10 million (the "Specified Expenses"); provided, however, that the amount of the Specified Expenses payable in connection with a termination pursuant to Section 7.2(a)(i) shall be reduced by the amount of any Expenses (if any) actually paid by the Company to Parent pursuant to Section 8.2 and provided, further, that the Company shall not be obligated to pay the Specified Expenses if (A) 10% or more of the aggregate shares of Company Common Stock then owned by the stockholders party to the Rollover Commitments are voted in favor of the Superior Proposal that triggered the right of the Company to terminate this Agreement pursuant to Section 7.1(c)(ii) or (B) TM, in his capacity as a member of the Board of Directors, votes in favor of the Superior Proposal that triggered the right of the Company to terminate this Agreement pursuant to Section 7.1(c)(ii).

          (b)   Any payment required to be made pursuant to Section 7.2(a)(i) shall be made to Parent promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by an Alternative Proposal. Any payment required to be made pursuant to Section 7.2(a)(iii) shall be made to Parent promptly following termination of this Agreement by Parent pursuant to Section 7.1(d)(ii) or Section 7.1(d)(iii), as applicable (and in any event not later than two (2) Business Days after delivery to the Company of notice of demand for payment) and such payment shall be made by wire transfer of immediately available funds to an account to be designated by Parent. Any payment required to be made pursuant to Section 7.2(a)(ii) shall be made to Parent simultaneously with such termination by the Company pursuant to Section 7.1(c)(ii).

          (c)   In the event that the Company shall fail to pay the Specified Expenses required pursuant to this Section 7.2 or any other Expenses when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the rate of interest publicly announced by Citibank, in the City of New York from time to time during such period, as such bank's Prime Lending Rate plus 2%. In addition, if the Company shall fail to pay such fee or Expenses when due, the Company shall also pay Parent all of Parent and Merger Sub's costs and expenses (including attorneys' fees) in connection with efforts to collect such fee. Parent and the Company acknowledges that the fees and other provisions of this Section 7.2 and Section 8.2 are an integral part of the Merger and that, without these agreements, Parent would not enter into this Agreement.

        Section 7.3    Effect of Termination.     In the event of termination of this Agreement pursuant to ARTICLE VII, this Agreement shall terminate, and there shall be no other liability on the part of the Company or Parent and Merger Sub or their directors, officers, or stockholders, except for the provisions of Section 7.2 and ARTICLE VIII; provided, however, that nothing herein shall relieve any party from liability for any willful and material breach of this Agreement.

ARTICLE VIII

MISCELLANEOUS

        Section 8.1    No Survival of Representations and Warranties.     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

        Section 8.2    Expenses.

          (a)   Except as set forth in Section 7.2 or this Section 8.2, if the Merger is not consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses. If the Merger is consummated, all costs and expenses incurred by Parent or Merger Sub in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the Surviving Corporation and/or, to the extent applicable, reimbursed to Parent by the Surviving Corporation.

          (b)   Without duplication of any Expenses paid pursuant to Section 7.2, if this Agreement is terminated by the Company or Parent pursuant to any provision of this Agreement other than Section 7.1(c)(i), then the Company shall pay to Parent an amount equal to the sum of Parent's and Merger Sub's out-of-pocket expenses (including all fees and expenses of financing sources, counsel, accountants, investment bankers, experts and consultants) incurred by Parent or Merger Sub or on its behalf in connection with or related to the investigation, authorization, preparation, negotiation, execution and performance of this Agreement or the transactions contemplated hereby on or after the date of this Agreement (and 50% of such fees and expenses incurred between August 26, 2011 and the date prior to the date of this Agreement, the "Expenses"), by wire transfer of immediately available funds, within two (2) Business Days after such information is provided by Parent to the Company (it being understood that such provision of information may take place in installments rather than at one time in which case the Company shall pay to Parent the amounts specified in installments, in each case, within two (2) Business Days after such information is provided by Parent); provided, that, (A) except as provided in Section 7.2, the amount of Expenses payable by the Company to Parent shall not exceed $4 million; (B) if this Agreement is terminated by the Company pursuant to Section 7.1(b)(i) or Section 7.1(c)(iii) and all conditions set forth in Sections 6.1 and 6.3 have been satisfied (other than the condition set forth in Section 6.3(e)) then the Company shall pay Parent only for Expenses incurred by Parent relating to or arising out of the preparation for and the formation of a master limited partnership (an "MLP") or otherwise in connection with an MLP involving assets of the Company and in such case, the amount of Expenses payable by the Company to Parent shall not exceed $1 million and (C) if this Agreement is terminated by Parent pursuant to Section 7.1(b)(iii) and, at the time of such termination, Parent has not received the Financing Commitment Letters, then the amount of Expenses payable by the Company to Parent shall not exceed $2 million.

          (c)   If this Agreement is terminated by the Company pursuant to Section 7.1(c)(iii) and all of the conditions set forth in Sections 6.1 and 6.3 have been satisfied (other than the conditions set forth in Section 6.1(a) and Section 6.3(e)), then TM shall pay the Company an amount equal to the Company's out-of-pocket expenses, not to exceed $4 million in the aggregate, incurred by the Company in connection with the transactions contemplated by this Agreement on or after the date of this Agreement (and 50% of such fees and expenses incurred between August 26, 2011 and the date prior to the date of this Agreement), including amounts payable or reimbursable to the Company's financial advisors (including any amounts for any opinion provided by any of the Company's financial advisors), but excluding up to $1 million of expenses incurred by the Company relating to or arising out of the preparation for and the formation of an MLP or otherwise in connection with an MLP involving assets of the Company and other than expenses incurred by the Company in connection with any stockholder litigation (the "Parent Expenses"). TM may pay the Parent Expenses, at his discretion, by any combination of (i) foregoing any portion of his bonus for the fiscal year ended 2011 and (ii) cash. The parties agree that in no event shall TM be required to pay the Parent Expenses on more than one occasion and that the payment of the Parent Expenses shall be the sole and exclusive remedy for any failure to obtain the Financing hereunder.

        Section 8.3    Counterparts; Effectiveness.     This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

        Section 8.4    Governing Law.     This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        Section 8.5    Specific Performance; Jurisdiction.

          (a)   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that any provision of this Agreement were not performed by the Company in accordance with the terms hereof and that, prior to the valid termination of this Agreement pursuant to Article VII, Parent and Merger Sub shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms hereof, in addition to any other remedy at law or equity.

          (b)   The Company shall be entitled to seek specific performance of Parent's obligation to cause the Rollover Commitments to be funded to fund the Merger and to consummate the Merger only in the event that (i) Parent and Merger Sub are required to complete the Closing pursuant to Section 1.2, (ii) the Financing has been funded or will be funded at the Closing, (iii) Parent and Merger Sub fail to complete the Closing in accordance with Section 1.2 and (iv) the Company has irrevocably confirmed that if specific performance is granted and the Financing is funded, then the Closing will occur. For the avoidance of doubt, in no event shall the Company be entitled to enforce or seek to enforce specifically Parent's obligation to cause the Rollover Commitments to be funded or to complete the Merger if the Financing has not been funded (or will not be funded at the Closing if the Rollover Commitments are funded at the Closing). Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement when expressly available pursuant to the terms of this Agreement and to enforce specifically the terms and provisions of this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

          (c)   In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in any federal or state court located in the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 8.5, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 8.6    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING

BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 8.7    Notices.     Any notice required to be given hereunder shall be in writing, and sent by facsimile transmission with confirmation sent by overnight delivery service (provided that any notice received by facsimile transmission or otherwise at the addressee's location on any Business Day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next Business Day), by reliable overnight delivery service (with proof of service) or hand delivery (return receipt requested and first-class postage prepaid), addressed as follows:

To Parent or Merger Sub:
Denver Parent Corporation c/o Venoco, Inc. 370 17th Street, Suite 3900 Denver, Colorado 80202
Telecopy:	(303) 626-8301 (805) 745-1846
Attention:	Timothy M. Marquez Terry Anderson
with a copy to:
Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019
Telecopy:	(212) 403-2000
Attention:	Igor Kirman, Esq.
To the Company:
Venoco, Inc. 370 17th Street, Suite 3900 Denver, Colorado 80202
Telecopy:	(303) 626-8315
Attention:	Brian E. Donovan
with a copy to:
DHR international 1300 Post Oak Blvd, #1100 Houston, TX 77056
Telecopy:	(713) 626-8585
Attention:	Rick Walker, Executive Vice President
and
Squire, Sanders LLP 1 East Washington Street Suite 2700 Phoenix, AZ 85004
Telecopy:	(602) 253-8129
Attention:	Frank M. Placenti, Esq.

To TM:
370 17th Street, Suite 3900 Denver, Colorado 80202
Telecopy:	(303) 626-8301 (805) 745-1846
Attention:	Timothy M. Marquez Terry Anderson
with a copy to:
Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019
Telecopy:	(212) 403-2000
Attention:	Igor Kirman, Esq.

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered or the next business day for notices delivered by overnight delivery service. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

        Section 8.8    Assignment; Binding Effect.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The Company shall cooperate with Parent with respect to, and use commercially reasonable best efforts to facilitate, possible alternative or supplemental structures for the acquisition of the Company and the Company Subsidiaries including a possible merger of the Company into a wholly owned subsidiary of Parent after the Merger, provided, that such structures do not impede or delay the Closing of the transaction or change the Merger Consideration.

        Section 8.9    Severability.     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

        Section 8.10    Entire Agreement; No Third-Party Beneficiaries.     This Agreement (including the exhibits and schedules hereto), the Confidentiality Agreement and the Rollover Commitments constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder, except as set forth in Section 5.9.

        Section 8.11    Amendments; Waivers.     At any time prior to the Effective Time, any provision of this Agreement (other than Section 6.1(a) hereof) may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of Company Stockholder Approval, if any such amendment or waiver shall, by applicable Law or in accordance with the rules and regulations of the New York Stock

Exchange, require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company. Notwithstanding the foregoing, no knowledge, investigation or inquiry, or failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

        Section 8.12    Headings.     Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 8.13    Interpretation.     When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

        Section 8.14    No Recourse.     This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

        Section 8.15    Definitions.     For purposes of this Agreement, the following terms will have the following meanings when used herein:

          (a)   "11.5% Notes Indenture" shall mean the Indenture, dated as of October 7, 2009, among the Company, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee.

          (b)   "8.875% Notes Indenture" shall mean the Indenture, dated as of February 15, 2011, among the Company, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee.

          (c)   "Action" has the meaning set forth in Section 5.9(b).

          (d)   "Affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

          (e)   "Agreement" has the meaning set forth in the Preamble.

          (f)    "Alternative Proposal" has the meaning set forth in Section 5.3(g).

          (g)   "BofA Merrill Lynch" has the meaning set forth in Section 3.16.

          (h)   "Book-Entry Shares" has the meaning set forth in Section 2.2(a).

          (i)    "Business Day" shall mean any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by law or executive order to be closed.

          (j)    "Cancelled Shares" has the meaning set forth in Section 2.1(b)

          (k)   "Certificate of Merger" has the meaning set forth in Section 1.3.

          (l)    "Certificates" has the meaning set forth in Section 2.2(a).

          (m)  "Closing" has the meaning set forth in Section 1.2.

          (n)   "Closing Date" has the meaning set forth in Section 1.2.

          (o)   "Code" has the meaning set forth in Section 2.2(b)(iii).

          (p)   "Company" has the meaning set forth in the Preamble.

          (q)   "Company Approvals" has the meaning set forth in Section 3.3(b).

          (r)   "Company Benefit Plans" means all compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not "employee benefit plans" (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), providing cash- or equity-based incentives, health, medical, dental, disability, accident or life insurance benefits or vacation, severance, retirement, pension or savings benefits, that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees, directors or consultants of the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries could have any liability contingent or otherwise, and all employee agreements providing compensation, vacation, severance or other benefits to any current or former officer, employee or consultant of the Company or any of its Subsidiaries.

          (s)   "Company Common Stock" has the meaning set forth in Section 2.1(a).

          (t)    "Company Disclosure Schedule" has the meaning set forth in ARTICLE III.

          (u)   "Company Employees" has the meaning set forth in Section 5.5(b)(i).

          (v)   "Company Material Adverse Effect" means any fact, circumstance, event, change, effect or occurrence that (a) has had or is reasonably likely to have a material adverse effect on the assets, properties, liabilities, business, results of operation or financial condition of the Company and its Subsidiaries, taken as a whole, but shall not include facts, circumstances, events, changes, effects or occurrences to the extent (i) generally affecting the industries in which the Company and its Subsidiaries operate (including, but not limited, to any fluctuations in the oil and gas prices), (ii) generally affecting the economy or the financial or securities markets in the United States, (iii) generally affecting regulatory and political conditions or developments, except, in the case of each of (i), (ii) and (iii), to the extent any fact, circumstance, event, change, effect or occurrence disproportionately impacts the assets, properties, business, results of operation or financial condition of the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries operate, (iv) resulting from the announcement of this Agreement and the transactions contemplated hereby, including, but not limited to, the loss of any employees, customers, suppliers or any other third party with whom the Company has a material relationship , (v) resulting from any action taken at the written request of Parent, (vi) resulting from any change in the market price or trading volume of securities of the Company in and of itself; provided, that a fact, circumstance, event, change, effect or occurrence causing or contributing to the change in market price or volume shall not be disregarded from the determination of Company Material Adverse Effect, or (vii) the fact of any failure to meet revenue or earnings projections, forecasts, estimates or guidance for any period, whether relating to financial performance or business metrics, including, without limitation, revenues, net incomes, cash flows or cash positions, provided, that a fact, circumstance, event, change, effect or occurrence causing or contributing to such failure shall not be disregarded from the determination of Company Material Adverse or (b) that would be reasonably likely to prevent or materially delay or materially impair the ability of the Company or Parent to perform its obligations under this Agreement or to consummate the transactions contemplated herein.

          (w)  "Company Material Contracts" has the meaning set forth in Section 3.18(a).

          (x)   "Company Meeting" has the meaning set forth in Section 5.4(b).

          (y)   "Company Permits" has the meaning set forth in Section 3.6(b).

          (z)   "Company Preferred Stock" has the meaning set forth in Section 3.2(a).

          (aa) "Company SEC Documents" has the meaning set forth in Section 3.4(a).

          (bb) "Company Stock Option" has the meaning set forth in Section 5.5(a)(i).

          (cc) "Company Stock Plans" has the meaning set forth in Section 3.2(a).

          (dd) "Company Stockholder Approval" has the meaning set forth in Section 3.17.

          (ee) "Confidentiality Agreement" has the meaning set forth in Section 5.3(c).

          (ff)  "Contracts" means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations, whether written or oral.

          (gg) "Contribution" has the meaning set forth in the Recitals.

          (hh) "Credit Agreement" shall mean the Fourth Amended and Restated Credit Agreement, dated as of April 15, 2011, among the Company, the guarantors from time to time party thereto, the several lenders from time to time party thereto and the Bank of Montreal, as administrative agent, as amended from time to time prior to the date hereof.

          (ii)   "DGCL" has the meaning set forth in Section 1.1.

          (jj)   "Dissenting Shares" has the meaning set forth in Section 2.1(e).

          (kk) "Dissenting Stockholder" has the meaning set forth in Section 2.1(e).

          (ll)   "Effective Time" has the meaning set forth in Section 1.3.

          (mm)  "Employees" has the meaning set forth in Section 3.13.

          (nn) "End Date" has the meaning set forth in Section 7.1(b)(i).

          (oo) "Environmental Law" has the meaning set forth in Section 3.7(b).

          (pp) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (qq) "ESPP" has the meaning set forth in Section 3.2(a).

          (rr)  "Exchange Act" has the meaning set forth in Section 3.3(b).

          (ss)  "Exchange Fund" has the meaning set forth in Section 2.2(a).

          (tt)  "Excluded Shares" has the meaning set forth in Section 2.1(e).

          (uu) "Financing" has the meaning set forth in Section 5.10.

          (vv) "Financing Date" has the meaning set forth in Section 5.10.

          (ww)  "GAAP" has the meaning set forth in Section 3.4(b).

          (xx) "Governmental Entity" has the meaning set forth in Section 3.3(b).

          (yy) "Hazardous Substance" has the meaning set forth in Section 3.7(c).

          (zz) "HSR Act" has the meaning set forth in Section 3.3(b).

          (aaa)  "Indemnified Party" has the meaning set forth in Section 5.9(b).

          (bbb)  "Intervening Event" has the meaning set forth in Section 5.3(d).

          (ccc)  "IRS" means the United States Internal Revenue Service.

          (ddd)  "Knowledge" means the knowledge of Timothy M. Marquez, Timothy A. Ficker and Terry L. Anderson.

          (eee)  "Law" has the meaning set forth in Section 3.6(a).

          (fff) "Laws" has the meaning set forth in Section 3.6(a).

          (ggg)  "Lien" has the meaning set forth in Section 3.3(c).

          (hhh)  "Majority of the Minority Approval" means approval by the holders of a majority of the outstanding shares of Company Common Stock, voting together as a single class, excluding the Rolled Shares and all shares of Company Common Stock owned by Parent, Merger Sub, TM or any of their respective Affiliates (other than the Company and its Subsidiaries), or by any director, officer or other employee of the Company or any of its Subsidiaries.

          (iii)  "Merger" has the meaning set forth in the Recitals.

          (jjj)  "Merger Consideration" has the meaning set forth in Section 2.1(a).

          (kkk)  "Merger Sub" has the meaning set forth in the Preamble.

          (lll)  "New Plans" has the meaning set forth in Section 5.5(b)(ii).

          (mmm)  "Option Consideration" has the meaning set forth in Section 5.5(a)(i).

          (nnn)  "Parent" has the meaning set forth in the Preamble.

          (ooo)  "Parent Approvals" has the meaning set forth in Section 4.2(b).

          (ppp)  "Parent Disclosure Schedule" has the meaning set forth in ARTICLE IV.

          (qqq)  "Parent Material Adverse Effect" has the meaning set forth in Section 4.1.

          (rrr) "Paying Agent" has the meaning set forth in Section 2.2(a).

          (sss) "person" or "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a Governmental Entity, and any permitted successors and assigns of such person.

          (ttt) "Proxy Statement" has the meaning set forth in Section 3.11.

          (uuu)  "Recommendation" has the meaning set forth in Section 3.3(a).

          (vvv)  "Recommendation Change" has the meaning set forth in Section 5.3(d).

          (www)  "Regulatory Law" has the meaning set forth in Section 5.6(d).

          (xxx)  "Remaining Shares" has the meaning set forth in Section 2.1(a).

          (yyy)  "Representatives" has the meaning set forth in Section 5.3(a).

          (zzz)  "Required Financial Information" has the meaning set forth in Section 5.10.

          (aaaa)  "Required Stockholder Approval" has the meaning set forth in Section 3.17.

          (bbbb)  "Restricted Shares" has the meaning set forth in Section 5.5(a)(ii).

          (cccc)  "Restricted Subsidiary" means each Subsidiary of the Company that is not designated as an Unrestricted Subsidiary under the applicable Indenture or the Credit Agreement.

          (dddd)  "rights-of-way" has the meaning set forth in Section 3.14(b).

          (eeee)  "Rolled Shares" has the meaning set forth in Section 2.1(b).

          (ffff)  "Rollover Commitment" means the commitment made by a Person listed on Section 8.15(ffff) of the Parent Disclosure Letter in such Person's equity rollover letter, which has been executed and which is valid and binding.

          (gggg)  "Schedule 13E-3" has the meaning set forth in Section 3.11.

          (hhhh)  "SEC" has the meaning set forth in Section 3.4(a).

          (iiii) "Securities Act" has the meaning set forth in Section 3.4(a).

          (jjjj) "Share" has the meaning set forth in Section 2.1(a).

          (kkkk)  "Special Committee" has the meaning set forth in the Recitals.

          (llll) "Specified Expenses" has the meaning set forth in Section 7.2(a).

          (mmmm)  "Subsidiaries" of any party shall mean any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership).

          (nnnn)  "Superior Proposal" has the meaning set forth in Section 5.3(h).

          (oooo)  "Surviving Corporation" has the meaning set forth in Section 1.1.

          (pppp)  "Tax Return" has the meaning set forth in Section 3.12(b).

          (qqqq)  "Taxes" has the meaning set forth in Section 3.12(b).

          (rrrr)  "TM" has the meaning set forth in the preamble.

          (ssss)  "Unrestricted Subsidiary" has the meaning set forth in the 11.5% Notes Indenture, 8.875% Notes Indenture or Credit Agreement, as applicable.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

DENVER PARENT CORPORATION
By:	/s/ TIMOTHY M. MARQUEZ Name: Timothy M. Marquez Title: Chief Executive Officer
DENVER MERGER SUB CORPORATION
By:	/s/ TIMOTHY M. MARQUEZ Name: Timothy M. Marquez Title: Chief Executive Officer
VENOCO, INC.
By:	/s/ ED O'DONNELL Name: Ed O'Donnell Title: Senior Vice President
TIMOTHY M. MARQUEZ, solely for purposes of Sections 8.1 through 8.14
/s/ TIMOTHY M. MARQUEZ

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

Annex B

[LETTERHEAD OF BOFA MERRILL LYNCH]

January 16, 2012

The Special Committee of the Board of Directors
Venoco, Inc.
370 17th Street, Suite 3900
Denver, Colorado 80202-1370

The Special Committee:

        We understand that Venoco, Inc. ("Venoco") proposes to enter into an Agreement and Plan of Merger, dated as of January 16, 2012 (the "Agreement"), among Venoco, Mr. Timothy M. Marquez, Chairman of the Board of Directors, Chief Executive Officer and majority stockholder of Venoco, Denver Parent Corporation, an entity newly formed on behalf of Mr. Marquez ("Parent"), and Denver Merger Sub Corporation, a wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which, among other things, Merger Sub will merge with and into Venoco (the "Merger") and each outstanding share of the common stock, par value $0.01 per share, of Venoco ("Venoco Common Stock") will be converted into the right to receive $12.50 in cash (the "Consideration"). We further understand that Mr. Marquez and certain other holders of Venoco Common Stock will enter into a rollover commitment to contribute their shares of Venoco Common Stock to Parent immediately prior to the effective time of the Merger. The terms and conditions of the Merger are more fully set forth in the Agreement.

        The Special Committee of the Board of Directors of Venoco (the "Special Committee") has requested our opinion as to the fairness, from a financial point of view, to the holders of Venoco Common Stock (other than those holders who enter into rollover or other arrangements in connection with the Merger, Parent, Merger Sub, and their respective affiliates) of the Consideration to be received by such holders in the Merger.

        In connection with this opinion, we have, among other things:

    (i)
    reviewed certain publicly available business and financial information relating to Venoco;

    (ii)
    reviewed certain internal financial and operating information with respect to the business, operations and prospects of Venoco furnished to or discussed with us by the management of Venoco, including certain financial forecasts relating to Venoco prepared by the management of Venoco (such forecasts, "Venoco Forecasts") and certain assumptions reflected therein and sensitivities thereto discussed with the management of Venoco as to crude oil and natural gas commodity pricing;

    (iii)
    reviewed certain estimates of Venoco's oil and gas reserves, including estimates prepared by the management of Venoco (such estimates, "Management Reserve Reports") and estimates of proved, probable and possible reserves prepared by Venoco's independent engineering firms as of December 31, 2010, June 30, 2011 and September 30, 2011 (such estimates, "Third Party Reserve Reports" and, together with Management Reserve Reports, "Reserve Reports");

    (iv)
    discussed the past and current business, operations, financial condition and prospects of Venoco with members of senior management of Venoco;

    (v)
    reviewed the trading history for Venoco Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

The Special Committee of the Board of Directors
Venoco, Inc.

    (vi)
    compared certain financial and stock market information of Venoco with similar information of other companies we deemed relevant;

    (vii)
    compared certain financial terms and other data of the Merger to financial terms and other data, to the extent publicly available, of other transactions we deemed relevant;

    (viii)
    considered the results of our efforts on behalf of Venoco to solicit during the summer of 2011, at the direction of Venoco, indications of interest from third parties with respect to a possible acquisition of Venoco, the fact that Venoco subsequently publicly announced the receipt of an acquisition proposal from Mr. Marquez and that it would explore its strategic alternatives and, following such announcement, the results of our efforts on behalf of Venoco to further solicit, at the direction of the Special Committee, indications of interest from third parties with respect to a possible acquisition of Venoco;

    (ix)
    reviewed the Agreement; and

    (x)
    performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Venoco that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Venoco Forecasts and Management Reserve Reports, we have been advised by Venoco, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Venoco as to the future financial performance of Venoco and the other matters covered thereby. With respect to Third Party Reserve Reports, we have assumed, with the consent of the Special Committee, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the preparers thereof as to the oil and gas reserves of Venoco reflected therein. We have relied, at the direction of the Special Committee, upon the assessments of the management of Venoco as to Venoco's future oil and natural gas drilling and production, market and cyclical trends and prospects relating to the oil and gas industry, regulatory matters with respect thereto and the potential impact thereof on Venoco.

        We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Venoco (other than Reserve Reports which we have reviewed and relied upon without independent verification for purposes of this opinion), nor have we made any physical inspection of the properties or assets of Venoco. We are not experts in the evaluation of oil and gas reserves, drilling or production levels and we express no view as to Venoco's reserve quantities or the development or production (including, without limitation, as to the feasibility or timing) of any oil or gas properties of Venoco (including unevaluated properties). We also express no view as to future crude oil, natural gas and related commodity prices reflected in the financial forecasts and other information and data utilized in our analyses, which prices are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses or opinion. We have not evaluated the solvency or fair value of Venoco, Parent or any of their respective affiliates or other entities under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of the Special Committee, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Venoco or the Merger.

The Special Committee of the Board of Directors
Venoco, Inc.

        We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any rollover or other arrangements, agreements or understandings entered into in connection with the Merger or otherwise. We also express no view or opinion as to any potential financing for the Merger or the likelihood of consummation thereof. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Venoco Common Stock (other than those holders who enter into rollover or other arrangements in connection with the Merger, Parent, Merger Sub, and their respective affiliates) and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Venoco or in which Venoco might engage or as to the underlying business decision of Venoco to proceed with or effect the Merger (including the decision to enter into the Agreement without committed financing). In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.

        We have acted as financial advisor to the Special Committee in connection with the Merger and have received and will receive a fee for our services, portions of which were payable during the course of our engagement, a portion of which is payable upon the rendering of this opinion and the principal portion of which is contingent upon consummation of the Merger. In addition, Venoco has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

        We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Venoco, Parent and certain of their respective affiliates.

        We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Venoco and have received or in the future may receive compensation for the rendering of these services, including, during the two-year period prior to the date hereof, (i) having acted as financial advisor to Venoco in connection with its general review of strategic alternatives and a possible acquisition of Venoco during the summer of 2011, (ii) having acted as book-running manager for certain debt and equity offerings of Venoco and (iii) having acted or acting as a lender under a revolving credit facility of Venoco.

        It is understood that this letter is for the benefit and use of the Special Committee (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

The Special Committee of the Board of Directors
Venoco, Inc.

        Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Venoco, Parent, its affiliates or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Venoco Common Stock (other than those holders who enter into rollover or other arrangements in connection with the Merger, Parent, Merger Sub, and their respective affiliates) is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Annex C

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a. and b. of section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation.

        Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

 Annex D

VOTING AGREEMENT

        This VOTING AGREEMENT (this "Agreement"), is dated as of January 16, 2012, by and among Venoco, Inc. (the "Company") and the stockholders of the Company listed on the signature pages hereto (each a "Stockholder" and collectively, the "Stockholders").

W I T N E S S E T H:

        WHEREAS, the Company, Denver Parent Corporation, a Delaware corporation ("Parent") and Denver Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub") are, simultaneously with the execution of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time in accordance with its terms, the "Merger Agreement"), providing for, among other things, the acquisition of the Company by Parent through a merger of Merger Sub with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement); and

        WHEREAS, as a condition to the Company's willingness to enter into and perform its obligations under the Merger Agreement, the Company has required that each Stockholder agree, and each Stockholder has agreed pursuant to the terms of this Agreement, to vote all of the shares that such Stockholder owns at the time of the Company Meeting in favor of the adoption of the Merger Agreement subject to the terms of this Agreement; and

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

        1.    Agreement to Vote.     Each Stockholder hereby agrees that, from the date hereof until the earlier of (i) the time that the Company Stockholder Approval has been obtained or (ii) termination of this Agreement in accordance with Section 5.1, at any meeting of the stockholders of the Company at which the adoption of the Merger Agreement is to be voted upon, such Stockholder shall be present (in person or by proxy) and vote (or cause to be voted) all of its shares of Company Common Stock then owned in favor of the adoption of the Merger Agreement. In the event that any Stockholder sells, transfers or assigns its shares of Company Common Stock to any affiliate or associate of such Stockholder, such Stockholder will use its reasonable best efforts to cause such affiliate or associate to comply with the obligations of this Section 1 with respect to such shares of Company Common Stock .

        2.    Grant of Irrevocable Proxy; Appointment of Proxy.     In furtherance of Section 1 hereof:

          2.1   Each Stockholder hereby irrevocably grants to, and appoints, the General Counsel of the Company and each member of the Special Committee, and each of them, or such other person as the Special Committee may designate from time to time, as the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote all of the shares of Company Common Stock owned by such Stockholder at any meeting of the Stockholders of the Company, or at any adjournment thereof, solely for the purpose of voting in favor of the adoption of the Merger Agreement, in the event that such Stockholder fails for any reason to be present (in person or by proxy) and vote (or cause to be voted) all of its shares of Company Common Stock then owned by such Stockholder in favor of the adoption of the Merger Agreement. Such attorney-in-fact may evidence the voting of such shares of Company Common Stock by the execution of any document or instrument for such purpose in the name of such Stockholder.

          2.2   Each Stockholder hereby represents that any proxies given in respect of the shares of Company Common Stock owned by such Stockholder prior to the granting of the proxy set forth in this Agreement are not irrevocable, and that any such proxies are hereby revoked.

          2.3   Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given in connection with, and in consideration of, the terms of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that this irrevocable proxy is coupled with an interest and may under no circumstances be revoked, provided that this proxy shall terminate at the earlier of (i) the time that the Company Stockholder Approval has been obtained or (ii) termination of this Agreement in accordance with Section 5.1, in each case automatically without any further action required by any person. Each Stockholder hereby ratifies and confirms all that the proxy and attorney-in-fact appointed pursuant to this Section 2 may lawfully do or cause to be done pursuant to this Section 2.

        3.    Representations and Warranties of Stockholders.     Each Stockholder hereby represents and warrants to the Company that (i) such Stockholder, if a corporation, partnership or other entity, has been duly organized, is validly existing and is in good standing under the laws of the state of its formation or organization (ii) such Stockholder has full legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (iii) this Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms.

        4.    Representations and Warranties of the Company.     The Company hereby represents and warrants to the Stockholders that (i) the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (iii) this Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding agreement of the Company.

        5.    Miscellaneous.

          5.1    Termination of this Agreement.     This Agreement, and all terms and conditions contained herein, shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Effective Time.

          5.2    Effect of Termination.     In the event of termination of this Agreement pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

          5.3    No Limitations on Actions.     The parties hereto acknowledge that each Stockholder is entering into this Agreement solely in its capacity as the owner of shares of Company Common Stock and this Agreement shall not limit or otherwise affect the actions or fiduciary duties of such Stockholder, or any affiliate, employee or designee of such Stockholder or any of its affiliates in its capacity, if applicable, as an officer or director of the Company.

          5.4    Entire Agreement; Assignment.     This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this

  Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto.

          5.5    Amendments.     This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          5.6    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied (notice deemed given upon confirmation of receipt), by email (notice deemed given upon sending), or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to a Stockholder:
Denver Parent Corporation c/o Venoco, Inc. 370 17th Street, Suite 3900 Denver, Colorado 80202 Attention: Timothy M. Marquez David Mokros Facsimile: (303) 626-8301 (303) 626-8315
With a copy to:
Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Attention: Igor Kirman Facsimile: (212) 403-2000
If to the Company :
Venoco, Inc. 370 17th Street, Suite 3900 Denver, Colorado 80202 Attention: Brian E. Donovan Facsimile: (303) 626-8315
with a copy to:
Squire, Sanders & Dempsey L.L.P. 1 East Washington Street Suite 2700 Phoenix, AZ 85004 Attention: Frank M. Placenti, Esq. Facsimile: (602) 253-8129

          5.7    Governing Law; Venue.

          (a)   This Agreement and all claims or causes of action (whether at Law, in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would result in the application of the Law of any other state.

          (b)   Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the Federal court of the United States of America sitting in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the Federal court of the United States of America sitting in the State of Delaware, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding shall be heard and determined in the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the federal court of the United States of America sitting in the State of Delaware, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the federal court of the United States of America sitting in State of Delaware, and any appellate court from any thereof, (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the federal court of the United States of America sitting in the State of Delaware, and any appellate court from any thereof, (v) waives, to the fullest extent permitted by Law, any claim that it is not personally subject to the jurisdiction of the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and any appellate court from any thereof for any reason other than the failure to serve in accordance with this Agreement, (vi) waives, to the fullest extent permitted by Law, any claim that it or its property is exempt or immune from jurisdiction of the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the Federal court of the United States of America sitting in the State of Delaware or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (vii) waives, to the fullest extent permitted by Law, any claim that this Agreement, or the subject mater hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.6. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

          (c)   EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

          5.8    Counterparts.     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

          5.9    Descriptive Headings.     The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          5.10    Severability.     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

          5.11    Specific Performance.     The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that any provision of this Agreement were not performed in accordance with the terms hereof and that, prior to the valid termination of this Agreement pursuant to Section 5.1, the parties hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms hereof, in addition to any other remedy at law or equity.

          5.12    Non-Recourse.     No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney or representative of any party hereto or any of their respective affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

        [remainder of page intentionally blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

VENOCO, INC.
By:	/s/ ED O'DONNELL Name: Ed O'Donnell Title: Senior Vice President
STOCKHOLDERS:
MARQUEZ TRUST
By:	/s/ TIMOTHY M. MARQUEZ Name: Timothy M. Marquez Title: Trustee
By:	/s/ BERNADETTE MARQUEZ Name: Bernadette Marquez Title: Trustee
TIMOTHY AND BERNADETTE MARQUEZ FOUNDATION
By:	/s/ TIMOTHY M. MARQUEZ Name: Timothy M. Marquez Title: Director
By:	/s/ BERNADETTE MARQUEZ Name: Bernadette Marquez Title: Director
By:	/s/ DAVID MOKROS Name: David Mokros Title: Director

Annex E

Rollover Commitment

                             January 16, 2012

To:
Denver Parent Corporation
Re:
Acquisition of Venoco, Inc.

Ladies and Gentlemen:

        Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among Denver Parent Corporation, a Delaware corporation ("Parent"), Denver Merger Sub Corporation, a Delaware corporation ("Merger Sub"), and Venoco, Inc., a Delaware corporation (the "Company"), and pursuant to which Merger Sub, or its permitted assignees, will be merged with and into the Company (the "Merger"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement. This letter is being delivered to the addressee in connection with the execution of the Merger Agreement by Parent, Merger Sub and the Company.

        This letter confirms the commitment of the undersigned, subject to the conditions set forth herein, to subscribe (the "Subscription") for shares of common stock, par value $0.01, of Parent ("Subscribed Shares") for aggregate consideration consisting of the number of shares of Company Common Stock set forth on Schedule A (the "Committed Shares"), provided that the undersigned shall not, under any circumstances, be obligated to contribute to, purchase equity or debt of, or otherwise provide funds to Parent other than the contribution of the Committed Shares. The Subscribed Shares shall have a value for purposes of determining the relative equity contributions of the undersigned as set forth under the heading "Total Value" in Schedule A. The obligation of the undersigned to fund the Committed Shares (the "Commitment") is subject to (a) the terms of this letter, (b) the fulfillment (or waiver by the party entitled to grant such waiver) of all conditions to each party to the Merger Agreement's obligations to effect the Merger and (c) the substantially concurrent consummation of the Merger in accordance with the terms of the Merger Agreement.

        This letter, and the undersigned's obligation to fund the Commitment, will terminate automatically and immediately upon the earliest to occur of (a) the Effective Time (upon the consummation of the Subscription) or (b) termination of the Merger Agreement.

        Each of the undersigned represents and warrants, severally and not jointly, to Parent that: (i) the undersigned has the requisite capacity and authority to execute and deliver this letter and to fulfill and perform the undersigned's obligations hereunder; (ii) this letter has been duly and validly executed and delivered by the undersigned and constitutes a legal, valid and binding agreement of the undersigned enforceable by the addressee against the undersigned in accordance with its terms; (iii) the undersigned is the record and beneficial owner of the undersigned's Committed Shares, free and clear of any lien or encumbrance (other than those arising under this letter) and has full and unrestricted power to dispose of all of such Committed Shares as contemplated by this letter without the consent or approval of, or any other action on the part of, any other Person; (iv) other than the filing by the undersigned of any reports with the SEC required by Sections 13(d) or 16(a) of the Exchange Act, none of the execution and delivery of this letter by the undersigned, the consummation by the undersigned of the transactions contemplated hereby or compliance by the undersigned with any of the provisions hereof (1) requires any consent or other permit of, or filing with or notification to, any Governmental Entity or any other Person by the undersigned, (2) results in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default (or gives rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any organizational document or contract to which the undersigned is a party or by which the undersigned or any of the undersigned's Committed Shares may be bound or affected or (3) violates any law or order or judgment of any governmental authority applicable to the undersigned or the undersigned's Committed Shares; and (v) the undersigned has not entered into any share disposition, commitment or other agreement or arrangement that is inconsistent with this letter (including the Commitment). The undersigned covenants and agrees that from and after the date hereof and for so long as this letter remains in effect, the undersigned shall not take or omit to take any action that would or would cause or result in any of the foregoing representations and warranties to become untrue.

        The rights and obligations under this letter may not be assigned by any party hereto without the prior written consent of Parent and each of the undersigned, and any attempted assignment shall be null and void and of no force or effect. This letter may not be amended, and no provision hereof waived or modified, except by an instrument in writing signed by Parent and each of the undersigned.

        This letter shall be binding on the undersigned solely for the benefit of Parent, and nothing set forth in this letter shall be construed to confer upon or give to any person other than Parent any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the Commitment or any provisions of this letter.

        This letter may only be enforced by Parent so long as Parent and Merger Sub are ready, willing and able to consummate the Merger.

        Nothing in this letter, express or implied, is intended to or shall confer upon any person, other than Parent, any right, benefit or remedy of any nature whatsoever under or by reason of this letter.

        This letter shall be treated as confidential and is being provided to Parent solely in connection with the Merger. This letter may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the undersigned. The foregoing notwithstanding, and without prejudice to the sixth paragraph of this letter, this letter may be provided to the Company if the Company agrees to treat this letter as confidential, except that the Company and the undersigned may disclose the existence of this letter to the extent required by law, the applicable rules of any national securities exchange or in connection with any SEC filings relating to the Merger, including the Proxy Statement, Schedule 13E-3, any Schedule 13D filings by the undersigned and any other filings with Governmental Entities.

        The parties hereto intend for the Subscription to be treated as a tax-free transaction for U.S. federal income tax purposes.

        This letter may be executed in counterparts and by facsimile. This letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the laws of another State to otherwise govern this Agreement. The parties hereto hereby (a) submit to the personal jurisdiction of Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over an action or proceeding, in the United States District Court for the District of Delaware, and (b) waive any claim of improper venue or any claim that those courts are an inconvenient forum.

        EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

[remainder of this page has been intentionally left blank]

Very truly yours,
MARQUEZ TRUST
By:	/s/ TIMOTHY M. MARQUEZ Name: Timothy M. Marquez Title: Trustee
By:	/s/ BERNADETTE MARQUEZ Name: Bernadette Marquez Title: Trustee
TIMOTHY AND BERNADETTE MARQUEZ FOUNDATION
By:	/s/ TIMOTHY M. MARQUEZ Name: Timothy M. Marquez Title: Director
By:	/s/ BERNADETTE MARQUEZ Name: Bernadette Marquez Title: Director
By:	/s/ DAVID MOKROS Name: David Mokros Title: Director

Accepted and Acknowledged:
DENVER PARENT CORPORATION
By:	/s/ TIMOTHY M. MARQUEZ Name: Timothy M. Marquez Title: Chief Executive Officer

 Schedule A

Name	Committed Shares	Total Value
Marquez Trust	28,311,192	$353,889,900
Timothy and Bernadette Marquez Foundation	1,624,186	$20,302,325

VENOCO, INC.

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by [     ], Eastern Time, on [                      ], 2012.

Vote by Internet

•                  Log on to the Internet and go to [                                 ]

•                  Follow the steps outlined on the secured website.

Vote by telephone

•               Call toll free [      ] within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•                  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  ☒

Special Meeting Proxy Card	1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote “FOR” each of the following proposals.

		FOR	AGAINST	ABSTAIN
1.

Adoption and approval of the Agreement and Plan of Merger, dated as of January 16, 2012, by and among Venoco, Inc., Denver Parent Corporation, Denver Merger Sub Corporation and Timothy M. Marquez, as described in the proxy statement.

		☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt and approve the Agreement and Plan of Merger.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof on behalf of the undersigned, provided the Company does not know, at a reasonable time before the Special Meeting, that such matters are to be presented at the meeting.

B  Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — VENOCO, INC.

SPECIAL MEETING OF STOCKHOLDERS OF VENOCO, INC.

[                             ], 2012

The undersigned hereby appoints [     ] and [     ], and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of Venoco, Inc. held of record by the undersigned on [                             ], 2012 at the Special Meeting of Stockholders to be held at [                                                  ] on [                ], 2012, or any adjournment or postponement thereof.

This proxy authorizes each of the persons named above to vote at his discretion on any other matter that may properly come before the meeting or any postponement or adjournment thereof. If this card contains no specific voting instructions, my (our) shares will be voted in accordance with the recommendation of the Board of Directors.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VENOCO, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE PROPOSAL TO ADJOURN THE SPECIAL MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER’S SPECIFICATIONS ON THE REVERSE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT OF MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the notice of special meeting of stockholders and proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [                    ], 2012: The proxy statement and proxy card are available at [www.edocumentview.com/VQ.]

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.